As filed with the Securities and Exchange Commission on 1 December 2016

Registration No. 333-214581

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANHEUSER-BUSCH INBEV SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	2082	Not Applicable
(State of Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Brouwerijplein 1

3000 Leuven, Belgium

Telephone: +32 16 27 61 11

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Augusto Lima

Anheuser-Busch InBev Services, LLC

250 Park Avenue

New York, New York 10177

Telephone: (715) 308-6164

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

George H. White

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN, United Kingdom

Telephone: +44 20 7959 8900

Approximate date of commencement of proposed sale to the public: Upon the consummation of the exchange offers described herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Finance Inc.	Delaware, United States	2082	38-3893771	250 Park Avenue, New York, New York 10177, U.S.A. Tel: +1 (212) 573-8800

Anheuser-Busch InBev Worldwide Inc.	Delaware, United States	2082	90-0427472	One Busch Place, St. Louis, Missouri 63118, U.S.A. Tel: +1 (314) 577-2000

Cobrew NV	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven, Belgium Tel: +32 16 27 61 11

Brandbrew S.A.	Luxembourg	2082	N/A	Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Luxembourg Tel: +352 26 15 96 23

Brandbev S.à r.l.	Luxembourg	2082	N/A	Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Luxembourg Tel: +352 26 15 96 23

Anheuser-Busch Companies, LLC	Delaware, United States	2082	43-1162835	One Busch Place, St. Louis, Missouri 63118, U.S.A. Tel: +1 (314) 577-2000

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this prospectus may change. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED 1 DECEMBER 2016

PROSPECTUS

Anheuser-Busch InBev Worldwide Inc.

Offers to Exchange

All Outstanding Notes of the Series Specified Below

and Solicitation of Consents to Amend the Related

SABMiller Note Documents

Early Participation Date: 5:00 p.m., New York City Time,

29 November 2016, unless extended

Expiration Date: 11:59 p.m., New York City Time,

13 December 2016, unless extended

We are offering to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the following series issued by SABMiller Limited (formerly SABMiller plc), SABMiller Holdings Inc., or FBG Finance Pty Ltd (formerly FBG Finance Limited) (together, the “SABMiller Issuers”), for notes to be issued by Anheuser-Busch InBev Worldwide Inc. (“ABIWW”) and fully and unconditionally guaranteed by each of Anheuser-Busch InBev SA/NV, Anheuser-Busch InBev Finance Inc., Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A. and Cobrew NV, as described in, and for the consideration summarized in, the table below.

Aggregate Principal Amount (mm)	Title of Series of Notes Issued by the SABMiller Issuers to be Exchanged (collectively, the “SABMiller Notes”)	Issuer	Guarantor	CUSIP/ISIN No.	Title of Series of Notes to be Issued by ABIWW (collectively, the “AB InBev Notes”)(2)	Exchange Consideration(1)		Early Participation Premium(1)	Total Consideration(1)(3)
						AB InBev Notes (principal amount)(2)	Cash	AB InBev Notes (principal amount)(2)	AB InBev Notes (principal amount)(2)	Cash
$700	6.50% Notes due 2018	SABMiller Limited	N/A	G77395 AF1 78572M AF2 USG77395AF14 US78572MAF23	6.500% Notes due 2018	$970	$1.00	$30	$1,000	$1.00

$750	2.200% Fixed Rate Notes due 2018	SABMiller Holdings Inc.	SABMiller Limited	78573A AE0 U7787R AF8 US78573AAE01 USU7787RAF83	2.200% Notes due 2018	$970	$1.00	$30	$1,000	$1.00

$350	Floating Rate Notes due 2018	SABMiller Holdings Inc.	SABMiller Limited	78573A AG5 U7787R AG6 US78573AAG58 USU7787RAG66	Floating Rate Notes due 2018	$970	$1.00	$30	$1,000	$1.00

$2,500	3.750% Notes due 2022	SABMiller Holdings Inc.	SABMiller Limited	78573A AA8 U7787R AA9 US78573AAA88 USU7787RAA96	3.750% Notes due 2022	$970	$1.00	$30	$1,000	$1.00

Aggregate Principal Amount (mm)	Title of Series of Notes Issued by the SABMiller Issuers to be Exchanged (collectively, the “SABMiller Notes”)	Issuer	Guarantor	CUSIP/ISIN No.	Title of Series of Notes to be Issued by ABIWW (collectively, the “AB InBev Notes”)(2)	Exchange Consideration(1)		Early Participation Premium(1)	Total Consideration(1)(3)
						AB InBev Notes (principal amount)(2)	Cash	AB InBev Notes (principal amount)(2)	AB InBev Notes (principal amount)(2)	Cash
$300	6.625% Guaranteed Notes due August 2033	SABMiller Limited	SABMiller Holdings Inc.(4)	78572M AA3 G77395 AA2 US78572MAA36 USG77395AA27	6.625% Notes due 2033	$970	$1.00	$30	$1,000	$1.00

$300	5.875% Notes due 2035	FBG Finance Pty Ltd (formerly FBG Finance Limited)	Foster’s Group Pty Ltd (formerly Foster’s Group Limited)	Q3748T AC3 30239X AD9 USQ3748TAC38 US30239XAD93	5.875% Notes due 2035	$970	$1.00	$30	$1,000	$1.00

$1,500	4.950% Notes due 2042	SABMiller Holdings Inc.	SABMiller Limited	78573A AC4 U7787R AC5 US78573AAC45 USU7787RAC52	4.950% Notes due 2042	$970	$1.00	$30	$1,000	$1.00

(1)	Consideration per $1,000 principal amount of SABMiller Notes validly tendered and accepted for exchange.
(2)	The term “AB InBev Notes” in this column refers, in each case, to the series of AB InBev Notes corresponding to the series of SABMiller Notes of like tenor and coupon.
(3)	Includes the Early Participation Premium for SABMiller Notes validly tendered prior to the Early Participation Date described below and not validly withdrawn.
(4)	SABMiller Holdings Inc. is a limited guarantor of the 6.625% Guaranteed Notes due August 2033 as to certain additional tax withholding amounts.

In exchange for each $1,000 principal amount of SABMiller Notes that is validly tendered prior to 5:00 p.m., New York City time, on 29 November 2016 (the “Early Participation Date”) and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of AB InBev Notes and a cash amount of $1.00.

The Total Consideration includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of AB InBev Notes.

In exchange for $1,000 principal amount of SABMiller Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date (as defined below) and not validly withdrawn, holders will receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of AB InBev Notes and a cash amount of $1.00.

Each AB InBev Note issued in exchange for an SABMiller Note will have an interest rate and maturity that is identical to the interest rate and maturity of the tendered SABMiller Note, as well as identical interest payment dates and optional redemption prices (subject to certain technical changes to ensure, as applicable, the fall-back calculations of LIBOR (as defined below) and the treasury rate are consistent with the methods used in AB InBev’s recently issued public indebtedness). No accrued but unpaid interest will be paid on the SABMiller Notes in connection with the exchange offers. However, interest on the applicable AB InBev Note will accrue from and including the most recent interest payment date of the tendered SABMiller Note. Subject to the minimum denominations as described herein, the principal amount of each AB InBev Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and we will pay cash equal to the remaining portion, if any, of the exchange price of such SABMiller Note. The exchange offers will expire at 11:59 p.m., New York City time, on 13 December 2016, unless extended (the “Expiration Date”). You may withdraw tendered SABMiller Notes at any time prior to the Expiration Date. As of the date of this prospectus, there was $6,400,000,000 aggregate principal amount of outstanding SABMiller Notes.

Concurrently with the exchange offers, we are also soliciting consents from each holder of the SABMiller Notes, on behalf of SABMiller and upon the terms and conditions set forth in this prospectus, to certain proposed amendments (the “proposed amendments”) to each series of SABMiller Notes, currently governed by, as applicable (collectively, the “SABMiller Note Documents”):

•	a Fiscal and Paying Agency Agreement, dated as of 17 July 2008 (the “2018 6.50% Notes Fiscal and Paying Agency Agreement”), among SABMiller Limited as issuer and The Bank of New York Mellon as fiscal agent and London paying agent, and as principal paying agent, registrar and transfer agent (the “Fiscal and Paying Agent”) together with the terms and conditions of the notes issued thereunder (the “2018 6.50% Note Document”, and the notes issued thereunder, the “SABMiller 2018 6.50% Notes”);

•	a Fixed Rate Fiscal and Paying Agency Agreement, dated as of 13 August 2013 (the “2018 Fixed Rate Notes Fiscal and Paying Agency Agreement”), among SABMiller Holdings Inc. as issuer, SABMiller Limited as guarantor and the Fiscal and Paying Agent together with the terms and conditions of the notes and guarantees issued thereunder (the “2018 Fixed Rate Note Document”, and the notes issued thereunder, the “SABMiller 2018 Fixed Rate Notes”);

•	a Floating Rate Fiscal and Paying Agency Agreement, dated as of 13 August 2013 (the “2018 Floating Rate Notes Fiscal and Paying Agency Agreement”), among SABMiller Holdings Inc. as issuer, SABMiller Limited as guarantor and the Fiscal and Paying Agent together with the terms and conditions of the notes and guarantees issued thereunder (the “2018 Floating Rate Note Document”, and the notes issued thereunder, the “SABMiller 2018 Floating Rate Notes”);

•	a Fiscal and Paying Agency Agreement, dated as of 17 January 2012 (the “2022 Notes Fiscal and Paying Agency Agreement”), among SABMiller Holdings Inc. as issuer, SABMiller Limited as guarantor and the Fiscal and Paying Agent together with the terms and conditions of the notes and guarantees issued thereunder (the “2022 Note Document”, and the notes issued thereunder, the “SABMiller 2022 Notes”);

•	a Fiscal and Paying Agency Agreement, dated as of 13 August 2003 (the “2033 Notes Fiscal and Paying Agency Agreement”), among SABMiller Limited as issuer, SABMiller Holdings Inc. as US Guarantor and the Fiscal and Paying Agent together with the terms and conditions of the notes and guarantees issued thereunder (as supplemented by the Supplemental 2033 Fiscal and Paying Agency Agreement dated as of 26 May 2004, the Second Supplemental 2033 Fiscal and Paying Agency Agreement dated as of 28 March 2008, the Third Supplemental 2033 Fiscal and Paying Agency Agreement dated as of 30 June 2008, the Fourth Supplemental 2033 Fiscal and Paying Agency Agreement dated as of 1 July 2008, the Fifth Supplemental 2033 Fiscal and Paying Agency Agreement dated as of 10 September 2010, the Sixth Supplemental 2033 Fiscal and Paying Agency Agreement dated as of 4 August 2016 and the Seventh Supplemental 2033 Fiscal and Paying Agency Agreement dated as of 12 August 2016, as amended or supplemented, the “2033 Note Document”, and the notes issued thereunder the “SABMiller 2033 Notes”);

•	an Indenture, dated as of 28 June 2005, among FBG Finance Pty Ltd (formerly FBG Finance Limited) as issuer, and Foster’s Group Pty Ltd (formerly Fosters Group Limited) as guarantor, and Deutsche Bank Trust Company Americas as trustee (together with the Fiscal and Paying Agent and the 2033 Notes Fiscal and Paying Agent, the “SABMiller Notes Agents and Trustees”) (the “Fosters Indenture,” and the notes issued thereunder, the “Fosters Notes”); and

•	a Fiscal and Paying Agency Agreement, dated as of 17 January 2012 (the “2042 Notes Fiscal and Paying Agency Agreement”), among SABMiller Holdings Inc. as issuer, SABMiller Limited as guarantor and the Fiscal and Paying Agent together with the terms and conditions of the notes and guarantees issued thereunder (the “2042 Note Document”, and the notes issued thereunder, the “SABMiller 2042 Notes”; the 2042 Note Document together with the 2018 6.50% Note Document, the 2018 Fixed Rate Note Document, the 2018 Floating Rate Document, the 2022 Note Document, the 2033 Note Document and the Fosters Indenture being referred to as the “SABMiller Notes Documents”).

The proposed amendments will be effected as to each series of SABMiller Notes pursuant to, as applicable, a fiscal and paying agency agreement or a supplemental indenture (collectively, the “SABMiller Amendment Documents”). The form of each SABMiller Amendment Document is filed as an exhibit to the registration statement of which this prospectus forms a part.

You may not consent to the proposed amendments to the relevant SABMiller Note Document without tendering your SABMiller Notes in the appropriate exchange offer and you may not tender your SABMiller Notes for exchange without consenting to the applicable proposed amendments. By tendering your SABMiller Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable SABMiller Note Document under which those SABMiller Notes were issued with respect to that specific series, as further described under “The Proposed Amendments.” You may revoke your consent at any time prior to the Expiration Date by withdrawing the SABMiller Notes you have tendered.

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or waiver, where permitted, of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations”, including, among other things, the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of all series of SABMiller Notes, which, for the avoidance of doubt, shall include the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of the SABMiller Notes (the “Requisite Consents”). We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

We plan to issue the AB InBev Notes promptly on or about the third business day following the Expiration Date (the “Settlement Date”). The following series of SABMiller Notes are currently listed on the Irish Stock Exchange (the “ISE”): (i) the SABMiller 2018 Fixed Rate Notes, (ii) the SABMiller 2018 Floating Rate Notes, (iii) the SABMiller 2022 Notes, and (iv) the SABMiller 2042 Notes (collectively, the “ISE-Listed SABMiller Notes”). The following series of notes are currently listed on the London Stock Exchange (the “LSE”): (i) the SABMiller 2018 6.50% Notes and (ii) the SABMiller 2033 Notes (collectively, the “LSE-Listed SABMiller Notes”, and together with the ISE-Listed SABMiller Notes, the “Listed SABMiller Notes”). The Fosters Notes are unlisted. We may delist any Listed SABMiller Notes following the Settlement Date and/or relist such SABMiller Notes on a different exchange, in our sole discretion. We intend to list the AB InBev Notes on the New York Stock Exchange (the “NYSE”). We expect trading in the AB InBev Notes to begin within 30 days of the Settlement Date.

This investment involves risks. Prior to participating in any of the exchange offers and consenting to the proposed amendments, please see the section entitled “Risk Factors” beginning on page 21 of this prospectus for a discussion of the risks that you should consider. Additionally, see the “Risk Factors” in our 2015 Annual Report on Form 20-F for the fiscal year ended 31 December 2015, which are incorporated by reference herein, to read about factors you should consider before investing in the AB InBev Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of AB InBev, SABMiller, the exchange agent, the information agent, the SABMiller Notes Agents and Trustees, the trustee under the indenture governing the AB InBev Notes or the dealer managers makes any recommendation as to whether holders of SABMiller Notes should exchange their notes in the exchange offers or deliver consents to the proposed amendments to the SABMiller Note Documents.

Any offer of the AB InBev Notes made to holders of the SABMiller Notes which are located or resident in any Member State of the European Economic Area which has implemented Directive 2003/71/EC, as amended (the “Prospectus Directive”) will be addressed to holders which are qualified investors as defined in the Prospectus Directive.

The dealer managers for the exchange offers and solicitation agents for the consent solicitations for the SABMiller Notes are:

BofA Merrill Lynch	Citigroup	Deutsche Bank Securities

The date of this prospectus is                      2016.

i

ABOUT THIS PROSPECTUS

In this prospectus, references to “AB InBev” are to Anheuser-Busch InBev SA/NV, a Belgian public limited liability company (société anonyme/naamloze vennootschap). References to “we”, “us”, “our” and the “AB InBev Group” are, unless the context otherwise requires, to AB InBev and the group of companies owned and/or controlled by AB InBev, including the obligors under the SABMiller Notes. References to “SABMiller” are to SABMiller Limited (formerly SABMiller plc) or SABMiller Limited and the group of companies owned and/or controlled by SABMiller Limited, in each case immediately prior to the completion of the Transaction on 10 October 2016, as the context requires.

References to “former AB InBev” and references to “AB InBev”, “we”, “us”, “our” and the “AB InBev Group” that specifically relate to periods prior to 10 October 2016, are to Anheuser-Busch InBev SA/NV or Anheuser-Busch InBev SA/NV and the group of companies owned and/or controlled by Anheuser-Busch InBev SA/NV, as the context requires, prior to the completion of the Transaction (as defined below) on 10 October 2016.

Further, in this prospectus, references to:

•	“Parent Guarantor” are to AB InBev;

•	“Issuer” are to Anheuser-Busch InBev Worldwide Inc.;

•	“Subsidiary Guarantors” are to Anheuser-Busch InBev Finance Inc., Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A. and Cobrew NV;

•	“Guarantors” are to the Parent Guarantor and the Subsidiary Guarantors; and

•	the “Transaction” are to the business combination between SABMiller Limited (formerly SABMiller plc) and AB InBev, which completed on 10 October 2016.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and the dealer managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”). Prior to making any decision with respect to the exchange offers and consent solicitations, you should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

References in this prospectus to “$”, “US$”, “USD” and “U.S. dollars” are to the lawful currency of the United States of America. References to “€” or “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. References to “GAAP” mean generally accepted accounting principles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

There are statements in this prospectus and the documents incorporated by reference herein, such as statements that include the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “anticipate”, “estimate”, “project”, “may”, “might”, “could”, “believe”, “expect”, “plan”, “potential” or similar expressions that are forward-looking statements. These statements are subject to certain risks and uncertainties. Actual results may differ materially from those suggested by these statements due to, among others, the risks or uncertainties listed below.

These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the risks and uncertainties detailed in AB InBev’s periodic public filings with the SEC, including those discussed under the sections entitled “Risk Factors” in AB InBev’s Annual Report on Form 20-F for the fiscal year ended 31 December 2015 as well as factors contained or incorporated by reference into such documents and in subsequent filings by AB InBev with the SEC.

Subject to its obligations under applicable law in relation to disclosure and ongoing information, AB InBev disclaims any intent or obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

AB InBev files annual and current reports and other information with the SEC. You may read and copy any document that AB InBev files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. SEC filings are also available to the public at the SEC’s website at www.sec.gov. Any other information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement and constitutes a prospectus of AB InBev. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may inspect and copy the registration statement at any of the addresses listed above. The SEC allows AB InBev to “incorporate by reference” information into this prospectus. This means AB InBev can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is considered a part of this prospectus, except for any information superseded by information in this prospectus. In addition, any later information that AB InBev files with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that AB InBev has previously filed with the SEC. These documents contain important information, including about AB InBev.

You should rely only on the information contained in this prospectus or that we have referred to you. AB InBev has not authorized anyone to provide you with any additional information. This prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this prospectus is accurate as of any date other than such date.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until we complete the exchange offers and consent solicitations (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Annual Report on Form 20-F for the fiscal year ended 31 December 2015, which was filed with the SEC on 14 March 2016;

2.	Registration Statement on Form F-4, which was filed with the SEC on 26 August 2016, including the consolidated financial statements of SABMiller Limited (formerly SABMiller plc) as of 31 March 2016 and 2015 and for the years ended 31 March 2016, 2015 and 2014 (excluding the sections entitled “Risk Factors”, “Selected Unaudited Pro Forma Financial Data”, “Material Tax Consequences of the Transaction”, “Unaudited Pro Forma Condensed Combined Financial Information” and “Where You Can Find More Information” therein and all exhibits thereto); and

3.	Current Reports on Form 6-K filed with the SEC on each of the following dates:

•	29 March 2016, regarding the pricing of EUR 13.25 billion aggregate principal amount of AB InBev’s senior unsecured notes issued under its Euro Medium Term Note Programme;

•	4 April 2016, regarding the partial cancellation of committed facilities available under the 2015 Senior Facilities Agreement (as defined below);

•	12 April 2016, regarding the extension of the shareholders’ agreement among BRC S.à R.L., Eugénie Patri Sébastian S.A., EPS Participations S.à R.L., Rayvax Société d’Investissements S.A. and the Stichting Anheuser-Busch InBev;

•	14 April 2016, regarding the agreed approach between the South African government and AB InBev on public interest commitments in relation to the Transaction;

•	19 April 2016, regarding AB InBev’s acceptance of the binding offer by Asahi Group Holdings, Ltd. to acquire part of SABMiller’s European business;

•	27 April 2016, regarding dividend payments by AB InBev;

•	29 April 2016, regarding AB InBev’s announcement that it had submitted an updated package of commitments to the European Commission in relation to EU regulatory considerations;

•	4 May 2016, containing AB InBev’s unaudited interim report for the three-month period ended 31 March 2016;

•	13 May 2016, regarding AB InBev’s agreement with Ambev S.A. (“Ambev”) to exchange certain Ambev and SABMiller businesses in Latin America;

•	24 May 2016, regarding receipt of the European Commission’s approval of the Transaction;

•	25 May 2016, regarding the receipt of the South African Reserve Bank’s exchange control approval in relation to the Transaction;

•	31 May 2016, regarding the recommendation of the Competition Commission of South Africa to the Competition Tribunal of South Africa that the Transaction be approved with conditions;

•	2 June 2016, regarding the results of AB InBev’s consent solicitation regarding certain notes outstanding under its Euro Medium Term Notes Programme;

•	30 June 2016, regarding the receipt of the Competition Tribunal of South Africa’s approval of the Transaction;

•	20 July 2016, regarding the receipt of the approval of the Transaction by the U.S. Department of Justice;

•	26 July 2016, regarding the announcement by AB InBev pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (the “July Rule 2.7 Announcement”) on the revised and final offer for SABMiller by AB InBev;

•	29 July 2016, regarding the receipt of the approval of the Transaction by China’s Ministry of Commerce;

•	29 July 2016, regarding the announcement by SABMiller that its board of directors intends to recommend the revised and final terms of the Transaction as announced by AB InBev in the July Rule 2.7 Announcement;

•	29 July 2016, containing AB InBev’s unaudited interim report for the six months ended 30 June 2016 and certain Transaction related documents;

•	4 August 2016, regarding the intended structure and leadership of the combined group following completion of the Transaction;

•	8 August 2016, regarding a supplemental irrevocable undertaking from BEVCO Ltd., dated as of 5 August 2016, to the irrevocable undertaking from BEVCO Ltd., in connection with the Transaction dated as of 11 November 2015, and the irrevocable undertaking from Deutsche Bank AG, London Branch, dated as of 5 August 2016;

•	22 August 2016, regarding SABMiller’s update on the acquisition of SABMiller by Newbelco through a UK law court-sanctioned scheme of arrangement (the “UK Scheme”);

•	23 August 2016, regarding the result of the SABMiller UK court directions hearing relating to the UK Scheme;

•	10 October 2016, regarding completion of the Transaction;

•	11 October 2016, regarding the closing and results of the voluntary cash takeover offer made by AB InBev pursuant to the offer made by AB InBev pursuant to the Belgian Law of 1 April 2007 on public takeover bids and the Belgian Royal Decree of 27 April 2007 on public takeover bids for all of the initial shares of Newbelco SA/NV (“Newbelco”) to be issued to the SABMiller shareholders pursuant to the UK Scheme, the appointment of restricted Newbelco share directors, the completion of the merger of AB InBev into Newbelco through a merger by absorption of AB InBev under the Belgian Law of 7 May 1999 and the listing of new ordinary shares;

•	11 October 2016, regarding the completion of the CR Snow Divestiture (as defined below), the divestiture of SABMiller’s Peroni, Grolsch and Meantime brand families and their associated business (excluding certain rights in the U.S.) and the completion of the MillerCoors Divestiture (as defined below) and containing the Articles of Association of Anheuser-Busch InBev SA/NV; and

•	19 October 2016, regarding disclosure of holding of AB InBev shares by the Stichting Anheuser-Busch InBev and persons acting in concert therewith made according to the requirements of the Belgian Law of 2 May 2007, disclosure of holding of AB InBev shares by Altria Group, Inc. made according to the requirements of the Belgian Law of 2 May 2007, disclosure of holding of AB InBev shares by Bevco Lux Sàrl and related companies made according to the requirements of the Belgian Law of 2 May 2007, and regarding Anheuser-Busch InBev’s statement on Coca-Cola Beverages Africa;

•	28 October 2016, containing AB InBev’s unaudited interim report for the nine-month period ended 30 September 2016; and

•	14 November 2016, containing the unaudited pro forma condensed combined financial information of the AB InBev Group.

To the extent this prospectus, or the documents or information incorporated by reference into this prospectus, contains references to the Internet website of AB InBev, the information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

Documents incorporated by reference are available from the SEC as described above or from us without charge, or from the information agent, excluding exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. The information agent may be contacted at the address set forth on the back cover of this prospectus. You may request a copy of this prospectus and any of the documents incorporated by reference into this prospectus or other information concerning AB InBev, without charge, upon written or oral request. You should direct your requests to Anheuser-Busch InBev SA/NV, Brouwerijplein 1, 3000 Leuven, Belgium (telephone: +32 (0)1 627 6111).

v

To receive timely delivery of the documents prior to the Early Participation Date, you should make your request no later than 22 November 2016. To receive timely delivery of the documents prior to the Expiration Date, you should make your request no later than 7 December 2016.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement concerning the contents of any contract or other document filed as an exhibit to the registration statement is not necessarily complete. With respect to each contract or other document filed as an exhibit to the registration statement, you are referred to that exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the exchange offers and consent solicitations. You should carefully read this entire prospectus, including the section entitled “Risk Factors”. Additionally, see the section entitled “Risk Factors” in our 2015 Annual Report on Form 20-F for the fiscal year ended 31 December 2015 as well as the information incorporated by reference in this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.”

AB InBev

The AB InBev Group is the world’s largest brewer by volume and one of the world’s top five consumer products companies. The AB InBev Group’s revenue, EBITDA, as defined, and beverage volumes for the year ended 31 December 2015 were USD 43,604 million, USD 17,057 million and 457 million hl, respectively, and for the six months ended 30 June 2016 were USD 20,206 million, USD 7,334 million and 220 million hl, respectively. As of 30 June 2016, the AB InBev Group’s total assets were USD 191,129 million. These historical figures have not been adjusted to give effect to the Transaction, which completed on 10 October 2016. As a consumer-centric, sales-driven group, the AB InBev Group produces, markets, distributes and sells a strong, balanced portfolio of well over 400 beer and other malt beverage brands. These include brands with significant international distribution, such as Budweiser, Corona (except in the United States), Stella Artois, Beck’s, Leffe, Hoegaarden, Castle Lager (except in the United States), Castle Lite (except in the United States), and Redd’s (except in the United States); and brands primarily distributed to local markets such as Bud Light and Michelob Ultra in the United States, Corona Light, Modelo Especial, Modelo Light, Negra Modelo, Victoria and Pacifico in Mexico, Skol, Brahma and Antarctica in Brazil, Quilmes in Argentina, Jupiler in Belgium and the Netherlands, Franziskaner in Germany, Klinskoye and Sibirskaya Korona in Russia, Chernigivske in Ukraine, Harbin and Sedrin in China, Cass in South Korea, Carling Black Label and Hansa Pilsener in South Africa, Aguila and Poker in Colombia, Hero in Nigeria, Cristal and Pilsen Callao in Peru, Victoria Bitter and Carlton Draught in Australia and Safari and Kilimanjaro in Tanzania. The Group also produces and distributes soft drinks, particularly in Central and South America and Africa, and other near beer products, such as Lime-A-Rita and other Rita family products in the United States and Mexico, and MixxTail in China, Argentina and other countries. Prior to completion of the Transaction and as of 31 December 2015, the AB InBev Group employed more than 200,000 people, with operations in 26 countries around the world.

AB InBev is a publicly traded company, listed on Euronext Brussels, with secondary listings on the Bolsa Mexicana de Valores and the Johannesburg Stock Exchange. AB InBev American Depositary Shares representing rights to receive AB InBev ordinary shares are listed and trade on the New York Stock Exchange (“NYSE”) under the symbol BUD.

AB InBev was incorporated on 3 March 2016 for an unlimited duration under the laws of Belgium under the original name Newbelco SA/NV, and is the successor entity to Anheuser-Busch InBev SA/NV, which was incorporated on 2 August 1977 for an unlimited duration under the laws of Belgium under the original name BEMES. It has the legal form of a public limited liability company (société anonyme/naamloze vennootschap). Its registered office is located at Grand’Place/Grote Markt 1, 1000 Brussels, Belgium, and it is registered with the Register of Legal Entities of Brussels under the number 0417.497.106. The AB InBev Group’s global headquarters are located at Brouwerijplein 1, 3000 Leuven, Belgium (tel.: +32 16 27 61 11).

Questions and Answers about the Exchange Offers and Consent Solicitations

Q:	Why is the AB InBev Group making the exchange offers and consent solicitations?

A:	The AB InBev Group is conducting the exchange offers to give existing holders of SABMiller Notes, which have not been registered with the SEC, the option to obtain SEC-registered securities issued by

Anheuser-Busch InBev Worldwide Inc., which will be pari passu with our other unsecured and unsubordinated debt securities, to simplify its capital structure, and to centralize AB InBev’s reporting obligations under our various debt instruments. The AB InBev Group is conducting the consent solicitations to (1) eliminate substantially all of the restrictive covenants in the SABMiller Notes Documents and (2) eliminate certain Events of Default due to (a) the acceleration of certain other indebtedness and (b) certain decrees or judgments being entered against members of the AB InBev Group or their assets. Completion of the exchange offers and consent solicitations is expected to ease administration of AB InBev’s indebtedness.

Concurrently with the exchange offers, the AB InBev Group is also conducting a consent solicitation process and an exchange offer process (the “foreign liability management processes”) with respect to a series of English law governed debt securities issued by SABMiller Holdings Inc. and a series of Australian law governed debt securities issued by FBG Treasury (Aust.) Pty Ltd (an affiliate of SABMiller), respectively. Each series is guaranteed by SABMiller Limited. The foreign liability management processes are each only open to any holder of the applicable securities that can make certain representations, including that it is not located in the United States and it is not participating from the United States or it is acting on a non-discretionary basis for a principal that is located outside the United States and that is not giving an order to participate from the United States. Holders that hold any such securities that cannot make the required representations may not participate in the applicable foreign liability management process. Any securities issued under the foreign liability management processes will not be registered with the SEC and may not be offered or sold in the United States or for the account or benefit of U.S. persons absent such registration or an applicable exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”).

Q:	What will I receive if I tender my SABMiller Notes in the exchange offers and consent solicitations?

A:	Subject to the conditions described in this prospectus, each SABMiller Note that is validly tendered prior to 11:59 p.m., New York City time, on the Expiration Date, and not validly withdrawn (and subject to the applicable minimum denominations), will be eligible to receive an AB InBev Note of the applicable series (as designated in the table below), which will accrue interest at the same annual interest rate, have the same interest payment dates, same optional redemption prices (subject to certain technical changes to ensure, as applicable, the fall-back calculations of LIBOR (as defined below) and the treasury rate are consistent with the methods used in AB InBev’s recently issued public indebtedness) and same maturity date as the SABMiller Note for which it was exchanged.

In exchange for each $1,000 principal amount of SABMiller Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive the Total Consideration, which consists of $1,000 principal amount of AB InBev Notes (as described above) and a cash amount of $1.00, and includes the Early Participation Premium, which consists of $30 principal amount of AB InBev Notes. In exchange for each $1,000 principal amount of SABMiller Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which consists of $970 principal amount of AB InBev Notes and a cash amount of $1.00. Any holder, not being a qualified investor, that does not agree to acquire such amount will not be able to participate in the exchange offers.

The AB InBev Notes will be issued under and governed by the terms of our indenture (the “Indenture”) to be entered into on the Settlement Date by Anheuser-Busch InBev Worldwide Inc. (“ABIWW”), as issuer, AB InBev, as parent guarantor, Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV and Anheuser-Busch InBev Finance Inc., as subsidiary guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), described under “Description of the AB InBev Notes and Guarantees.”

The AB InBev Notes will be issued only in minimum denominations of $1,000 and whole multiples of $1,000 thereafter. See “Description of the AB InBev Notes and Guarantees—General.” We will not accept tenders of SABMiller Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AB InBev Notes below the applicable minimum denomination. If the Issuer would be required to issue an AB InBev Note in a denomination other than $1,000 or a whole multiple of $1,000 above such minimum denomination, the Issuer will, in lieu of such issuance:

•	issue an AB InBev Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination; and pay a cash amount equal to the difference between (i) the principal amount of the AB InBev Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the AB InBev Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount of such SABMiller Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by The Depository Trust Company (“DTC”) to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will the AB InBev Group be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

Except as otherwise set forth above, instead of receiving a payment for accrued but unpaid interest on SABMiller Notes that you exchange, the AB InBev Notes you receive in exchange for those SABMiller Notes will accrue interest from (and including) the most recent interest payment date on those SABMiller Notes. No accrued but unpaid interest will be paid with respect to SABMiller Notes tendered for exchange.

You may not consent to the proposed amendments to the relevant SABMiller Note Document without tendering your SABMiller Notes in the appropriate exchange offer and you may not tender your SABMiller Notes for exchange without consenting to the applicable proposed amendments. By tendering your SABMiller Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable SABMiller Note Document under which those notes were issued with respect to that specific series, as further described under “The Proposed Amendments.” You may revoke your consent at any time prior to the Expiration Date by withdrawing the SABMiller Notes you have tendered.

Title of Series of Notes Issued by the SABMiller Issuers to be Exchanged (collectively, the “SABMiller Notes”)	Title of Series of Notes to be Issued by ABIWW (collectively, the “AB InBev Notes”)
6.50% Notes due 2018	6.500% Notes due 2018
2.200% Fixed Rate Notes due 2018	2.200% Notes due 2018
Floating Rate Notes due 2018	Floating Rate Notes due 2018
3.750% Notes due 2022	3.750% Notes due 2022
6.625% Guaranteed Notes due 2033	6.625% Notes due 2033
5.875% Notes due 2035	5.875% Notes due 2035
4.950% Notes due 2042	4.950% Notes due 2042

Q:	What are the proposed amendments to the SABMiller Notes Documents?

A:	The proposed amendments will (1) eliminate substantially all of the restrictive covenants in the SABMiller Notes Documents and (2) eliminate certain Events of Default due to (a) the acceleration of certain other indebtedness and (b) certain decrees or judgments being entered against members of the AB InBev Group or their assets.

All of the sections or provisions listed below under the SABMiller Note Documents for the SABMiller Notes will be deleted (or modified as indicated) (references to “Issuer”, “Guarantor” or “Principal Subsidiary” have the meanings given to them in the respective Note Document):

•	Section 6(f) of the 2018 Fixed Rate Fiscal and Paying Agency Agreement, Section 6(f) of the 2018 Floating Rate Notes Fiscal and Paying Agency Agreement, Section 6(f) of the 2022 Notes Fiscal and Paying Agency Agreement and Section 6(f) of 2042 Notes Fiscal and Paying Agency Agreement—removing references to filing notices of redemption in the Companies Announcement Office of the Irish Stock Exchange;

•	Section 13 of the 2018 6.50% Notes Fiscal and Paying Agency Agreement, Section 14 of the 2018 Fixed Rate Notes Fiscal and Paying Agency Agreement, Section 14 of the 2018 Floating Rate Notes Fiscal and Paying Agency Agreement, Section 13 of the 2022 Notes Fiscal and Paying Agency Agreement, Section 13 of the 2033 Notes Fiscal and Paying Agency Agreement and Section 13 of the 2042 Notes Fiscal and Paying Agency Agreement—Notices;

•	Section 14 of the 6.50% Notes Fiscal and Paying Agency Agreement, Section 15 of the 2018 Fixed Rate Notes Fiscal and Paying Agency Agreement, Section 15 of the 2018 Floating Rate Notes Fiscal and Paying Agency Agreement, Section 14 of the 2022 Notes Fiscal and Paying Agency Agreement, Section 14 of the 2033 Notes Fiscal and Paying Agency Agreement and Section 14 of the 2042 Notes Fiscal and Paying Agency Agreement—Purchases of Notes by the Issuer and the Guarantor (if applicable);

•	Section 2(d) of the terms and conditions of the 2018 6.50% Notes Fiscal and Paying Agency Agreement, Section 2(d) of the terms and conditions of the 2018 Fixed Rate Notes Fiscal and Paying Agency Agreement, Section 2(d) of the terms and conditions of the 2018 Floating Rate Note Document, Section 2(d) of the terms and conditions of the 2022 Note Document, Section 2(d) of the terms and conditions of the 2033 Note Document and Section 2(d) of the terms and conditions of the 2042 Note Document—removal of references to maintaining an office or agency for the payment of principal and interest in London so long as the Notes are admitted to trading on either the Irish Stock Exchange or the London Stock Exchange, as applicable;

•	Section 4(c) of the terms and conditions of the 2018 6.50% Note Document, Section 4(c) of the terms and conditions of the 2018 Fixed Rate Note Document, Section 4(c) of the terms and conditions of the 2018 Floating Rate Note Document, Section 4(c) of the terms and conditions of the 2022 Note Document and Section 4(c) of the terms and conditions of the 2042 Note Document—Change of Control and Ratings Decline;

•

Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2018 6.50% Note Document, Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2018 Fixed Rate Note Document, Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2018 Floating Rate Note Document, Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2022 Note Document, Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2033 Note Document, Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2033 Note Document, Sections 501(5) and 501(11) of the Fosters Indenture and Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2042 Note Document—Events of Default (only as to the deletion of (1) the cross-acceleration triggered by the acceleration of any indebtedness, other than the relevant notes, of the Issuer or the Guarantor or any Principal Subsidiary, the principal amount of which aggregates to $125 million or more or, in the case of the Fosters Indenture, $20 million or more and (2) a decree or judgment is entered by a court of competent jurisdiction in respect of a levy, enforcement or attachment on or against any part of the property, assets or revenues of the Issuer or the Guarantor or any Principal Subsidiary which leads to an obligation that exceeds $125 million or, in the case of the Fosters Indenture, $20 million, that is not discharged or stayed within 90 days);

•	Section 6(a) of the terms and conditions of the 2018 6.50% Note Document, Section 6(a) of the terms and conditions of the 2018 Fixed Rate Note Document, Section 6(a) of the terms and conditions of the 2018 Floating Rate Note Document, Section 6(a) of the terms and conditions of the 2022 Note Document, Section 6(a) of the terms and conditions of the 2033 Note Document, Section 801 of the Fosters Indenture and Section 6(a) of the terms and conditions of the 2042 Note Document—Merger, Consolidation, and Sale of Assets (modified to (i) remove any restrictions on the Issuer’s or Guarantor’s selling, assigning, leasing, conveying or otherwise disposing of all or substantially all of its properties or assets in one or more transactions and (ii) require only, as a condition to consolidate or merge with or into another Person (as defined in the applicable Note Document), that the Person formed by or surviving a consolidation or merger (if other than the Issuer or the Guarantor, as applicable) assumes all the obligations of the Issuer or Guarantor, as applicable pursuant to a supplemental indenture in the form reasonably satisfactory to the relevant fiscal agent or trustee);

•	Section 6(b) of the terms and conditions of the 2018 6.50% Note Document, Section 6(c) of the terms and conditions of the 2018 Fixed Rate Note Document, Section 6(c) of the terms and conditions of the 2018 Floating Rate Note Document, Section 6(c) of the terms and conditions of the 2022 Note Document, Section 6(b) of the terms and conditions of the 2033 Note Document, Section 1008 of the Fosters Indenture and Sections 6(c) and 5(b)(vi) of the terms and conditions of the 2042 Note Document—Limitation on Liens;

•	Section 6(c) of the terms and conditions of the 2018 6.50% Fiscal and Paying Agency Agreement, Section 6(d) of the terms and conditions of the 2.200% Notes due 2018 Fiscal and Paying Agency Agreement, Section 6(d) of the terms and conditions of the Floating Rate Notes due 2018 Fiscal and Paying Agency Agreement, Section 6(d) of the terms and conditions of the 3.750% Notes due 2022 Fiscal and Paying Agency Agreement, Section 6(c) of the terms and conditions of the 6.625% Notes due 2033 Fiscal and Paying Agency Agreement, Section 1009 of the Fosters Indenture and Section 6(d) of the terms and conditions of the 4.950% Notes due 2042 Fiscal and Paying Agency Agreement—Limitation on Sale and Leaseback Transactions;

•	Section 6(d) of the terms and conditions of the 2018 6.50% Note Document, Section 6(e) of the terms and conditions of the 2018 Fixed Rate Note Document, Section 6(e) of the terms and conditions of the 2018 Floating Rate Note Document, Section 6(e) of the terms and conditions of the 2022 Note Document, Section 6(d) of the terms and conditions of the 2033 Note Document and Section 6(e) of the terms and conditions of the 2042 Note Document—Definition of Certain Terms (deletion of all definitions except those of “Lien” and “Subsidiary”);

•	Section 6(f) of the terms and conditions of the 2033 Note Document (covenant that the Issuer shall take commercially reasonable efforts to register the Notes for resale under the Securities Act);

•	Section 11 of the terms and conditions of the 2018 6.50% Note Document, Section 11 of the terms and conditions of the 2018 Fixed Rate Note Document, Section 11 of the terms and conditions of the 2018 Floating Rate Note Document, Section 11 of the terms and conditions of the 2022 Note Document, Section 11 of the terms and conditions of the 2033 Note Document and Section 11 of the terms and conditions of the 2042 Note Document—Notices;

•	Section 14 of the terms and conditions of the 2018 6.50% Note Document, Section 14 of the terms and conditions of the 2018 Fixed Rate Note Document, Section 14 of the terms and conditions of the 2018 Floating Rate Note Document, Section 14 of the terms and conditions of the 2022 Note Document, Section 14 of the terms and conditions of the 2033 Note Document, portions of Section 204 and the entirety of Sections 703 and 1010 of the Fosters Indenture and Section 14 of the terms and conditions of the 2042 Note Document—Information/Reports by Company and the Guarantor;

•	Section 1004 of the Fosters Indenture—Statement by Officers as to Default;

•	Section 1005 of the Fosters Indenture—Existence;

•	Section 1006 of the Fosters Indenture—Payment of Taxes and Other Claims; and

•	Section 1011 of the Fosters Indenture—Resale of Certain Securities.

Conforming Changes, etc. The proposed amendments would amend the SABMiller Note Documents to make certain conforming or other changes to the SABMiller Note Documents including modification or deletion of certain definitions and cross-references.

Waiver/Delisting. By consenting to the proposed amendments, you will be deemed to have waived any default, event of default or other consequence under the SABMiller Note Documents for failure to comply with the terms of the provisions identified above. If the Requisite Consents with respect to all series of SABMiller Notes under the SABMiller Note Documents have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, holders of the SABMiller Notes will be deemed to have waived any liability, breach, default or event of default that may arise under the SABMiller Note Documents in relation to effecting the proposed amendments through the exchange offer and consent solicitations, including a waiver of any applicable procedural requirements to provide notice to noteholders in a certain form or at a certain time or to convene a noteholder’s meeting in connection with effecting the proposed amendments. In addition, you will be deemed to consent to the delisting and/or relisting of the Listed SABMiller Notes on a different exchange, from time to time in our sole discretion.

The Requisite Consents must be received with respect to all series of SABMiller Notes to amend the SABMiller Note Documents. However, we may waive this condition, in which case the proposed amendments will become effective with respect to any series of SABMiller Notes for which the Requisite Consents have been received.

The elimination or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit SABMiller Limited and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding SABMiller Notes. See “Description of the Differences between the AB InBev Notes and the SABMiller Notes,” “The Exchange Offers and Consent Solicitations,” “The Proposed Amendments” and “Description of the AB InBev Notes and Guarantees.”

Q:	What are the consequences of participating in the exchange offers and consent solicitations after the Early Participation Date?

A:	Holders that fail to validly tender their SABMiller Notes prior to the Early Participation Date but who do so prior to the Expiration Date and do not validly withdraw their SABMiller Notes before the Expiration Date will receive the Exchange Consideration, which consists of $970 principal amount of each $1,000 SABMiller Notes and a cash amount of $1.00, but not the Early Participation Premium, which would consist of an additional $30 principal amount of AB InBev Notes.

Q:	What are the consequences of not participating in the exchange offers and consent solicitations at all?

A:	If you do not exchange your SABMiller Notes for AB InBev Notes in the exchange offers, you will not receive the benefit of having AB InBev, the parent entity of SABMiller Limited, ABIWW or the other Guarantors of the AB InBev Notes as an obligor of your notes. In addition, if a majority of holders of a series of SABMiller Notes consent to the proposed amendments (and the proposed amendments to such series of SABMiller Notes otherwise become effective), such amendments will apply to all SABMiller Notes of such series that are not exchanged in the applicable exchange offer, even though the remaining holders of such SABMiller Notes did not consent to the proposed amendments. Thereafter, all such SABMiller Notes will be governed by the relevant SABMiller Note Document as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the SABMiller Note Documents or those applicable to the AB InBev Notes. In particular, as a result of the proposed amendments and waivers, we will no longer be required to file annual, half-year or other financial reports for SABMiller Limited and its subsidiaries, and we intend to cease such reporting.

Additionally, the trading market for any remaining SABMiller Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading market of any remaining SABMiller Notes more volatile. Consequently, the liquidity, market value and price of SABMiller Notes that remain outstanding may be materially and adversely affected. Therefore, if your SABMiller Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged SABMiller Notes.

See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The proposed amendments to the SABMiller Note Documents will afford reduced protection to remaining holders of the SABMiller Notes” and “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The U.S. federal income tax treatment of holders who do not tender their SABMiller Notes pursuant to the exchange offers is unclear.”

Q:	How do the SABMiller Notes differ from the AB InBev Notes to be issued in the exchange offers?

A:	The SABMiller Notes are the obligations solely of the applicable SABMiller Issuer and the guarantors thereunder, and are governed by the relevant SABMiller Note Document. The AB InBev Notes will be the obligations solely of ABIWW and the guarantors thereunder and will be governed by our Indenture. See “Description of the Differences between the AB InBev Notes and the SABMiller Notes.”

Q:	What is the ranking of the AB InBev Notes and the guarantees thereof?

A:	The AB InBev Notes will be unsecured and unsubordinated obligations of the Issuer and will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer issued from time to time. The guarantees of the AB InBev Notes by the Guarantors will be unsecured and unsubordinated obligations of the Guarantors and will rank equally with all other unsecured and unsubordinated indebtedness of the Guarantors issued from time to time. At 31 December 2015, the Issuer had approximately $17.3 billion in indebtedness.

The AB InBev Notes offered will also be structurally subordinated to all existing and future obligations of any of our subsidiaries that are not Subsidiary Guarantors and any subsidiaries that we may in the future acquire or establish.

Q:	What consents are required to effect the proposed amendments to the SABMiller Note Documents and consummate the exchange offers?

A:	In order for the proposed amendments to an SABMiller Note Document to be adopted with respect to a series of SABMiller Notes, holders of not less than a majority in aggregate principal amount of the outstanding SABMiller Notes of the series affected by the proposed amendments must consent to them, and those consents must be received prior to the Expiration Date for the exchange offer as it relates to such series.

The Requisite Consents must be received with respect to all series of SABMiller Notes in order for the SABMiller Note Documents to be amended; however, the proposed amendments may become effective with respect to any series of SABMiller Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary.

Q:	May I tender SABMiller Notes in the exchange offers without delivering a consent in the consent solicitations or deliver a consent in the consent solicitations without tendering SABMiller Notes in the exchange offers?

A:	No. By tendering your SABMiller Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the SABMiller Note Documents with respect to that specific series, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments to the SABMiller Note Document and the SABMiller Notes without tendering your SABMiller Notes in the appropriate exchange offer and you may not tender your SABMiller Notes for exchange without consenting to the applicable proposed amendments.

Q:	What are the conditions to the exchange offers and consent solicitations?

A:	The consummation of the exchange offers and consent solicitations is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of the Requisite Consents. We may, at our option and sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part of has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

Q:	Will the Issuer accept all tenders of SABMiller Notes?

A:	Subject to the satisfaction or, where permitted, the waiver of the conditions to the exchange offers, we will accept for exchange any and all SABMiller Notes that (i) have been validly tendered in the exchange offers before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date (provided that the tender of SABMiller Notes (and corresponding consents thereto) will only be accepted in the minimum denominations and integral multiples noted above).

Q:	What will the Issuer do with the SABMiller Notes accepted for exchange in the exchange offers?

A:	The SABMiller Notes surrendered in connection with the exchange offers and accepted for exchange will be retired and cancelled.

Q:	What will happen to the listed SABMiller Notes which are not accepted for exchange in the exchange offers?

A:	We may elect, in our sole discretion, to delist the SABMiller Notes of such series which are not accepted for exchange in the exchange offers from the ISE and the LSE, as applicable, if permitted by the applicable rules and regulations of the ISE and LSE, after completion of the exchange offers. We may relist such SABMiller Notes on an alternate exchange in our sole discretion.

Q:	When will the Issuer issue AB InBev Notes and pay the cash consideration?

A:	Assuming the conditions to the exchange offers are satisfied (including that the registration statement on Form F-4 of which this prospectus forms a part has been declared effective) or, where permitted, waived, ABIWW will issue the AB InBev Notes in book-entry form and pay the cash consideration promptly on or about the third business day following the Expiration Date (the “Settlement Date”).

Q:	When will the proposed amendments to the SABMiller Note Documents become operative?

A:	It is expected that the SABMiller Amendment Documents will be duly executed and delivered by the SABMiller Issuers, the guarantors party thereto and the SABMiller Notes Agents and Trustees on the Settlement Date and each such SABMiller Amendment Document will become effective upon its execution and delivery, assuming we receive the Requisite Consents prior to the Expiration Date.

Q:	When will the exchange offers expire?

A:	Each exchange offer will expire at 11:59 p.m., New York City time, on 13 December 2016, unless we, in our sole discretion, extend the applicable exchange offer, in which case the Expiration Date will be the latest date and time to which the exchange offer is extended. See “The Exchange Offers and Consent Solicitations—Expiration Date; Extensions; Amendments.”

Q:	Can I withdraw after I tender my SABMiller Notes and deliver my consent?

A:	Tenders of SABMiller Notes may be validly withdrawn (and the related consents to the proposed amendments may be revoked) at any time prior to the Expiration Date.

Following the Expiration Date, tenders of SABMiller Notes by holders in the United States may not be validly withdrawn. Holders of SABMiller Notes located outside the United States may be subject to the laws and regulations of jurisdictions other than the United States concerning their withdrawal rights after the Expiration Date. Such Holders should consult their local advisors regarding the effect of such laws and regulations. In the event of termination of an exchange offer, the SABMiller Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Q:	Will I have to pay any fees or commissions if I tender my SABMiller Notes for exchange in the exchange offers?

A:	You will not be required to pay any fees or commissions to the Issuer, the dealer managers, the exchange agent or the information agent in connection with the exchange offers. If your SABMiller Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your SABMiller Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	Will the AB InBev Notes be eligible for listing on an exchange?

A:	Yes. We intend to list the AB InBev Notes on the NYSE within 30 days of the Settlement Date. There can be no assurance that such notes will be accepted for listing. There can be no assurance as to the development or liquidity of any market for the AB InBev Notes.

Q:	Is any recommendation being made with respect to the exchange offers and consent solicitations?

A:	None of the AB InBev Group, SABMiller, the dealer managers, the exchange agent, the information agent or the SABMiller Notes Agents and Trustees or the trustee under the Indenture or any other person makes any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of SABMiller Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s SABMiller Notes (and in so doing, consent to the adoption of the proposed amendment to the SABMiller Note Documents and the SABMiller Notes), and no one has been authorized by any of them to make such a recommendation.

Q:	To whom should I direct any questions?

A:	Questions concerning the terms of the exchange offers or the consent solicitations for the SABMiller Notes should be directed to the following dealer managers:

BofA Merrill Lynch 214 North Tryon Street, 14th Floor Charlotte, NC 28255 U.S.A. Attention: Liability Management Group By Telephone: (888) 292-0070 (toll-free) (980) 683-3215 (collect)	Citigroup Global Markets, Inc. 390 Greenwich Street, 1st Floor New York, NY 10013 U.S.A. Attention: Liability Management Group By Telephone: (800) 558-3745 (toll-free) (212) 723-6106 (collect)	Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 U.S.A. Attention: Liability Management Group By Telephone: (866) 627-0391 (toll-free) (212) 250-2955 (collect)
Questions concerning tender procedures for the SABMiller Notes and requests for additional copies of this prospectus should be directed to the following information agent:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Bank and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll-Free: (866) 470-3900

contact@gbsc-usa.com

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

Risk Factors

An investment in the AB InBev Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 21 of this prospectus. Additionally, see the sections entitled “Risk Factors” in our 2015 Annual Report on Form 20-F for the fiscal year ended 31 December 2015 as well as factors contained or incorporated by reference into such documents and in subsequent filings by AB InBev with the SEC.

The Exchange Offers and Consent Solicitations

Offeror	Anheuser-Busch InBev Worldwide Inc.

The Exchange Offers	Upon the terms and subject to the conditions set forth in this prospectus, the Issuer is offering to exchange any and all of each series of outstanding SABMiller Notes listed on the front cover of this prospectus for (i) newly issued series of AB InBev Notes with identical interest rates, interest payment dates, optional redemption prices (subject to certain technical changes to ensure, as applicable, the fall-back calculations of LIBOR (as defined below) and the treasury rate are consistent with the methods used in AB InBev’s recently issued public indebtedness) and maturity dates as the corresponding series of SABMiller Notes and (ii) cash. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

The Consent Solicitations	The Issuer is soliciting consents to the proposed amendments of the SABMiller Note Documents from holders of the SABMiller Notes, on behalf of SABMiller and upon the terms and conditions set forth in this prospectus. You may not consent to the proposed amendments to the relevant SABMiller Note Document without tendering your SABMiller Notes in the appropriate exchange offer and you may not tender your SABMiller Notes for exchange without consenting to the applicable proposed amendments. By tendering your SABMiller Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable SABMiller Note Document under which those notes were issued with respect to that specific series, as further described under “The Proposed Amendments.” See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

The Proposed Amendments	The proposed amendments will (1) eliminate substantially all of the restrictive covenants in the SABMiller Notes Documents and (2) eliminate certain Events of Default due to (a) the acceleration of certain other indebtedness and (b) certain decrees or judgments being entered against members of the AB InBev Group or their assets. See “The Proposed Amendments.”

Requisite Consents	In order for the proposed amendments to an SABMiller Note Document to be adopted with respect to a series of SABMiller Notes, holders of not less than a majority in aggregate principal amount of the outstanding SABMiller Notes of the series affected by the proposed amendments must consent to them, and those consents must be received prior to the Expiration Date for the exchange offer as it relates to such series.

The Requisite Consents must be received with respect to all series of SABMiller Notes in order for the SABMiller Note Documents to be amended; however, the proposed amendments may become effective with respect to any series of SABMiller Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

Procedures for Participation in the Exchange Offers and Consent Solicitations
If you wish to participate in an exchange offer and consent solicitation, you must cause the book-entry transfer of your SABMiller Notes to the exchange agent’s account at DTC and electronically transmit your acceptance of the exchange offer through DTC’s Automated Tender Offer Program (“ATOP”) for transfer before the Expiration Date of the exchange offers. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. There will be no letter of transmittal for this offer.

See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering SABMiller Notes.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations. You must tender your SABMiller Notes and deliver your consents by the Expiration Date in order to participate in the exchange offers and consent solicitations.

Total Consideration; Early Participation Premium prior to the Early Participation Date
In exchange for each $1,000 principal amount of SABMiller Notes that is validly tendered prior to the Early Participation Date and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive the Total Consideration, which consists of $1,000 principal amount of AB InBev Notes and a cash amount of $1.00. In exchange for each $1,000 principal amount of SABMiller Notes, respectively, that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium of $30 principal amount of AB InBev Notes and so consists of $970 principal amount of AB InBev Notes and a cash amount of $1.00.

Expiration Date	Each of the exchange offers and consent solicitations will expire at 11:59 p.m., New York City time, on 13 December 2016, or a later date and time to which the AB InBev Group extends it with respect to one or more series of SABMiller Notes.

Withdrawal and Revocation	Tenders of SABMiller Notes may be validly withdrawn (and related consents to the proposed amendments may be revoked) at any time prior to the Expiration Date.

Following the Expiration Date, tenders of SABMiller Notes by holders in the United States may not be validly withdrawn. Holders of the SABMiller Notes located outside of the United States may be subject to laws and regulations of jurisdictions other than the United States concerning their withdrawal rights after the Expiration Date. Such Holders should consult their local advisors regarding the effect of such laws and regulations. In the event of termination of an exchange offer, the SABMiller Notes tendered pursuant to that exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Conditions	The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of all series of SABMiller Notes, which, for the avoidance of doubt, shall include the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of the SABMiller Notes (the “Requisite Consents”). We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

Acceptance of SABMiller Notes and Consents and Delivery of AB InBev Notes
You may not consent to the proposed amendments to the relevant SABMiller Note Document without tendering your SABMiller Notes in the appropriate exchange offer, and you may not tender your SABMiller Notes for exchange without consenting to the applicable proposed amendments.

Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offers and consent solicitations, the Issuer will accept for exchange any and all SABMiller Notes that are validly tendered prior to the Expiration Date and not validly withdrawn (provided that the tender of SABMiller Notes (and corresponding consents thereto) will only be accepted in the minimum denominations and integral multiples noted above); likewise, because the act of validly tendering SABMiller Notes will also constitute valid delivery of consents to the proposed amendments to the SABMiller Note Document with respect to the series of SABMiller Notes so tendered, on SABMiller’s behalf, the Issuer will also accept all consents that are validly delivered prior to the Expiration Date and not validly revoked. All SABMiller Notes exchanged will be retired and cancelled.

The AB InBev Notes issued pursuant to the exchange offers will be issued and delivered, and the cash amounts payable will be delivered, through the facilities of DTC, Euroclear or Clearstream Luxembourg promptly on the Settlement Date. We will return to you any SABMiller Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Date. See “The Exchange Offers and Consent Solicitations—Acceptance of SABMiller Notes for Exchange; AB InBev Notes; Effectiveness of Proposed Amendments.”

U.S. Federal Income Tax Considerations	Holders should consider certain U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Considerations.”

Consequences of Not Exchanging SABMiller Notes for AB InBev Notes
If you do not exchange your SABMiller Notes for AB InBev Notes in the exchange offers, you will not receive the benefit of having the Issuer as the obligor of your notes. In addition, if the proposed amendments to the SABMiller Note Documents have been adopted, the amendments will apply to all SABMiller Notes that are not acquired in the exchange offers, even though the holders of those SABMiller Notes did not consent to the proposed amendments. Thereafter, all such SABMiller Notes will be governed by the relevant SABMiller Note Document as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the SABMiller Note Documents or those applicable to the AB InBev Notes. In particular, holders of the SABMiller Notes under the amended SABMiller Note Documents will no longer receive annual, quarterly and other reports from SABMiller.

In addition, we may delist the SABMiller Notes which are not accepted for exchange in the exchange offers from the ISE and from the LSE, as applicable, if permitted by the applicable rules and regulations of the ISE and LSE, following the Settlement Date and/or relist such SABMiller Notes on a different exchange, in our sole discretion. The trading market for any remaining SABMiller Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the SABMiller Notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price volatility of SABMiller Notes that remain outstanding may be materially and adversely affected. Therefore, if your SABMiller Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged SABMiller Notes.

See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The proposed amendments to the SABMiller Note Documents will afford reduced protection to remaining holders of the SABMiller Notes” and “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The liquidity of any trading market that currently exists for the SABMiller Notes may be adversely affected by the exchange offers, and holders of SABMiller Notes who fail to participate in the exchange offers may find it more difficult to sell their SABMiller Notes after the exchange offers are completed.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offers.

Exchange Agent, Information Agent and Dealer Managers
Global Bondholder Services Corporation is serving as the exchange agent and information agent for the exchange offers and consent solicitations for the SABMiller Notes (the “exchange agent” or the “information agent”).

Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated are serving as the dealer managers for the exchange offers for SABMiller Notes.

The addresses and telephone numbers of the dealer managers are set forth on the back cover of this prospectus.

We have other business relationships with the dealer managers, as described in “The Exchange Offers and Consent Solicitations—Exchange Agent” and “The Exchange Offers and Consent Solicitations—Dealer Managers.”

No Recommendation	None of the AB InBev Group, SABMiller, the dealer managers, the information agent, the exchange agent or the SABMiller Notes Agents and Trustees or the trustee under or our Indenture makes any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of SABMiller Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s SABMiller Notes (and in so doing, consent to the adoption of the proposed amendments to the SABMiller Note Documents), and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 21 of this prospectus. Additionally, see the sections entitled “Risk Factors” in our 2015 Annual Report on Form 20-F for the fiscal year ended 31 December 2015 as well as factors contained or incorporated by reference into such documents and in subsequent filings by AB InBev with the SEC.

Further Information	Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer managers at the addresses and telephone numbers set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus should be directed to the information agent at the addresses and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”

The AB InBev Notes

The following summary contains basic information about the AB InBev Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the AB InBev Notes, see “Description of the AB InBev Notes and Guarantees.”

Issuer	Anheuser-Busch InBev Worldwide Inc.

Parent Guarantor	Anheuser-Busch InBev SA/NV

Subsidiary Guarantors	Anheuser-Busch Companies, LLC; Anheuser-Busch InBev Finance Inc.; Brandbev S.à r.l.; Brandbrew S.A.; Cobrew NV

Securities Offered	We are offering up to $6,400,000,000 aggregate principal amount of AB InBev Notes of the following series:

Title of AB InBev Notes
1. $700,000,000 aggregate principal amount of 6.500% Notes due 2018
2. $750,000,000 aggregate principal amount of 2.200% Notes due 2018
3. $350,000,000 aggregate principal amount of Floating Rate Notes due 2018
4. $2,500,000,000 aggregate principal amount of 3.750% Notes due 2022
5. $300,000,000 aggregate principal amount of 6.625% Notes due 2033
6. $300,000,000 aggregate principal amount of 5.875% Notes due 2035
7. $1,500,000,000 aggregate principal amount of 4.950% Notes due 2042

Interest Rates; Interest Payment Dates; Maturity Dates
Each series of AB InBev Notes will have the same interest rates, maturity dates, optional redemption prices (subject to certain technical changes to ensure, as applicable, the fall-back calculations of LIBOR (as defined below) and the treasury rate are consistent with the methods used in AB InBev’s recently issued public indebtedness) and interest payment dates as the corresponding series of SABMiller Notes for which they are being offered in exchange.

Each AB InBev Note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding SABMiller Note. Holders of SABMiller Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from SABMiller in respect of interest accrued from the date of the last interest payment date in respect of their SABMiller Notes until the date of the issuance of the AB InBev Notes. Consequently, holders of AB InBev Notes will receive the same interest payments that they would have received had they not exchanged their SABMiller Notes in the applicable exchange offer. No accrued but unpaid interest will be paid with respect to any SABMiller Notes validly tendered and not validly withdrawn prior to the Expiration Date.

Interest Rates and Maturity Dates	Interest Payment Dates	First Interest Payment Date	Interest Accrues From
6.500% Notes due 2018	15 January and 15 July	15 January 2017	15 July 2016
2.200% Notes due 2018	1 February and 1 August	1 February 2017	1 August 2016
Three-Month LIBOR Floating Rate Notes due 2018	1 February, 1 May, 1 August and 1 November	1 February 2017	1 November 2016
3.750% Notes due 2022	15 January and 15 July	15 January 2017	15 July 2016
6.625% Notes due 2033	15 February and 15 August	15 February 2017	15 August 2016
5.875% Notes due 2035	15 June and 15 December	15 June 2017	15 December 2016
4.950% Notes due 2042	15 January and 15 July	15 January 2017	15 July 2016

Optional Redemption of the AB InBev Notes	Except for the Floating Rate Notes due 2018, each series of the AB InBev Notes may be redeemed at any time and from time to time prior to their stated maturity, in whole or from time to time in part, at a make-whole call equal to the greater of (i) 100% of the principal amount of the AB InBev Notes of such series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months or in the case of an incomplete month, the number of days elapsed), at a rate equal to the sum of the Treasury Rate for the AB InBev Notes, plus a number of basis points equal to the applicable make-whole spread (as set forth in the table below), calculated by the Independent Investment Banker, as such term is defined in the Indenture.

Accrued but unpaid interest will be payable to the redemption date. For a more complete description of the redemption provisions of the AB InBev Notes, see “Description of the AB InBev Notes and Guarantees—Additional Notes—Optional Redemption of the AB InBev Notes.”

Title of Series	Make-Whole Spread
6.500% Notes due 2018	40 bps
2.200% Notes due 2018	15 bps
3.750% Notes due 2022	30 bps
6.625% Notes due 2033	30 bps
5.875% Notes due 2035	30 bps
4.950% Notes due 2042	30 bps

SABMiller 2018 Floating Rate Notes

The SABMiller 2018 Floating Rate Notes are not generally subject to redemption, except (i) in the event of a valid exercise of a “Put Option,” as defined in the 2018 Floating Rate Note Document by a holder of the Note requiring the Issuer or Guarantor to redeem or purchase the Note, or (ii) in the event of a “Change in Tax Law,” as defined in the 2018 Floating Rate Note Document.

AB InBev 2018 Floating Rate Notes

The AB InBev Floating Rate Notes due 2018 (the “AB InBev 2018 Floating Rate Notes”) are not generally subject to redemption, except in the event of a “Change in Tax Law,” as defined in the Indenture.

Guarantee	Each AB InBev Note will benefit from an unconditional, full and irrevocable guarantee (a “Guarantee”) by the Parent Guarantor and the Subsidiary Guarantors (collectively referred to as the “Guarantors”).

Under the Guarantees, the Guarantors will guarantee to each holder of AB InBev Notes (each, a “Holder”) the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, as defined below, if any) due under the debt securities in accordance with the Indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Denominations	We will issue the AB InBev Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Listing	We intend to list the AB InBev Notes on the NYSE within 30 days of the Settlement Date. There can be no assurance as to the development or liquidity of any market for the AB InBev Notes.

Form and Settlement	The Notes will be issued only in registered, book-entry form. There will be Global Notes deposited with a common depositary for DTC for the AB InBev Notes.

Further Issues	We may from time to time, without notice to, or the consent of, the holders of any series of the AB InBev Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the AB InBev Notes of the applicable series. Any further AB InBev Notes shall be issued pursuant to a resolution of the ABIWW board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Governing Law	The AB InBev Notes, the Guarantees and the Indenture will be governed by the laws of the State of New York.

Trustee	The trustee for the AB InBev Notes will be The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

An investment in the AB InBev Notes involves a high degree of risk, including, but not limited to, the risks described below. In addition, you should carefully consider, among other things, the matters discussed under the sections entitled “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended 31 December 2015 as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below and in the foregoing documents are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the AB InBev Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to the AB InBev Notes

Since Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are holding companies that conduct their operations through subsidiaries, your right to receive payments on the AB InBev Notes and the Guarantees are subordinated to the other liabilities of the subsidiaries of the Parent Guarantor which are not Subsidiary Guarantors.

Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are organized as holding companies, and substantially all of their operations are carried on through their subsidiaries. The principal sources of income of Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are the dividends, intracompany debt payments and distributions they receive from their subsidiaries. On an unconsolidated basis, the Parent Guarantor had guaranteed a total of USD 78.3 billion of debt as of September 30, 2016.

The ability of Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor to meet their financial obligations is dependent upon the availability of cash flows from their domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. The subsidiaries and affiliated companies of Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are not required and may not be able to pay dividends to Anheuser-Busch InBev Worldwide Inc. or the Parent Guarantor. Only the Subsidiary Guarantors may be guarantors of the AB InBev Notes, and the AB InBev Notes will only benefit from the guarantees of the Subsidiary Guarantors. Claims of the creditors of the Parent Guarantor’s subsidiaries who are not Subsidiary Guarantors have priority as to the assets of such subsidiaries over the claims of creditors of the Issuer or the Parent Guarantor. Consequently, holders will be structurally subordinated, on the Issuer’s or the Parent Guarantor’s insolvency, to the prior claims of the creditors of the Parent Guarantor’s subsidiaries who are not Subsidiary Guarantors.

The Guarantees to be provided by the Parent Guarantor and the Subsidiary Guarantors will be subject to certain limitations that may affect the validity or enforceability of the Guarantees.

Enforcement of each Guarantee will be subject to certain generally available defenses. Local laws and defenses may vary, and may include those that relate to corporate benefit (ultra vires), fraudulent conveyance or transfer (actio pauliana), voidable preference, financial assistance, corporate purpose, subordination and capital maintenance or similar laws and concepts. They may also include regulations or defenses which affect the rights of creditors generally.

If a court were to find a Guarantee given by a Guarantor, or a portion thereof, void or unenforceable as a result of such local laws or defenses, or to the extent that agreed limitations on Guarantees apply (see “Description of the AB InBev Notes and Guarantees—Guarantee Limitations”), Holders would cease to have any claim in respect of that Guarantor and would be creditors solely of the Issuer and any remaining Guarantors and, if payment had already been made under the relevant Guarantee, the court could require that the recipient return the payment to the relevant Guarantor.

Any Guarantee to be provided by Brandbrew S.A. or Brandbev S.à r.l. is subject to certain limitations pursuant to Luxembourg law.

Pursuant to restrictions imposed by Luxembourg law, for the purposes of any Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l. (each, a “Luxembourg Guarantor”), the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor of the Other Guaranteed Facilities (as defined below) shall not exceed an amount equal to the aggregate of (without double counting): (A) the aggregate amount of all moneys received by such Luxembourg Guarantor and its subsidiaries as a borrower or issuer under the Other Guaranteed Facilities; (B) the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the AB InBev Notes issued under each indenture (as defined below) and the Other Guaranteed Facilities; and (C) an amount equal to 100% of the greater of the sum of (I) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts, as amended, and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account) (x) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date of enforcement of such Luxembourg Guarantor’s Guarantee and (y) as reflected in its most recent annual accounts available as of the dates of the Indenture, and (II) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indenture or the Other Guaranteed Facilities. In addition, the obligations and liabilities of Brandbrew S.A. under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to Brandbrew S.A.

For further details on such the limitations, see “Description of the AB InBev Notes and Guarantees—Guarantee Limitations.”

Brandbrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, accounted in aggregate for less than 0.1% of the total consolidated EBITDA, as defined, of the AB InBev Group for the six month period ended 30 June 2016 and approximately 0.2% of the total consolidated debt of the AB InBev Group as of 30 June 2016.

Any Guarantees to be provided by the Subsidiary Guarantors (but not the Parent Guarantor) will be released in certain circumstances.

The Guarantee of a Subsidiary Guarantor will be terminated at substantially the same time that (i) the relevant Subsidiary Guarantor is released from its guarantee of both the 2010 Senior Facility Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) and the 2015 Senior Facilities Agreement (as defined below) or is no longer a guarantor under either facility and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Subsidiary Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. In addition, the Guarantee of each Subsidiary Guarantor whose Guarantee is subject to the limitations described below under “Description of the AB InBev Notes and Guarantees—Guarantee Limitations” will be terminated in the event that under the rules, regulations or interpretations of the SEC the Parent Guarantor determines that it would be required to include such Subsidiary Guarantor’s financial statements in any registration statement filed with the SEC with respect to any series of debt securities or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). For more information see “Description of the AB InBev Notes and Guarantees—Guarantees.”

In relation to any of our future periodic or other filings with the SEC, the rules and regulations of the SEC require that the Guarantees be “full and unconditional” obligations of each of the Subsidiary Guarantors; otherwise, in connection with such filing, separate financial statements of the Subsidiary Guarantors would be required to be filed as well. As discussed below under “Description of the AB InBev Notes and Guarantees—Guarantee Limitations,” any Guarantee that is subject to limitations may be terminated or amended or modified in order to ensure compliance with the SEC’s rules and regulations and to ensure that separate financial statements of such Subsidiary Guarantor need not be provided. It may not be possible to amend the limitations on the Guarantees in a manner that would meet the SEC’s requirements for “full and unconditional” guarantees and be consistent with local law requirements for guarantees. For more information see “Description of the AB InBev Notes and Guarantees—Guarantees.”

If the Guarantees by the Subsidiary Guarantors are released, the Issuer and the Parent Guarantor are not required to replace them, and the AB InBev Notes will have the benefit of fewer or no Subsidiary guarantees for the remaining maturity of the AB InBev Notes.

Since the AB InBev Notes are unsecured, your right to receive payments may be adversely affected.

The AB InBev Notes that the Issuer is offering will be unsecured. The AB InBev Notes will not be subordinated to any of the Issuer’s other debt obligations, and therefore, they will rank equally with all its other unsecured and unsubordinated indebtedness. If the Issuer defaults on the AB InBev Notes or the Guarantors default on the Guarantees, or after bankruptcy, examinership, liquidation or reorganization, then, to the extent that the Issuer or the Guarantors have granted security over their assets, the assets that secure their debts will be used to satisfy the obligations under that secured debt before the Issuer or the Guarantors can make payment on the AB InBev Notes or the Guarantees. There may only be limited assets available to make payments on the AB InBev Notes or the Guarantees in the event of an acceleration of the AB InBev Notes. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

Your rights as a holder may be inferior to the rights of holders of notes issued by the Issuer under a different series pursuant to the Indenture.

The AB InBev Notes are governed by an Indenture, which is described below under the heading “Description of the AB InBev Notes and Guarantees”. The Issuer may issue as many distinct series of debt securities under such indenture (or other indentures entered into from time to time) as it wishes. The Issuer may also issue series of notes under the indenture that provide holders of those notes with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the offering documents relating to such securities.

Should the Guarantors default on their Guarantees, your right to receive payments on the Guarantees may be adversely affected by the insolvency laws of the jurisdiction of organization of the defaulting Guarantors.

The Parent Guarantor and Subsidiary Guarantors are organized under the laws of various jurisdictions, and it is likely that any insolvency proceedings applicable to a Guarantor would be governed by the law of its jurisdiction of organization. The insolvency laws of the various jurisdictions of organization of the Guarantors may vary as to treatment of unsecured creditors and may contain prohibitions on the Guarantors’ ability to pay any debts existing at the time of the insolvency.

Since the Parent Guarantor and Cobrew NV are Belgian companies, Belgian insolvency laws may adversely affect a recovery by the Holders of amounts payable under the AB InBev Notes.

There are two main types of insolvency procedures under Belgian law: (i) the judicial restructuring (réorganisation judiciaire/gerechtelijke reorganisatie) procedure and (ii) the bankruptcy (faillite/faillissement) procedure, each of which is described below. A third type of restructuring proceeding exists (liquidation in deficit), which will not be further discussed.

Judicial restructuring

A proceeding for a judicial restructuring may be commenced if the continuation of the debtor’s business is, either immediately or in the future, at risk. The continuation of the debtor’s business is, in any event, deemed to be at risk if, as a result of losses, the debtor’s net assets have declined to less than 50% of its stated capital.

A request for a judicial restructuring is filed on the initiative of the debtor by a petition or in limited circumstances, by a third party, by summons. The court can consider a preliminary suspension of payments during an initial period of six months, which can be extended by up to a maximum period of six months at the request of the company. In exceptional circumstances and to the extent the interests of the creditors allow the same, there may be an additional extension of six months. In principle, during the initial suspension period, the debtor cannot be dissolved or declared bankrupt. However, the initial suspension period can be terminated if it becomes manifestly clear that the debtor will not be able to continue its business. Following early termination of the initial suspension period, the debtor can be dissolved or declared bankrupt. As a rule, creditors cannot enforce their rights against the debtor’s assets during the period of the preliminary suspension of payments, except in limited circumstances, including but not limited to the following: (i) failure by the debtor to pay interest or charges falling due in the course of the initial suspension period, (ii) failure by the debtor to pay any new debts (e.g., debts which have arisen after the date of the preliminary suspension of payments) or (iii) enforcement by a creditor of security (or certain netting arrangements and relating accelerated termination arrangements) pursuant to the Belgian Act of 15 December 2004 on financial collateral, subject to certain exceptions (e.g., a pledge over cash (save in the case of a payment default or if certain other conditions are met)).

During the initial suspension period, the debtor must draw up a restructuring plan which must be approved by a majority of its creditors who were present at a meeting of creditors and whose aggregate claims represent over half of all outstanding claims of the debtor. The restructuring plan must have a maximum duration of five years. The plan may include measures such as the reduction or rescheduling of liabilities and interest obligations and the swap of debt into equity. The plan may be based on a differentiated treatment of the various creditors. This plan will be approved by the court provided the plan does not violate the formalities required by the judicial restructuring legislation nor public policy. The plan will be binding on all creditors listed in the plan. Enforcement rights of creditors secured by certain types of in rem rights are not bound by the plan. Such creditors may, as a result, enforce their security from the beginning of the final suspension period. Under certain conditions, and subject to certain exceptions, enforcement by such creditors can be suspended for up to 24 months (as from the filing of the request for a judicial restructuring with the relevant court). Under further conditions, this period of 24 months may be extended by a further 12 months.

Any provision providing that an agreement would be terminated as the result of a debtor entering a judicial restructuring is ineffective, subject to the limited exceptions set forth in the Belgian Act of 15 December 2004 on financial collateral.

The above essentially describes the so-called judicial restructuring by collective agreement of the creditors. The judicial restructuring legislation also provides for alternative judicial restructuring procedures, including (i) by amicable settlement between the debtor and two or more of its creditors and (ii) by court-ordered transfer of part or all of the debtor’s business.

Bankruptcy

A company which, on a sustained basis, has ceased to make payments and whose credit is impaired will be deemed to be in a state of bankruptcy. Within one month after the cessation of payments, the company must file for bankruptcy. If the company is late in filing for bankruptcy, its directors could be held liable for damages to creditors as a result thereof. Bankruptcy procedures may also be initiated on the request of unpaid creditors or on the initiative of the public prosecutor.

Once the court decides that the requirements for bankruptcy are met, the court will establish a date before which claims for all unpaid debts must be filed by creditors. A bankruptcy trustee will be appointed to assume the operation of the business and to organize a sale of the debtor’s assets, the distribution of the proceeds thereof to creditors and the liquidation of the debtor.

Payments or other transactions (as listed below) made by a company during a certain period of time prior to that company being declared bankrupt (the “suspect period”) (période suspecte/verdachte periode) can be voided for the benefit of the creditors. The court will determine the date of commencement and the duration of the suspect period. This period starts on the date of sustained cessation of payment of debts by the debtor. The court can only determine the date of sustained cessation of payment of debts if it has been requested to do so by a creditor proceeding for a bankruptcy judgment or if proceedings are initiated to that effect by the bankruptcy trustee or by any other interested party. This date cannot be earlier than six months before the date of the bankruptcy judgment, unless a decision to dissolve the company was made more than six months before the date of the bankruptcy judgment, in which case the date could be the date of such decision to dissolve the company. The ruling determining the date of commencement of the suspect period or the bankruptcy judgment itself can be opposed by third parties, such as other creditors, within 15 days following the publication of that ruling in the Belgian Official Gazette. The transactions which can or must be voided under the bankruptcy rules for the benefit of the bankrupt estate include (i) any transaction entered into by a Belgian company during the suspect period if the value given to creditors significantly exceeded the value the company received in consideration, (ii) any transaction entered into by a company which has stopped making payments if the counterparty to the transaction was aware of the suspension of payments, (iii) security interests granted during the suspect period if they intend to secure a debt which existed prior to the date on which the security interest was granted, (iv) any payments (in whatever form—i.e., money or in kind or by way of set-off) made during the suspect period of any debt which was not yet due, as well as all payments made during the suspect period other than with money or monetary instruments (i.e. checks, promissory notes, etc.) and (v) any transaction or payment effected with fraudulent intent irrespective of its date.

Following a judgment commencing a bankruptcy proceeding, enforcement rights of individual creditors are suspended (subject to certain exceptions, including but not limited to the exceptions set forth in the Belgian Act of 15 December 2004 on financial collateral). Creditors secured by in rem rights, such as share pledges, will regain their ability to enforce their rights under the security after the bankruptcy trustee has verified the creditors’ claims.

The above applies to both the Parent Guarantor and to Cobrew NV.

The AB InBev Notes lack a developed trading market, and such a market may never develop. The trading price for the AB InBev Notes may be adversely affected by credit market conditions.

Although the Issuer intends to list the AB InBev Notes on the New York Stock Exchange, there can be no assurance that an active trading market will develop for the AB InBev Notes, nor any assurance regarding the ability of holders to sell their AB InBev Notes or the price at which such holders may be able to sell their AB InBev Notes. If a trading market were to develop, the AB InBev Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, the Issuer’s or the Parent Guarantor’s financial results, any decline in the Issuer’s or the Parent Guarantor’s creditworthiness and the market for similar securities. The trading market for the AB InBev Notes will be affected by general credit market conditions, which in recent periods have been marked by significant volatility and price reductions, including for debt issued by investment-grade companies.

As a foreign private issuer in the United States, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC.

As a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Accordingly, there may be less publicly available information concerning us than there is for U.S. public companies.

The AB InBev 2018 Floating Rate Notes bear additional risks.

Because the interest rate of the AB InBev 2018 Floating Rate Notes is based on the London Interbank Offered Rate (“LIBOR”), the AB InBev 2018 Floating Rate Notes bear additional significant risks not associated with a conventional fixed-rate debt security. These risks include fluctuation of the interest rate and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the AB InBev 2018 Floating Rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Risks Relating to the Exchange Offers and Consent Solicitations

Our board of directors has not made a recommendation as to whether you should tender your SABMiller Notes in exchange for AB InBev Notes in the exchange offers, and we have not obtained a third-party determination that the exchange offers are fair to holders of our SABMiller Notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of SABMiller Notes should tender their SABMiller Notes in exchange for AB InBev Notes pursuant to the exchange offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the SABMiller Notes for purposes of negotiating the terms of these exchange offers, or preparing a report or making any recommendation concerning the fairness of these exchange offers. Therefore, if you tender your SABMiller Notes, you may not receive more than or as much value as if you chose to keep them. Holders of SABMiller Notes must make their own independent decisions regarding their participation in the exchange offers.

Upon consummation of the exchange offers, holders who exchange SABMiller Notes will lose their rights under such SABMiller Notes.

If you tender SABMiller Notes and your SABMiller Notes are accepted for exchange pursuant to the exchange offers, you will lose all of your rights as a holder of the exchanged SABMiller Notes, including, without limitation, your right to future interest and principal payments with respect to the exchanged SABMiller Notes. Among other things, the indentures under which the SABMiller Notes were issued contain certain covenants for the benefit of the holders of the SABMiller Notes, and identical covenants will not be provided with respect to the AB InBev Notes. In addition, the SABMiller Notes are issued by subsidiaries of ours and, as such, are in certain respects structurally senior to the AB InBev Notes. See “—Risks Relating to the AB InBev Notes—Since Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are holding companies that conduct their operations through subsidiaries, your right to receive payments on the AB InBev Notes and the Guarantees are subordinated to the other liabilities of the subsidiaries of the Parent Guarantor which are not Subsidiary Guarantors” above for more information.

A holder will generally recognize gain or loss on the exchange of SABMiller Notes for AB InBev Notes.

We believe that the exchange of the SABMiller Notes for the AB InBev Notes pursuant to the exchange offers will be treated as a taxable disposition of the SABMiller Notes in exchange for the AB InBev Notes for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in “Material U.S. Federal Income Tax

Considerations—Tax Consequences to Exchanging U.S. Holders”) that tenders the SABMiller Notes in exchange for the AB InBev Notes will generally recognize gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders—The Exchange Offers.”

The proposed amendments to the SABMiller Note Documents will afford reduced protection to remaining holders of the SABMiller Notes.

If the proposed amendments to the SABMiller Note Documents are adopted, many provisions of the SABMiller Notes will be materially less restrictive and will afford significantly reduced protection to holders of the SABMiller Notes. The proposed amendments to the SABMiller Note Documents would, among other things:

•	eliminate all references to listing on the Irish Stock Exchange or London Stock Exchange, as applicable, and revise certain notice and other requirements as a result;

•	eliminate the restriction on purchases of the SABMiller Notes by the relevant issuer or guarantor, as applicable;

•	eliminate the change of control and ratings decline covenant, if applicable;

•	eliminate certain Events of Default due to (a) the acceleration of certain other indebtedness and (b) certain decrees or judgments being entered against members of the AB InBev Group or their assets;

•	eliminate the covenant prohibiting the relevant issuer and guarantor and its subsidiaries from entering into certain liens;

•	eliminate the covenant in the 2033 Note Document that the issuer shall take commercially reasonably efforts to register the Notes for resale under the Securities Act;

•	eliminate the covenant prohibiting the relevant issuer and guarantor and their subsidiaries from entering into certain sale and leaseback transactions;

•	eliminate certain definitions related to the limitation on liens and limitation on sale and leaseback transactions described above;

•	eliminate the information requirements pursuant to Rule 144A(d)(4) under the Exchange Act; and

•	modify the covenant restricting the relevant issuer or the relevant guarantor from consolidating, merging or selling assets by (i) removing any restrictions on that issuer or guarantor selling, assigning, leasing, conveying or otherwise disposing of all or substantially all of its properties or assets in one or more transactions and (ii) requiring only, as a condition to consolidate or merge with or into another Person (as such term is defined in the relevant Note Document), that the Person formed by or surviving a consolidation or merger (if other than the issuer or the guarantor, as applicable) assumes all the obligations of the issuer or the guarantor, as applicable, pursuant to a supplemental indenture in the form reasonably satisfactory to the relevant Fiscal Agent or Trustee.

If the proposed amendments to the SABMiller Note Documents are adopted, each non-exchanging holder of the SABMiller Notes will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit us to take certain actions previously prohibited that could increase the credit risk with respect to SABMiller, and might adversely affect the liquidity, market price and price volatility of the SABMiller Notes or otherwise be adverse to the interests of the holders of the SABMiller Notes. See “The Proposed Amendments.”

The liquidity of any trading market that currently exists for the SABMiller Notes may be adversely affected by the exchange offers, and holders of SABMiller Notes who fail to participate in the exchange offers may find it more difficult to sell their SABMiller Notes after the exchange offers are completed.

To the extent that SABMiller Notes are tendered and accepted for exchange pursuant to the exchange offers, the trading markets for the remaining SABMiller Notes will become more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount or “float” may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the remaining SABMiller Notes may be adversely affected. The reduced float may also make the trading prices of the remaining SABMiller Notes more volatile.

In addition, with respect to the ISE-Listed SABMiller Notes and the LSE-Listed SABMiller Notes, we may delist the SABMiller Notes which are not accepted for exchange in the exchange offers from the ISE and the LSE, respectively, if permitted by the applicable rules and regulations of each exchange, following the Settlement Date and/or relist such SABMiller Notes on a different exchange, in our sole discretion. As a result of such potential delisting, Listed SABMiller Notes not tendered pursuant to the exchange offer may become illiquid and may be of reduced value, and the availability of price or other quotations and an established market for the Listed SABMiller Notes may be compromised.

The exchange offers and consent solicitations may be cancelled or delayed.

The consummation of the exchange offers and consent solicitations is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of all of the SABMiller Notes and the registration statement on Form F-4 of which this prospectus forms a part has been declared effective. We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. Even if the exchange offers and consent solicitations are completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers and consent solicitations may have to wait longer than expected to receive their AB InBev Notes and the cash consideration during which time those holders of the SABMiller Notes will not be able to effect transfers of their SABMiller Notes tendered for exchange.

You may not receive AB InBev Notes in the exchange offers and consent solicitations if the applicable procedures for the exchange offers and consent solicitations are not followed.

We will issue the AB InBev Notes and cash in exchange for your SABMiller Notes only if you tender your SABMiller Notes and deliver properly completed documentation for the applicable exchange offer. For any exchange offer relating to SABMiller Notes, you must electronically transmit your acceptance through DTC’s ATOP and deliver any other required documents to the exchange agent before expiration of the exchange offers and consent solicitations. There will be no letter of transmittal for this offer. See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering SABMiller Notes” for a description of the procedures to be followed to tender your SABMiller Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of the Issuer, the exchange agent, the information agent, the dealer managers or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the SABMiller Notes for exchange or the related consents.

The U.S. federal income tax treatment of holders who do not tender their SABMiller Notes pursuant to the exchange offers is unclear.

The adoption of the proposed amendments may or may not result in a deemed exchange of SABMiller Notes for “new” notes (the “Amended Notes”) for U.S. federal income tax purposes. If, as we believe more likely, the adoption of the proposed amendments does not result in such a deemed exchange, non-exchanging holders should not recognize gain or loss as a result of the adoption of the proposed amendments and completion of the exchange offers. If the adoption of the proposed amendments does result in such a deemed exchange, the U.S. federal income tax consequences to a U.S. Holder may differ materially from the tax consequences if there were not such a deemed exchange, and could include the recognition of taxable gain on the deemed exchange of the SABMiller Notes for the Amended Notes. If the Internal Revenue Service (“IRS”) asserts that the adoption of the proposed amendments resulted in a deemed exchange of the SABMiller Notes for Amended Notes, the AB InBev Group will control any such dispute with the IRS. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Non-Exchanging Holders.”

Risks Relating to the AB InBev Group Operations

The AB InBev Group is exposed to the risks of an economic recession, credit and capital market volatility and economic and financial crisis, which could adversely affect the demand for its products and adversely affect the value of the Notes.

The AB InBev Group is exposed to the risk of a global recession or a recession in one or more of its key markets, credit and capital market volatility and an economic or financial crisis, which could result in lower revenue and reduced profit.

Beer, other alcoholic beverage and soft drink consumption in many of the jurisdictions in which the AB InBev Group operates is closely linked to general economic conditions, with levels of consumption tending to rise during periods of rising per capita income and fall during periods of declining per capita income. Additionally, per capita consumption is inversely related to the sale price of its products.

Besides moving in concert with changes in per capita income, beer and other alcoholic beverage consumption also increases or decreases in accordance with changes in disposable income.

Currently, disposable income is low in many of the developing countries in which the AB InBev Group operates compared to disposable income in more developed countries. Any decrease in disposable income resulting from an increase in inflation, income taxes, the cost of living, unemployment levels, political or economic instability or other factors would likely adversely affect demand for beer. Moreover, because a significant portion of the AB InBev Group’s brand portfolio consists of premium beers, its volumes and revenue may be impacted to a greater degree than those of some of its competitors, as some consumers may choose to purchase value or discount brands rather than premium or core brands.

Capital and credit market volatility, such as that experienced recently (for example, resulting from the June 2016 referendum in favor of the United Kingdom leaving the European Union) (the “EU”), may result in downward pressure on stock prices and the credit capacity of issuers. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on the AB InBev Group’s ability to access capital, on its business, results of operations and financial condition, and on the market value of the AB InBev Notes.

The AB InBev Group’s results of operations are affected by fluctuations in exchange rates.

Although former AB InBev reported its consolidated results in U.S. dollars, in 2015, it derived approximately 66 percent of its revenue from operating companies that have non-U.S. dollar functional currencies (in most cases, in the local currency of the respective operating company). After taking into account the effects of the Transaction-related Divestitures, SABMiller derived the vast majority of its revenues from operating companies that have non-U.S. dollar functional currencies (in most cases, in the local currency of the respective operating company).

The AB InBev Group reports its consolidated results in U.S. dollars. Over 70 percent of the revenues of the AB InBev Group (not accounting for any possible divestitures other than the Transaction-related Divestitures) are expected to be derived from operating companies that have non-U.S. dollar functional currencies. Consequently, any change in exchange rates between such operating companies’ functional currencies and the U.S. dollar will affect the consolidated income statement and balance sheet when the results of those operating companies are translated into U.S. dollars for reporting purposes of the AB InBev Group, as translational exposures cannot be hedged. Decreases in the value of the AB InBev Group’s operating companies’ functional currencies against the U.S. dollar will tend to reduce those operating companies’ contributions in dollar terms to the AB InBev Group’s financial condition and results of operations.

During 2014 and 2015, several currencies, such as the Argentine peso, Mexican peso, the Brazilian real, the Canadian dollar, the Russian ruble, the euro and the South African rand, underwent significant depreciations compared to the U.S. dollar. Significant changes in the value of foreign currencies relative to the U.S. dollar could adversely affect the amounts the AB InBev Group records for its foreign assets, liabilities, revenues and expenses, and could have a negative effect on its results of operations and profitability.

For example, former AB InBev’s total consolidated revenue was USD 43.6 billion for the year ended 31 December 2015, a decrease of USD 3.5 billion compared to the year ended 31 December 2014. The negative impact of unfavorable currency translation effects on its consolidated revenue in the year ended 31 December 2015 was USD 6.0 billion, primarily as a result of the impact of the currencies listed above (other than the South African rand). In the six-month period ended 30 June 2016, currency translation effects negatively impacted former AB InBev’s consolidated revenue by USD 2.0 billion, mainly arising from currency translation effects in Latin America North, Latin America South, Mexico and Asia Pacific.

More than half of the unfavorable currency translation impact described above resulted from negative currency translation effects in former AB InBev’s Latin America North zone, predominately as the result of a depreciation in the Brazilian real relative to the U.S. dollar. Former AB InBev’s 2015 annual results in Brazilian real were translated at an average rate of 3.26 Brazilian real per U.S. dollar, compared to its 2014 results, which were translated at a rate of 2.35 Brazilian real per U.S. dollar, representing a devaluation of 27.9 percent year over year.

Several currencies continue to undergo further significant depreciations. As an example, the Brazilian real reached an exchange rate of 3.90 Brazilian real per U.S. dollar on 31 December 2015, though by 30 June 2016 this rate had improved somewhat to 3.21 Brazilian real per U.S. dollar, and in December 2015, the Argentine peso underwent a severe depreciation and reached 13.00 Argentine pesos per U.S. dollar by 31 December 2015 (compared to an average translation rate of 9.11 Argentine pesos per U.S. dollar in 2015 and 8.12 Argentine pesos per U.S. dollar in 2014). In the first half of 2016, the Argentine peso continued to depreciate against the U.S. dollar. Consequently, former AB InBev’s results in Argentine pesos for the six-month period ended 30 June 2016 were translated at an average rate of 14.13 Argentine pesos per U.S. dollar. In addition, there has been considerable volatility in the exchange rate between British pound sterling and the U.S. dollar (and to a lesser extent, between the euro and the U.S. dollar) following the June 2016 referendum in favor of the United Kingdom leaving the EU.

In addition to currency translation risk, the AB InBev Group incurs currency transaction risks whenever one of its operating companies enters into transactions using currencies other than their respective functional currencies, including purchase or sale transactions and the issuance or incurrence of debt. Although the AB InBev Group has hedging policies in place to manage commodity price and foreign currency risks to protect its exposure to currencies other than its operating companies’ functional currencies, there can be no assurance that such policies will be able to successfully hedge against the effects of such foreign exchange exposure, particularly over the long term.

As of 30 June 2016, former AB InBev had economically hedged £46.0 billion of the purchase price for the Transaction at an average fixed exchange rate of USD 1.5276 per British pound sterling. Although these derivative contracts are considered to be economic hedges, only a portion of such derivatives qualifies for hedge accounting under IFRS rules, as the AB InBev Group’s functional currency is the euro. As of 30 June 2016, a cumulative USD 9.0 billion negative mark-to-market adjustment related to such hedging has been recognised since the inception of the derivative contracts in 2015 (of which USD 5.9 billion has been recognised in changes in equity and USD 3.1 billion in the income statement), in part as a result of the movement in the exchange rate between British pound sterling and the U.S. dollar following the June 2016 referendum in favor of the United Kingdom leaving the EU. Furthermore, the resulting currency mismatch between the AB InBev Group’s U.S. dollar denominated debt and its euro functional currency may result in a material exchange impact on the AB InBev Group’s results of operations.

Moreover, much of the AB InBev Group’s debt is denominated in U.S. dollars, while a significant portion of its cash flows are denominated in currencies other than the U.S. dollar. From time to time the AB InBev Group enters into financial instruments to mitigate currency risk, but these transactions and any other efforts taken to better match the effective currencies of its liabilities to its cash flows could result in increased costs.

Changes in the availability or price of raw materials, commodities and energy could have an adverse effect on the AB InBev Group’s results of operations.

A significant portion of the AB InBev Group’s operating expenses are related to raw materials and commodities, such as malted barley, wheat, corn grits, corn syrup, rice, hops, flavored concentrate, fruit concentrate, sugar, sweetener, water, glass, polyethylene terephthalate (“PET”) and aluminium bottles, aluminium or steel cans and kegs, aluminium can stock, labels, plastic crates, metal and plastic closures, folding cartons, cardboard products and plastic films.

The supply and price of raw materials and commodities used for the production of the AB InBev Group’s products can be affected by a number of factors beyond its control, including the level of crop production around the world, export demand, quality and availability of supply, speculative movements in the raw materials or commodities markets, currency fluctuations, governmental regulations and legislation affecting agriculture, trade agreements among producing and consuming nations, adverse weather conditions, natural disasters, economic factors affecting growth decisions, political developments, various plant diseases and pests.

It is not possible to predict future availability or prices of the raw materials or commodities required for the AB InBev Group’s products. The markets in certain raw materials or commodities have experienced and may in the future experience shortages and significant price fluctuations. The foregoing may affect the price and availability of ingredients that the AB InBev Group uses to manufacture its products, as well as the cans and bottles in which its products are packaged. The AB InBev Group may not be able to increase its prices to offset these increased costs or increase its prices without suffering reduced volume, revenue and operating income. To some extent, derivative financial instruments and the terms of supply agreements can protect against increases in materials and commodities costs in the short term. However, derivatives and supply agreements expire and upon expiry are subject to renegotiation and therefore cannot provide complete protection over the medium or longer term. To the extent the AB InBev Group fails to adequately manage the risks inherent in such volatility, including if its hedging and derivative arrangements do not effectively or completely hedge against changes in commodity prices, its results of operations may be adversely impacted. In addition, it is possible that the hedging and derivative instruments the AB InBev Group uses to establish the purchase price for commodities in advance of the time of delivery may lock the AB InBev Group into prices that are ultimately higher than actual market prices at the time of delivery.

The production and distribution of the AB InBev Group’s products require material amounts of energy, including the consumption of oil-based products, natural gas, biomass, coal and electricity. Energy prices have been subject to significant price volatility in the recent past and may be again in the future. High energy prices over an extended period of time, as well as changes in energy taxation and regulation in certain geographies, may result in a negative effect on operating income and could potentially challenge the AB InBev Group’s profitability in certain markets. There is no guarantee that the AB InBev Group will be able to pass along increased energy costs to its customers in every case.

The production of the AB InBev Group’s products also requires large amounts of water, including water consumption in the agricultural supply chain. Changes in precipitation patterns and the frequency of extreme weather events may affect the AB InBev Group’s water supply and, as a result, its physical operations. Water may also be subject to price increases in certain areas and changes in water taxation and regulation in certain geographies may result in a negative effect on operating income which could potentially challenge the AB InBev Group’s profitability in certain markets. There is no guarantee that the AB InBev Group will be able to pass along increased water costs to its customers in every case.

The AB InBev Group relies on key third parties, including key suppliers, and the termination or modification of the arrangements with such third parties could negatively affect the AB InBev Group’s business.

The AB InBev Group relies on third-party suppliers for a range of raw materials for its beer and non-beer products, such as malted barley, corn grits, corn syrup, rice, hops, water, flavored concentrate, fruit concentrate, sugar and sweeteners, and for packaging material, such as glass, PET and aluminium bottles, aluminium or steel cans and kegs, labels, plastic crates, metal and plastic closures, folding cartons, cardboard products and plastic films.

The AB InBev Group may seek to limit its exposure to market fluctuations in the supply of these raw materials by entering into medium- and long-term fixed-price arrangements. The AB InBev Group may have a limited number of suppliers of aluminium cans and glass bottles. Consolidation of the aluminium can industry and glass bottle industry in certain markets in which the AB InBev Group operates has reduced local supply alternatives and increased the risk of disruption to aluminium can and glass bottle supplies. Although the AB InBev Group generally has other suppliers of raw materials and packaging materials, the termination of or material change to arrangements with certain key suppliers, disagreements with suppliers as to payment or other terms, or the failure of a key supplier to meet the contractual obligations it owes to the AB InBev Group or otherwise deliver materials consistent with current usage would or may require the AB InBev Group to make purchases from alternative suppliers, in each case at potentially higher prices than those agreed with that supplier and this could have a material impact on its production, distribution and sale of beer, other alcoholic beverages and soft drinks and have a material adverse effect on its business, results of operations, cash flows or financial condition.

A number of the AB InBev Group’s key brand names are both licenced to third-party brewers and used by companies over which the AB InBev Group does not have control. If the AB InBev Group is unable to maintain these arrangements on favorable terms, this could have a material adverse effect on its business, results of operations, cash flows or financial condition. The AB InBev Group monitors brewing quality to ensure its high standards, but, to the extent that one of these key licenced brand names is subject to negative publicity, it could have a material adverse effect on the AB InBev Group’s business, results of operations, cash flows or financial condition.

For certain packaging supplies and raw materials, the AB InBev Group relies on a small number of important suppliers. In addition, certain companies within the AB InBev Group may purchase nearly all of their key packaging materials from sole suppliers under multi-year contracts. The loss of, or temporary discontinuity of, supply from any of these suppliers without sufficient time to develop an alternative source could cause the AB InBev Group to spend increased amounts on such supplies in the future. If these suppliers became unable to continue to meet the AB InBev Group’s requirements, and the AB InBev Group is unable to develop alternative sources of supply, the AB InBev Group’s operations and financial results could be adversely affected.

The AB InBev Group may not be able to obtain the necessary funding for its future capital or refinancing needs and it faces financial risks due to its level of debt (including as a result of the Transaction), uncertain market conditions and as a result of the potential downgrading of its credit ratings.

The AB InBev Group may be required to raise additional funds for its future capital needs or refinance its current indebtedness through public or private financing, strategic relationships or other arrangements. There can be no assurance that the funding, if needed, will be available on attractive terms, or at all.

AB InBev obtained financing for the Transaction under a USD 75.0 billion senior facilities agreement (the “2015 Senior Facilities Agreement”). These facilities comprised a USD 10.0 billion “Disposal Bridge Facility”, a USD 15.0 billion Cash/DCM Bridge Facility A, a USD 15.0 billion Cash/DCM Bridge Facility B, a USD 25.0 billion Term Facility A and a USD 10.0 billion Term Facility B.

In January 2016, the Parent Guarantor’s subsidiary Anheuser-Busch InBev Finance Inc. issued bonds in debt capital markets offerings resulting in aggregate net proceeds of approximately USD 47.0 billion. As a result, former AB InBev was required to cancel the two USD 15.0 billion bridge facilities under the 2015 Senior Facilities Agreement and in addition, former AB InBev elected to cancel USD 12.5 billion of Term Facility A.

In March 2016, former AB InBev issued bonds in a debt capital markets offering under the Programme resulting in aggregate net proceeds of approximately EUR 13.1 billion. As a result, former AB InBev elected to cancel the remaining USD 12.5 billion of Term Facility A.

On 6 October 2016, former AB InBev (i) utilised USD 10.0 billion of the Disposal Bridge Facility and USD 8.0 billion of Term Facility B and (ii) cancelled the remaining USD 2.0 billion of Term Facility B. On 20 October 2016, AB InBev fully repaid and cancelled the Disposal Bridge Facility.

The AB InBev Group expects the portion of its consolidated balance sheet represented by debt to remain significantly higher as compared to its historical position. A continued increased level of debt could have significant consequences, including:

•	increasing the AB InBev Group’s vulnerability to general adverse economic and industry conditions;

•	limiting the AB InBev Group’s ability to fund future working capital and capital expenditures, to engage in future acquisitions or development activities or to otherwise realise the value of its assets and opportunities fully;

•	limiting the AB InBev Group’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;

•	impairing the AB InBev Group’s ability to obtain additional financing in the future, or requiring it to obtain financing involving restrictive covenants;

•	requiring the AB InBev Group to issue additional equity (possibly under unfavorable conditions), which could dilute its existing shareholders’ equity; and

•	placing the AB InBev Group at a competitive disadvantage compared to its competitors that have less debt.

In addition, ratings agencies may downgrade the AB InBev Group’s credit ratings below former AB InBev’s previous levels, including as a result of the incurrence of the financial indebtedness related to the Transaction. Prior to 15 September 2015, the date on which renewed public speculation relating to the possible business combination between former AB InBev and SABMiller began, former AB InBev had been assigned a rating of A (stable outlook) by Standard & Poor’s Ratings Services and A2 (positive outlook) by Moody’s Investors Service. Since 15 September 2015, S&P Global Ratings (formerly Standard & Poor’s Ratings Services) downgraded its rating for former AB InBev’s long-term debt obligations to A- with stable outlook. In September 2015, Moody’s Investors Service changed former AB InBev’s outlook to “Developing”, citing downward rating pressure following completion of the Transaction due to higher leverage and certain integration risks. In May 2016, Moody’s Investors Service concluded its ratings review and assigned a definitive rating of A3 (stable outlook) to former AB InBev’s long-term debt obligations. As of the date of this prospectus, AB InBev’s credit rating from S&P Global Ratings was A- for long-term obligations and A-2 for short-term obligations, with a stable outlook, and its credit rating from Moody’s Investors Service was A3 for long-term obligations and P-2 for short-term obligations, with a stable outlook. Any further downgrading of the AB InBev Group’s credit ratings would result in an increase to the interest rate applicable to the outstanding facility under the 2015 Senior Facilities Agreement. Any credit rating downgrade could materially adversely affect the AB InBev Group’s ability to finance its ongoing operations and its ability to refinance the debt incurred to fund the Transaction, including by increasing the AB InBev Group’s cost of borrowing and significantly harming its financial condition, results of operations and profitability, including its ability to refinance its other existing indebtedness. The AB InBev Group’s ability to repay and renegotiate its outstanding indebtedness will depend upon market conditions. In recent years, the global credit markets experienced significant price volatility, dislocations and liquidity disruptions that caused the cost of debt financing to fluctuate considerably. The markets also put downward pressure on stock prices and credit capacity for certain issuers without regard to those issuers’ underlying financial strength. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors reduced and, in some cases, ceased to provide funding to borrowers. If such uncertain conditions persist, the AB InBev Group’s costs could increase beyond what is anticipated. Such costs could have a material adverse impact on the AB InBev Group’s cash flows, results of operations or both. In addition, an inability to refinance all or a substantial amount of its debt obligations when they become due, or more generally a failure to raise additional equity capital or debt financing or to realise proceeds from asset sales when needed, would have a material adverse effect on the AB InBev Group’s financial condition and results of operations.

The AB InBev Group’s results could be negatively affected by increasing interest rates.

The AB InBev Group uses issuances of debt and bank borrowings as a source of funding and the AB InBev Group carries a significant level of debt.

Some of the debt instruments that the AB InBev Group has issued or incurred were issued or incurred at variable interest rates, which exposes the AB InBev Group to changes in such interest rates. As of 31 December 2015, after certain hedging and fair value adjustments, USD 6.1 billion, or 12.4 percent, of the former AB InBev Group’s interest-bearing financial liabilities (which include loans, borrowings and bank overdrafts) bore a variable interest rate, while USD 43.3 billion, or 87.6 percent, bore a fixed interest rate. Moreover, a significant part of the AB InBev Group’s external debt is denominated in non-U.S. dollar currencies, including the euro, British pound sterling, the Brazilian real, the Canadian dollar, the euro and the South African rand. Although the AB InBev Group enters into interest rate swap agreements to manage its interest rate risk, and also enters into cross-currency interest rate swap agreements to manage both its foreign currency risk and interest-rate risk on interest-bearing financial liabilities, there can be no assurance that such instruments will be successful in reducing the risks inherent in exposures to interest rate fluctuations.

Certain of the AB InBev Group’s operations depend on independent distributors or wholesalers to sell its products.

Certain of the AB InBev Group’s operations are dependent on government-controlled or privately owned but independent wholesale distributors for distribution of its products for resale to retail outlets. There can be no assurance as to the financial affairs of such distributors or that these distributors, who often act both for the AB InBev Group and its competitors, will not give the AB InBev Group’s competitors’ products higher priority, thereby reducing their efforts to sell the AB InBev Group’s products.

In the United States, for instance, the AB InBev Group sells substantially all of its beer to independent wholesalers for distribution to retailers and ultimately consumers. As independent companies, wholesalers make their own business decisions that may not always align themselves with the AB InBev Group’s, interests. If the AB InBev Group’s wholesalers do not effectively distribute its products, its financial results could be adversely affected.

In addition, contractual restrictions and the regulatory environment of many markets may make it very difficult to change distributors in a number of markets. In certain cases, poor performance by a distributor or wholesaler is not a sufficient reason for replacement. The AB InBev Group’s consequent inability to replace unproductive or inefficient distributors could adversely impact its business, results of operations and financial condition.

There may be changes in legislation or interpretation of legislation by regulators or courts that may prohibit or reduce the ability of brewers to own wholesalers and distributors.

In certain countries the AB InBev Group has interests in wholesalers and distributors, and such interests may be prohibited if legislation or interpretation of legislation changes. As a condition to receiving regulatory clearance for the Transaction in the U.S., former AB InBev and the U.S. Department of Justice entered into a consent decree on 20 July 2016, pursuant to which Anheuser-Busch Companies LLC, a Subsidiary Guarantor, agreed not to acquire control of a distributor if doing so would result in more than 10 percent of its annual volume being distributed through AB InBev-controlled distributorships in the U.S. This and any other such limitation imposed on the AB InBev Group’s ability to purchase or own any interest in distributors could adversely impact its business, results of operations and financial condition.

If the AB InBev Group does not successfully comply with laws and regulations designed to combat governmental corruption in countries in which it sells its products, it could become subject to fines, penalties or other regulatory sanctions, as well as to adverse press coverage, which could cause its reputation, its sales or its profitability to suffer.

The AB InBev Group operates its business and markets its products in emerging markets that, as a result of political and economic instability, a lack of well-developed legal systems and potentially corrupt business environments, present it with political, economic and operational risks. Although the AB InBev Group is committed to conducting business in a legal and ethical manner in compliance with local and international statutory requirements and standards applicable to its business, there is a risk that the employees or representatives of the AB InBev Group’s subsidiaries, affiliates, associates, joint ventures or other business interests may take actions that violate applicable laws and regulations that generally prohibit the making of improper payments to foreign government officials for the purpose of obtaining or keeping business, including laws relating to the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, such as the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and Brazilian Law No. 12,846/13 (an anti-bribery statute that was enacted in January 2014). Such actions could expose the AB InBev Group to potential liability and the costs associated with investigating potential misconduct. In addition, any press coverage associated with misconduct under these laws and regulations, even if unwarranted or baseless, could damage the AB InBev Group’s reputation and sales.

In respect of the U.S. Foreign Corrupt Practices Act, AB InBev has been cooperating with the U.S. Securities and Exchange Commission (the “SEC”) and the U.S. Department of Justice in connection with their investigations into the relationships of the its current and former affiliates in India, including its former non-consolidated Indian joint venture, which former AB InBev exited during 2015. On 8 June 2016, the U.S. Department of Justice notified former AB InBev that it was closing its investigation and would not be pursuing enforcement action in this matter. On 28 September 2016, former AB InBev agreed to pay USD 6 million in a settlement with the SEC.

In Brazil, governmental authorities are currently investigating consulting services provided by a firm part-owned by a former elected government official who has been subject to prosecution. The Parent Guarantor’s subsidiary, Ambev, has, in the past, hired the services of this consulting firm. The Parent Guarantor has reviewed its internal controls and compliance procedures in relation to these services and has not identified any evidence of misconduct.

Competition could lead to a reduction in the AB InBev Group’s margins, increase costs and adversely affect its profitability.

The AB InBev Group competes with both brewers and other drinks companies and its products compete with other beverages. Globally, brewers, as well as other players in the beverage industry, compete mainly on the basis of brand image, price, quality, distribution networks and customer service. Consolidation has significantly increased the capital base and geographic reach of the AB InBev Group’s competitors in some of the markets in which it operates, and competition is expected to increase further as the trend towards consolidation among companies in the beverage industry continues. Consolidation activity has also increased along distribution channels—in the case of both on-trade points of sale, such as pub companies, and off-trade retailers, such as supermarkets. Such consolidation could increase the purchasing power of players in the AB InBev Group’s distribution channels.

In addition to competition among brewers, the AB InBev Group competes against alternative beverages on the basis of factors over which the AB InBev Group has little or no control, which may result in fluctuations in demand for the AB InBev Group’s products. Such factors include variation and perceptions in health consciousness, changes in prevailing economic conditions, changes in the demographic make-up of target consumers, changing social trends and attitudes regarding alcoholic beverages and changes in consumer preferences for beverages. Consumer tastes and behaviors are constantly evolving, and at an increasingly rapid rate. Competition in the beverage industry is expanding and becoming more fragmented, complex and sophisticated.

Competition with brewers and producers of alternative beverages in the AB InBev Group’s various markets and an increase in the purchasing power of players in its distribution channels could cause it to reduce pricing, increase capital investment, increase marketing and other expenditures, and/or prevent it from increasing prices to recover higher costs, thereby causing it to reduce margins or lose market share. Any of the foregoing could have a material adverse effect on the AB InBev Group’s business, financial condition and results of operations. Innovation faces inherent risks, and the new products the AB InBev Group and SABMiller have introduced and the new products the AB InBev Group may introduce may not be successful, while competitors may be able to respond more quickly than the AB InBev Group can to emerging trends, such as the increasing consumer preference for “craft beers” produced by smaller microbreweries.

Additionally, the absence of level playing fields in some markets and the lack of transparency, or even certain unfair or illegal practices, such as tax evasion and corruption, may skew the competitive environment in favor of the AB InBev Group’s competitors, which could have a material adverse effect on the AB InBev Group’s profitability or ability to operate.

The ability of the AB InBev Group’s subsidiaries to distribute cash upstream may be subject to various conditions and limitations.

The Parent Guarantor is organised as a holding company and its operations are carried out through subsidiaries. The AB InBev Group’s domestic and foreign subsidiaries’ and affiliated companies’ ability to upstream or distribute cash (to be used, among other things, to meet the AB InBev Group’s financial obligations, including those in respect of the AB InBev Notes) through dividends, intercompany advances, management fees and other payments is, to a large extent, dependent on the availability of cash flows at the level of such domestic and foreign subsidiaries and affiliated companies and may be restricted by applicable laws and accounting principles. In particular, 32.8 percent (USD 14.3 billion) of former AB InBev’s total revenue of USD 43.6 billion in 2015 came from its Brazilian listed subsidiary Ambev S.A., a Brazilian company (“Ambev“), which is not wholly-owned and is listed on the São Paulo Stock Exchange and the New York Stock Exchange. In addition to the above, some of our subsidiaries are subject to laws restricting their ability to pay dividends or the amount of dividends they may pay. If the AB InBev Group is unable to obtain sufficient cash flows from its domestic and foreign subsidiaries and affiliated companies, this could adversely impact its ability to make payments of interest and principal on the Notes, and may negatively impact its business, results of operations and financial condition.

The AB InBev Group may not be able to realise the anticipated benefits and synergies of the Transaction, including as a result of difficulty in integrating the businesses of the companies involved, and any such benefits and synergies will be offset by the significant transaction fees and other costs incurred by the AB InBev Group in connection with the Transaction.

Achieving the advantages of the Transaction depends partly on the rapid and efficient combination of the AB InBev Group’s activities with SABMiller, two companies of considerable size which functioned independently and were incorporated in different countries, with geographically dispersed operations, and with different business cultures and compensation structures.

The integration process involves inherent costs and uncertainties. These uncertainties are exacerbated because SABMiller is active in new or developing markets in which the former AB InBev Group does not have significant operations, and because the former AB InBev Group had little opportunity to perform detailed due diligence on SABMiller prior to the announcement of the Transaction. The AB InBev Group may face increased exposure to certain risks as a result of the Transaction. For example:

•	SABMiller has entered into important strategic partnerships in a number of Eurasian and African countries. The AB InBev Group may face challenges in continuing to develop collaborative relationships with these partners in order to ensure that decisions are taken in such partnerships which promote the strategic and business objectives of the AB InBev Group.

•	SABMiller operates its business and markets its products in certain countries that are less developed, have less stable legal systems and financial markets, and are potentially more corrupt business environments than Europe and the United States, and therefore present greater political, economic and operational risks. The AB InBev Group is not subject to the same laws relating to corruption, and there is a risk that improper actions taken by its employees or representatives of its subsidiaries, affiliates, associates, joint ventures or other business interests may expose the AB InBev Group to potential liability and the costs associated with investigating potential misconduct. In addition, any press coverage associated with such misconduct, even if unwarranted or baseless, could damage the reputation and sales of the AB InBev Group.

Furthermore, there is no assurance that the Transaction will achieve the benefits anticipated by the AB InBev Group from the integration. The AB InBev Group believes that the consideration paid is justified, in part, by the procurement and engineering savings, brewery and distribution efficiency gains, best practice sharing and other cost savings, synergies and benefits that are expected to be achieved by combining SABMiller’s operations with the former AB InBev Group’s. However, these expected savings, gains, synergies and other benefits may not be achieved, and the assumptions upon which the former AB InBev Group determined the consideration paid for the Transaction may prove to be incorrect. The implementation of the Transaction and the successful integration of SABMiller’s operations will also require a significant amount of management time and, thus, may affect or impair management’s ability to implement the integration of the businesses effectively.

In addition, significant transaction fees and other costs associated with the Transaction have been incurred and will continue to be incurred by the AB InBev Group. These fees and costs are substantial and include financing, financial advisory, legal and accounting fees and expenses. In addition, the AB InBev Group may face additional unanticipated costs as a result of the integration of which would offset any realised synergy benefits resulting from Transaction.

Finally, the agreement which the Parent Guarantor has entered into with Altria Group Inc., pursuant to which AB InBev would provide assistance and co-operation and give certain representations, indemnities and undertakings to Altria in relation to certain matters relevant to Altria under U.S. tax legislation (the “Tax Matters Agreement”), imposes some limits on the ability of the AB InBev Group to effect some reorganisations after the completion of the Transaction which may limit the capacity to integrate SABMiller’s operations into the AB InBev Group’s.

Although the cost savings and other synergies contemplated by the Transaction are significant, there can be no assurance that the AB InBev Group will realise these benefits in the time expected, or at all. Any failures, material delays or unexpected costs of the integration process could therefore have a material adverse effect on the AB InBev Group’s business, results of operations and financial condition.

The AB InBev Group may not be able to complete any planned or other restructuring or divestitures in connection with the Transaction promptly, or at all.

Following the completion of the Transaction, the AB InBev Group has recently and may continue to dispose of certain assets or businesses of the former AB InBev Group or SABMiller. However, we may not be able to effect any restructuring or divestitures at the time intended, or at all, or at the desired price. In addition, any restructuring or divestiture could be the subject of challenges or litigation and a court could delay any such transactions or prohibit them from occurring on their proposed term, or from occurring at all, which could adversely affect the synergies and cost savings sought to be achieved in connection with the Transaction.

The Transaction has been subject to the review and authorisation of various regulatory authorities which have imposed conditions with which the AB InBev Group is required to comply with.

Completion of the Transaction was subject to a number of conditions, including receipt of regulatory clearances in certain jurisdictions. On the same day that AB InBev announced the Transaction, AB InBev announced the sale of SABMiller’s interest in MillerCoors and SABMiller’s portfolio of Miller brands (the “MillerCoors Divestiture”). On 2 March 2016, AB InBev announced that it had entered into an agreement to sell SABMiller’s 49 percent interest in CR Snow to China Resources Beer (Holdings) Co. Ltd., which previously owned 51 percent of CR Snow (the “CR Snow Divestiture”). On 19 April 2016, AB InBev announced that it had accepted a binding offer from Asahi Group Holdings, Ltd. to acquire SABMiller’s Peroni, Grolsch and Meantime brand families and their associated business (excluding certain rights in the U.S.) and on 29 April 2016, AB InBev announced that it had offered the SABMiller businesses in Central and Eastern Europe (Hungary, Romania, the Czech Republic, Slovakia and Poland) for divestiture (together, the “European Divestitures”). AB InBev also agreed to sell SABMiller’s 26.5 percent shareholding in Distell Group Limited (the “Distell Divestiture”) and AB InBev’s business in Ecuador (excluding AB InBev’s Global Brands, but including the Dorada brand previously owned by SABMiller) (the “Ecuador Divestiture”, and together with the MillerCoors Divestiture, the CR Snow Divestiture the European Divestitures and the Distell Divestiture, the “Transaction-related Divestitures”). The MillerCoors Divestiture, the CR Snow Divestiture and the disposal of the Peroni, Grolsch and Meantime brand families were completed on 11 October 2016.

The terms and conditions of any authorisations, approvals and/or clearances obtained to date, or other action taken by a regulatory authority following the closing of the Transaction to obtain further may require, among other things, the divestiture of assets or businesses of the AB InBev Group to third parties, changes to the AB InBev Group’s operations, restrictions on the ability of the AB InBev Group to operate in certain jurisdictions, restrictions on the two businesses combining their operations in certain jurisdictions or other commitments to regulatory authorities regarding ongoing operations. Any such actions could have a material adverse effect on the business of the AB InBev Group and diminish substantially the synergies and the advantages which the AB InBev Group expects to achieve from the Transaction.

In addition, divestitures and other commitments made in order to obtain regulatory approvals, or the failure by the Ab InBev Group to comply with such commitments, may have an adverse effect on the AB InBev Group’s business, results of operations, financial condition and prospects. These or any conditions, remedies or changes also reduce the price the AB InBev Group is able to obtain for such disposals or imposing additional costs on or limiting the AB InBev Group’s revenues, any of which might have a material adverse effect on the AB InBev Group and their results of operations.

The uncertainties about the effects of the Transaction could materially and adversely affect the AB InBev Group’s businesses and operations.

Uncertainty regarding the effect of the Transaction could cause disruptions to the AB InBev Group’s businesses. Customers, distributors, other business partners and other parties that have business relationships with the AB InBev Group to defer the consummation of other transactions or other decisions concerning the AB InBev Group’s businesses, or to seek to change existing business relationships. For example, on the day following the completion of the Transaction, The Coca-Cola Company notified AB InBev of its intention to acquire AB InBev’s stake in Africa’s largest bottler, Coca-Cola Beverages Africa (Pty) Ltd (CCBA). In addition, key employees of either the former AB InBev Group or the SABMiller Group could leave their employment because of the uncertainties about their roles in the AB InBev Group or because of a general desire not to remain with the AB InBev Group. Such uncertainties and disruptions related to the Transaction could disrupt the AB InBev Group’s business and have an unfavorable material effect on its financial position, its income from operations and its competitive position.

An inability to reduce costs could affect profitability.

The AB InBev Group’s future success and earnings growth depends in part on its ability to be efficient in producing, advertising and selling its products and services. Prior to completion of the Transaction, SABMiller was in the process of executing a major cost saving and efficiency programme and the AB InBev Group was pursuing a number of initiatives to improve operational efficiency. If the AB InBev Group fails for any reason to successfully complete these measures and programmes as planned or to derive the expected benefits from these measures and programmes, there is a risk of increased costs associated with these efforts, delays in benefit realisation, disruption to the business, reputational damage or a reduced competitive advantage in the medium term. Failure to generate significant cost savings and margin improvement through these initiatives could adversely affect the AB InBev Group’s profitability and its ability to achieve its financial goals.

The AB InBev Group is exposed to developing market risks, including the risks of devaluation, nationalisation and inflation.

A substantial proportion of the AB InBev Group’s operations are carried out in developing markets, which include Argentina, Bolivia, Brazil, Chile, China, Colombia, Ecuador, El Salvador, Honduras, India, Mexico, Paraguay, Peru, Russia, South Africa, Turkey, Ukraine, Uruguay and several other African countries.

The AB InBev Group’s operations and equity investments in these markets are subject to the customary risks of operating in developing countries, which include political instability or insurrection, external interference, financial risks, changes in government policy, political and economic changes, changes in the relations between countries, actions of governmental authorities affecting trade and foreign investment, regulations on repatriation of funds, interpretation and application of local laws and regulations, enforceability of intellectual property and contract rights, local labor conditions and regulations, lack of upkeep of public infrastructure, potential political and economic uncertainty, application of exchange controls, nationalisation or expropriation, empowerment legislation and policy, crime and lack of law enforcement. Such factors could affect the AB InBev Group’s results by causing interruptions to its operations or by increasing the costs of operating in those countries or by limiting its ability to repatriate profits from those countries. The financial risks of operating in developing markets also include risks of illiquidity, inflation (for example, Brazil, Argentina, Turkey and Russia have periodically experienced extremely high rates of inflation), devaluation (for example, the Brazilian, Argentine, Colombian, Peruvian, Turkish and several African currencies have been devalued frequently during the last several decades), price volatility, currency convertibility and country default.

These various factors could adversely impact the AB InBev Group’s business, results of operations and financial condition. Moreover, the economies of developing countries are often affected by developments in other developing market countries and, accordingly, adverse changes in developing markets elsewhere in the world could have a negative impact on the markets in which the AB InBev Group operates. Due to the AB InBev

Group’s geographic mix, these factors could affect the AB InBev Group more than its competitors with less exposure to developing markets, and any general decline in developing markets as a whole could impact the AB InBev Group disproportionately compared to its competitors.

Economic and political events in Argentina may adversely affect the AB InBev Group’s Argentine operations.

The Parent Guarantor’s subsidiary, Ambev, indirectly owns 100 percent of the issued share capital of a holding company with operating subsidiaries in Argentina and other South American countries. Net revenues from these operating subsidiaries in Argentina corresponded to 4.8 percent of former AB InBev’s total revenue and 5.4 percent of its EBITDA, as defined, for the year ended 31 December 2015. For AB InBev’s definition of EBITDA, as defined, see “Item 5. Operating and Financial Review—E. Results of Operations—Year Ended 31 December 2015 Compared to the Year Ended 31 December 2014—EBITDA, as defined” of AB InBev’s Form 20-F. In addition, SABMiller indirectly owns 100 percent of the issued share capital of Cervecería Argentina SA Isenbeck, a brewer located in Argentina. In the past, the Argentine economic, social and political situation has deteriorated and may continue to do so. The political instability, fluctuations in the economy, governmental actions concerning the economy of Argentina, the devaluation of the Argentine peso, inflation, Argentina’s selective default on its restructured debt in July 2014 and deteriorating macroeconomic conditions in Argentina could have a material adverse effect on the AB InBev Group’s Latin American operations, its financial condition and its results.

During recent years, the Argentine government has increased its direct intervention in the Argentine economy, including the establishment of currency controls. However, on 16 December 2015, the Argentine government announced that it was lifting these currency controls, which led to a 26.5 percent devaluation against the U.S. dollar on 17 December 2015. Since December 2015, the Argentine peso has continued to depreciate against the U.S. dollar and the devaluation may lead to further unpredictable consequences for the value of the Argentine peso, including possible further depreciation. Further devaluations in the future, if any, may decrease the AB InBev Group’s net assets in Argentina, with a balancing entry in their equity.

If the economic or political situation in Argentina further deteriorates, the AB InBev Group’s Latin American operations may be subject to additional restrictions under new foreign exchange, export repatriation or expropriation regimes that could adversely affect its liquidity and operations, and its ability to access funds from Argentina.

Political events in Ukraine, related sanctions adopted by the EU and the United States targeting Russia and economic events in Russia may adversely affect the AB InBev Group’s operations in Ukraine, Russia and elsewhere in the region.

As of 31 December 2015, former AB InBev indirectly owned 98.1 percent of the issued share capital of PJSC SUN InBev Ukraine in Ukraine, the net revenues of which accounted for less than 1 percent of its total revenues in 2015. The AB InBev Group also owns and operates beer production facilities in Ukraine. In addition, as of 31 December 2015 AB InBev indirectly owned 99.8 percent of the issued share capital of SUN InBev OJSC in Russia, the net revenues of which accounted for less than 2 percent of former AB InBev’s total revenues in 2015.

SABMiller has a strategic alliance with Anadolu Efes Biracılık ve Malt Sanayii AŞ (“Anadolu Efes”) relating to brewing, soft drinks and export operations in Turkey, Russia and Ukraine through an indirect 24 percent effective interest in Anadolu Efes which is carried as an asset on SABMiller’s balance sheet. In addition, Anadolu Efes purchases lager from SABMiller and pays royalties to SABMiller in connection with licences provided to it by SABMiller. As a result of its ownership interest, SABMiller receives dividends from Anadolu Efes (for the year ended 31 March 2016: USD 24.0 million, for the year ended 31 March 2015: USD nil). For the year ended 31 March 2015, SABMiller recorded a USD 63.0 million exceptional charge as a result of its share of Anadolu Efes’ impairment charge relating to its beer businesses in Russia and Ukraine.

Severe political instability threatens Ukraine following civilian riots, which began in November 2013, the ousting of the Ukrainian President in February 2014, and the subsequent military action in the destabilised country operating under a temporary government. As a result of ongoing conflict in the region, the United States and the EU have imposed sanctions on certain individuals and companies in Ukraine and Russia. These sanctions are targeted at persons threatening the peace and security of Ukraine, senior officials of the Government of the Russian Federation and the energy, defence and financial services sectors of Russia, but they have had macroeconomic consequences beyond those persons and industries. In response, Russia instituted a set of reciprocal sanctions, and in August 2014 it imposed a one-year import ban on certain agricultural products, food and raw materials from countries that have imposed sanctions against Russia.

In December 2014, the United States imposed further sanctions aimed at blocking new investment in the Crimea region of Ukraine and trade between the United States or U.S. persons and Crimea. These sanctions also authorised the United States government to impose sanctions on any persons determined to be operating in the Crimea region of Ukraine. Both the United States and the EU sanctions remain in place as of the date of this prospectus. SUN InBev OJSC conducts, and in the past PJSC SUN InBev Ukraine has conducted, limited selling and distribution activities in the Crimea region. Ab InBev continues to monitor its subsidiaries’ activities in light of the restrictions imposed by these and any future sanctions.

Political instability in the region has combined with low worldwide oil prices to significantly devalue the Russian ruble and may continue to have a negative impact on the Russian economy. In addition, the Ukrainian hryvnia has also experienced significant devaluation since the beginning of 2014. The possibility of additional sanctions implemented by the United States and/or the EU against Russia or vice versa, continued political instability, civil strife, deteriorating macroeconomic conditions and actual or threatened military action in the region may result in serious economic challenges in Ukraine, Russia and the surrounding areas. This could have a material adverse effect on the AB InBev Group’s operations in the region and on the results of operations of its Europe segment, and may result in impairment charges on goodwill or other intangible assets.

The size of the AB InBev Group, contractual limitations it is subject to and its position in the markets in which it operates may decrease the AB InBev Group’s ability to successfully carry out further acquisitions and business integrations.

In addition to the Transaction, in the past, the AB InBev Group and SABMiller have made acquisitions of, investments in and joint ventures and similar arrangements with, other companies and businesses. Much of the AB InBev Group’s growth in recent years is attributable to such transactions, including the combination of Interbrew SA and Ambev in 2004, the combination of InBev and Anheuser-Busch in 2008 and the combination of AB InBev and Grupo Modelo, S. de R.L. de C.V. in 2013.

The AB InBev Group may be unsuccessful in the implementation of future acquisitions, investments or joint ventures or alliances.

The AB InBev Group will need to identify suitable acquisition targets and agree on the terms with them if it is to make further acquisitions. The size of the AB InBev Group, contractual limitations to which it is subject and its position in the markets in which it operates may make it harder to identify suitable candidates, including because it may be harder for the AB InBev Group to obtain regulatory approval for future transactions. If appropriate opportunities do become available, the AB InBev Group may seek to acquire or invest in other businesses; however, any future acquisition may pose regulatory, antitrust and other risks.

In addition, after completion of any transaction in the future, the AB InBev Group may be required to integrate the acquired companies, businesses or operations into its existing operations. Such transactions may also involve the assumption of certain actual or potential, known or unknown liabilities, which may have a potential impact on its financial risk profile. These risks and limitations may limit the AB InBev Group’s ability to implement its global strategy and its ability to achieve future business growth.

A failure to satisfy obligations under the Grupo Modelo settlement agreement could adversely affect the AB InBev Group’s financial condition and results of its operations.

The settlement agreement former AB InBev reached with the U.S. Department of Justice in relation to the combination of the AB InBev Group with Grupo Modelo imposed certain obligations on the AB InBev Group, compliance with which is monitored by the United States Department of Justice and the Monitoring Trustee appointed by them. If either AB InBev or the AB InBev Group fails to fulfil its obligations under the settlement, whether intentionally or inadvertently, it could be subject to monetary fines.

An impairment of goodwill or other intangible assets would adversely affect the AB InBev Group’s financial condition and results of operations.

The AB InBev Group has previously recognised significant goodwill on its balance sheet through acquisitions. For example, as a result of the combination with Grupo Modelo in 2013, former AB InBev recognised USD 19.6 billion of goodwill on its balance sheet and recorded several brands from the Grupo Modelo business (including brands in the Corona brand family among others) as intangible assets with indefinite useful lives with a fair value of USD 4.7 billion. Similarly, as a result of the 2008 Anheuser-Busch acquisition, former AB InBev recognised USD 32.9 billion of goodwill on its balance sheet and recorded several brands from the Anheuser-Busch business (including brands in the Budweiser brand family among others) as intangible assets with indefinite useful lives with a fair value of USD 21.4 billion.

Additionally, the AB InBev Group will recognise a significant amount of incremental goodwill on its balance sheet as a result of the Transaction. The Parent Guarantor’s estimate of this amount is USD 89.5 billion.

The AB InBev Group’s accounting policy considers brands and distribution rights for its own products as intangible assets with indefinite useful lives, which are tested for impairment on an annual basis (or more often if an event or circumstance indicates that an impairment loss may have been incurred) and not amortised. The AB InBev Group will also record brands and other intangibles from the SABMiller business as intangible assets with indefinite useful lives. The Parent Guarantor’s current estimate of the fair value of such brands and other intangibles is USD 17.3 billion.

As of 31 December 2015, former AB InBev’s goodwill amounted to USD 65.1 billion and intangible assets with indefinite useful lives amounted to USD 27.7 billion, while as at 31 March 2016, SABMiller’s goodwill amounted to USD 14.3 billion. If the post-Transaction integration of former AB InBev’s and SABMiller’s business meets with unexpected difficulties or if the AB InBev Group’s business does not develop as expected, impairment charges may be incurred in the future that could be significant and that could have an adverse effect on the AB InBev Group’s results of operations and financial condition.

The AB InBev Group relies on the reputation of its brands.

The AB InBev Group’s success depends on its ability to maintain and enhance the image and reputation of its existing products and to develop a favorable image and reputation for new products. The image and reputation of its products may be reduced in the future and concerns about product quality, even when unfounded, could tarnish the image and reputation of its products. An event, or series of events, that materially damages the reputation of one or more of the AB InBev Group’s brands could have an adverse effect on the value of that brand and subsequent revenues from that brand or business. Restoring the image and reputation of the AB InBev Group’s products may be costly and may not be possible.

Moreover, the AB InBev Group’s marketing efforts are subject to restrictions on the permissible advertising style, media and messages used. In a number of countries, for example, television is a prohibited medium for advertising beer and other alcoholic beverage products, and in other countries, television advertising, while permitted, is carefully regulated. Any additional restrictions in such countries, or the introduction of similar restrictions in other countries, may constrain the AB InBev Group’s brand building potential and thus reduce the value of its brands and related revenues.

Negative publicity, perceived health risks and associated government regulations may harm the AB InBev Group’s business.

Media coverage, and publicity generally, can exert significant influence on consumer behavior and actions. If the social acceptability of beer, other alcoholic beverages or soft drinks were to decline significantly, sales of the AB InBev Group’s products could decrease materially. In recent years, there has been increased public and political attention directed at the alcoholic beverage and food and soft drinks industries. This attention is the result of health concerns related to the harmful use of alcohol, including drink driving, excessive, abusive and underage drinking and drinking while pregnant, as well as health concerns such as obesity and diabetes related to the overconsumption of food and soft drinks. Negative publicity regarding beer, other alcoholic beverage or soft drink consumption, publication of studies that indicate a significant health risk from the consumption of beer, other alcoholic beverages or soft drinks, or changes in consumer perceptions in relation to beer, other alcoholic beverages or soft drinks generally could adversely affect the sale and consumption of the AB InBev Group’s products and could harm its business, results of operations, cash flows or financial condition as consumers and customers change their purchasing patterns.

For example, in May 2013, the World Health Assembly endorsed the World Health Organisation’s (“WHO”) Global Action Plan for the Prevention and Control of Non-Communicable Diseases (“NCDs”) 2013—2020. The harmful use of alcohol has been cited as a risk factor for NCDs. The action plan for NCDs calls for at least a 10 percent relative reduction in the harmful use of alcohol, as appropriate, within national contexts.

As a further example, the Russian authorities have adopted legislative changes linked to concerns about the harmful use of alcohol. In 2012, Russia adopted bans on the sale of beer in kiosks and the sale of beer between the hours of 11:00 p.m. and 8:00 a.m., a ban on beer advertisements on television, internet, printed media, radio and outdoor beer advertisements and a further increase in excise taxes on beer. Between 2009 and 2016, the beer excise rate increased ten times—from RUB 3/litre to RUB 20/litre. Russia has also adopted prohibitions on the production of plastic beer bottles larger than 1.5 litres effective 1 January 2017. Sales of beer in plastic bottles of that size will be prohibited effective 1 June 2017. Other legislative proposals discussed in Russia include the imposition of production and turnover licensing requirements and a requirement that companies that engage in the production and marketing of beer and other malt beverages register under the Unified State Automated Information System. In addition, effective 1 January 2015, Russia now imposes a levy on manufacturers and importers that do not meet certain waste recycling targets.

Similarly, in Ukraine, from 2013 to 2014, the beer excise tax rate increased 42.5 percent to UAH 1.24/litre in 2014 and as of 1 January 2016, the excise tax rate for beer doubled to UAH 2.48/litre. At the end of December 2014, the Ukrainian Parliament significantly changed the regulatory environment for beer, making it legally equivalent to spirits. As of July 2015, beer cannot be advertised in printed media, by indoor or outdoor advertisement, on the metro and other public transportation, nor on radio and television between the hours of 6:00 p.m. and 11:00 a.m. In addition, production, wholesale and retail licensing requirements and wholesale, import and export certifications have been imposed. Effective 1 January 2015, Ukraine has also implemented a new excise tax of 5 percent for retailers on certain products, including beer and other alcoholic beverages.

Concerns over alcohol abuse and underage drinking have also caused governments, including those in Argentina, Brazil, Spain, Russia, the United Kingdom and the United States, to consider measures such as increased taxation, implementation of minimum alcohol pricing regimes or other changes to the regulatory framework governing the AB InBev Group’s marketing and other commercial practices.

Key brand names are used by the AB InBev Group, its subsidiaries, associates and joint ventures, and are licenced to third-party brewers. To the extent that the AB InBev Group or one of its subsidiaries, associates, joint ventures or licencees is subject to negative publicity, and the negative publicity causes consumers and customers to change their purchasing patterns, it could have a material adverse effect on the AB InBev Group’s business, results of operations, cash flows or financial condition. As a significant portion of the AB InBev Group’s operations occur in developing and growth markets, there is a greater risk that the AB InBev Group may be subject to negative publicity, in particular in relation to labor rights and local work conditions. Negative publicity that materially damages the reputation of one or more of the AB InBev Group’s brands could have an adverse effect on the value of that brand and subsequent revenues from that brand or business, which could adversely impact the AB InBev Group’s business, results of operations, cash flows and financial condition.

Demand for the AB InBev Group’s products may be adversely affected by changes in consumer preferences and tastes.

The AB InBev Group depends on its ability to satisfy consumer preferences and tastes. Consumer preferences and tastes can change in unpredictable ways due to a variety of factors, such as changes in demographics, consumer health and wellness, concerns about obesity or alcohol consumption, product attributes and ingredients, changes in travel, vacation or leisure activity patterns, weather, negative publicity resulting from regulatory action or litigation against the AB InBev Group or comparable companies or a downturn in economic conditions. Consumers also may begin to prefer the products of competitors or may generally reduce their demand for products in the category. Failure by the AB InBev Group to anticipate or respond adequately either to changes in consumer preferences and tastes or to developments in new forms of media and marketing could adversely impact the AB InBev Group’s business, results of operations and financial condition.

Seasonal consumption cycles and adverse weather conditions may result in fluctuations in demand for the AB InBev Group’s products.

Seasonal consumption cycles and adverse weather conditions in the markets in which the AB InBev Group operates may have an impact on its operations. This is particularly true in the summer months, when unseasonably cool or wet weather can affect sales volumes. Demand for beer is normally more depressed in major markets in the Northern Hemisphere during the first and fourth quarters of each year, and the AB InBev Group’s consolidated net revenue from those markets is therefore normally lower during this time. Although this risk is somewhat mitigated by the AB InBev Group’s relatively balanced footprint in both hemispheres, the AB InBev Group will continue to be relatively more exposed to the markets in the Northern Hemisphere than to the markets in the Southern Hemisphere, which could adversely impact its business, results of operations and financial condition.

Climate change, or legal, regulatory or market measures to address climate change, may negatively affect the AB InBev Group’s business or operations, and water scarcity or poor quality could negatively impact its production costs and capacity.

There is a growing concern that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. In the event that such climate change has a negative effect on agricultural productivity, the AB InBev Group may be subject to decreased availability or less favorable pricing for certain agricultural commodities that are necessary for its products, such as barley, hops, sugar and corn. In addition, public expectations for reductions in greenhouse gas emissions could result in increased energy, transportation and raw material costs and may require the AB InBev Group to make additional investments in facilities and equipment due to increased regulatory pressures. As a result, the effects of climate change could have a long-term, material adverse impact on the AB InBev Group’s business and results of operations.

The AB InBev Group also faces water scarcity and quality risks. Clean water is a limited resource in many parts of the world, facing unprecedented challenges from climate change and the resulting change in precipitation patterns and frequency of extreme weather, over-exploitation, increasing pollution, and poor water management. As demand for water continues to increase around the world, and as water becomes scarcer and the quality of available water deteriorates, the AB InBev Group may be affected by increasing production costs or capacity constraints, which could adversely affect its business and results of operations.

The AB InBev Group is required to report greenhouse gas emissions, energy data and other related information to a variety of entities, and to comply with the wider obligations of the EU Emissions Trading Scheme (“ETS”). If the AB InBev Group is unable to measure, track and disclose information accurately and in a timely manner, it could be subject to civil penalties for non-compliance in the various EU ETS member jurisdictions in which it will operate. In addition, the need for the AB InBev Group to comply with the ETS could result in increased operational costs if the AB InBev Group is unable to meet its compliance obligations and exceeds its emission allocations. There is also a risk of new environmental regulation in many geographies where the AB InBev Group operates, including the EU, United States and China, among others. For example, in May 2014, the State Council of the People’s Republic of China issued a plan that sets compulsory reduction goals related to pollutant emissions, energy consumption and carbon emissions that could require additional investment, business capabilities or operational changes.

If any of the AB InBev Group’s products are defective or found to contain contaminants, the AB InBev Group may be subject to product recalls or other liabilities.

The AB InBev Group takes precautions to ensure that its beverage products and its associated packaging materials (such as bottles, crowns, cans and other containers) meet accepted food safety and regulatory standards. Such precautions include quality-control programmes and various technologies for primary materials, the production process and their final products. The AB InBev Group has established procedures to correct issues or concerns that are detected.

In the event that contamination or a defect does occur in the future, it may lead to business interruptions, product recalls or liability, each of which could have an adverse effect on the AB InBev Group’s business, reputation, prospects, financial condition and results of operations.

Although the AB InBev Group maintains insurance policies against certain product liability (but not product recall) risks, it may not be able to enforce its rights in respect of these policies, and, in the event that contamination or a defect occurs, any amounts that may be recoverable may not be sufficient to offset any damage it may suffer, which could adversely impact its business, results of operations and financial condition.

The AB InBev Group may not be able to protect its intellectual property rights.

The AB InBev Group’s future success depends significantly on its ability to protect its current and future brands and products and to defend its intellectual property rights, including trademarks, patents, domain names, trade secrets and know-how. The AB InBev Group has been granted numerous trademark registrations covering its brands and products and has filed, and expects to continue to file, trademark and patent applications seeking to protect newly developed brands and products. The AB InBev Group cannot be sure that trademark and patent registrations will be issued with respect to any of its applications. There is also a risk that the AB InBev Group could, by omission, fail to renew a trademark or patent on a timely basis or that its competitors will challenge, invalidate or circumvent any existing or future trademarks and patents issued to, or licensed by, it.

Although the AB InBev Group has taken appropriate action to protect its portfolio of intellectual property rights (including trademark registration and domain names), it cannot be certain that the steps they have taken will be sufficient or that third parties will not infringe upon or misappropriate proprietary rights. Moreover, some of the countries in which the AB InBev Group operates offer less efficient intellectual property protection than is available in Europe or the United States. If the AB InBev Group is unable to protect its proprietary rights against infringement or misappropriation, it could have a material adverse effect on the AB InBev Group’s business, results of operations, cash flows or financial condition, and in particular, on its ability to develop its business.

The consolidation of retailers may adversely affect the AB InBev Group.

The retail industry in Europe and in many countries in which the AB InBev Group operates continues to consolidate. Large retailers may seek to improve profitability and sales by asking for lower prices or increased trade spending. The efforts of retailers could result in reduced profitability for the beer industry as a whole and indirectly adversely affect the AB InBev Group’s financial results.

The AB InBev Group could incur significant costs as a result of compliance with, and/or violations of or liabilities under, various regulations that govern the AB InBev Group’s operations.

The AB InBev Group’s business is highly regulated in many of the countries in which it or its licensed third parties operates. The regulations adopted by the authorities in these countries govern many parts of the AB InBev Group’s future operations, including brewing, marketing and advertising (in particular to ensure the AB InBev Group’s advertising is directed to individuals of legal drinking age), environmental protection, transportation, distributor relationships and sales. The AB InBev Group may be subject to claims that it has not complied with existing laws and regulations, which could result in fines and penalties or loss of operating licences. The AB InBev Group is also routinely subject to new or modified laws and regulations with which it must comply in order to avoid claims, fines and other penalties, which could adversely impact the AB InBev Group’s business, results of operations and financial condition. The AB InBev Group may also be subject to laws and regulations aimed at reducing the availability of beer and other alcoholic beverage products in some of the AB InBev Group’s markets to address alcohol abuse and other social issues. There can be no assurance that the AB InBev Group will not incur material costs or liabilities in connection with compliance with applicable regulatory requirements, or that such regulation will not interfere with the AB InBev Group’s beer, other alcoholic beverage and soft drinks businesses.

Certain states in the United States and various countries have adopted laws and regulations that require deposits on beverages or establish refillable bottle systems. Such laws generally increase beer prices above the costs of deposit and may result in sales declines. Lawmakers in various jurisdictions in which the AB InBev Group operates continue to consider similar legislation, the adoption of which would impose higher operating costs on the AB InBev Group while depressing sales volume.

The level of regulation to which the AB InBev Group’s businesses are subject can be affected by changes in the public perception of beer, other alcoholic beverage and soft drink consumption. In recent years, there has been increased social and political attention in certain countries directed at the beer, other alcoholic beverage and soft drink industries, and governmental bodies may respond to any public criticism by implementing further regulatory restrictions on advertising, opening hours, drinking ages or marketing activities (including the marketing or selling of beer at sporting events). Such public concern and any resulting restrictions may cause the social acceptability of beer, other alcoholic beverages or soft drinks to decline significantly and consumption trends to shift away from these products, which would have a material adverse effect on the AB InBev Group’s business, financial condition and results of operations.

The AB InBev Group is exposed to the risk of litigation.

The AB InBev Group is now and may in the future be, party to legal proceedings and claims and significant damages may be asserted against them. Given the inherent uncertainty of litigation, it is possible that the AB InBev Group might incur liabilities as a consequence of proceedings and claims brought against it, including those that are not currently believed by the AB InBev Group to be reasonably possible.

Moreover, companies in the alcoholic beverage industry and soft drink industry are, from time to time, exposed to collective suits (class actions) or other litigation relating to alcohol advertising, alcohol abuse problems or health consequences from the excessive consumption of beer, other alcoholic beverages and soft drinks. As an illustration, certain beer and other alcoholic beverage producers from Brazil, Canada, Europe and the United States have been involved in class actions and other litigation seeking damages for, among other things, alleged marketing of alcoholic beverages to underage consumers. If any of these types of litigation were to result in fines, damages or reputational damage to the AB InBev Group or its brands, this could have a material adverse effect on the AB InBev Group’s business, results of operations, cash flows or financial position.

The beer and beverage industry may be subject to adverse changes in taxation.

Taxation on beer, other alcoholic beverage and soft drink products in the countries in which the AB InBev Group operates is comprised of different taxes specific to each jurisdiction, such as excise and other indirect taxes (such as VAT). In many jurisdictions, excise and other indirect taxes and duties, including additional duties resulting from legislation regarding minimum alcohol pricing, make up a large proportion of the cost of beer charged to customers. Increases in excise and other indirect taxes applicable to the AB InBev Group’s products either on an absolute basis or relative to the levels applicable to other beverages will tend to adversely affect the AB InBev Group’s revenue or margins, both by reducing overall consumption of the AB InBev Group’s products and by encouraging consumers to switch to other categories of beverages. These increases may also adversely affect the affordability of the AB InBev Group’s products and its profitability. Since 2013, Russia, Ukraine, Australia, South Africa, Egypt and Singapore, among others, increased beer excise taxes.

In Russia, between 2009 and 2016, the beer excise rate increased ten times—from RUB 3/litre to RUB 20/litre. Similarly, in Ukraine, from 2013 to 2014, the beer excise tax rate increased 42.5 percent to UAH 1.24/litre in 2014 and in 2015 an additional 5 percent excise tax was imposed on retailers of certain products, including beer and other alcoholic beverages. As of 1 January 2016, the beer excise tax in Ukraine doubled to UAH 2.48/litre. These tax increases have resulted in significant price increases in both countries, and will continue to reduce sales of beer by the AB InBev Group and its associates. See “—Negative publicity, perceived health risks and associated government regulations may harm the AB InBev Group’s business.”

In the United States, the brewing industry is subject to significant taxation. The United States federal government currently levies an excise tax of USD 18 per barrel (equivalent to approximately 117 litres) on beer sold for consumption in the United States. All states also levy excise and/or sales taxes on alcoholic beverages. From time to time, there are proposals to increase these taxes, and in the future these taxes could increase. Increases in excise taxes on alcohol could adversely affect the AB InBev Group’s United States business and its profitability.

Minimum pricing is another form of fiscal regulation that can affect the AB InBev Group’s profitability. In 2012, the Scottish Government legislated to introduce a minimum unit price for alcoholic beverages (although its implementation was blocked by a decision of the Court of Justice of the EU in December 2015). In November 2012, the UK Government published for consultation its own proposal to introduce a minimum unit price for alcoholic beverages; following the consultation, in July 2013, the UK government decided not to pursue minimum unit pricing. In October 2013, Northern Ireland and the Republic of Ireland decided to implement a cross-border minimum unit price for alcoholic beverages calculated on a sale price per gram of alcohol, although the question of legality under EU law remains to be determined.

Proposals to increase excise or other indirect taxes, including legislation regarding minimum alcohol pricing, may result from the current economic climate and may also be influenced by changes in the public perception regarding the consumption of beer, other alcoholic beverages and soft drinks. To the extent that the effect of the tax reforms described above or other proposed changes to excise and other indirect duties in the countries in which the AB InBev Group operates is to increase the total burden of indirect taxation on the AB InBev Group’s products, the results of the AB InBev Group’s operations in those countries could be adversely affected.

In addition to excise and other indirect duties, the AB InBev Group is subject to income and other taxes in the countries in which it operates. There can be no assurance that the operations of the AB InBev Group’s breweries and other facilities will not become subject to increased taxation by national, local or foreign authorities or that the AB InBev Group and its subsidiaries will not become subject to higher corporate income tax rates or to new or modified taxation regulations and requirements.

For example, the work being carried out by the Organisation for Economic Co-operation and Development on base erosion and profit shifting or initiatives at EU level (including the anti-tax-avoidance directive adopted by the Council of the EU on 12 July 2016) as a response to increasing globalisation of trade and business operations could result in changes in tax treaties, the introduction of new legislation, updates to existing legislation, or changes to regulatory interpretations of existing legislation, any of which could impose additional taxes on businesses. Any such increases or changes in taxation would tend to adversely impact the AB InBev Group’s results of operations.

The AB InBev Group is exposed to antitrust and competition laws in certain jurisdictions and the risk of changes in such laws or in the interpretation and enforcement of existing antitrust and competition laws.

The AB InBev Group is subject to antitrust and competition laws in the jurisdictions in which it operates, and in a number of jurisdictions where the AB InBev Group produces and/or sells a significant portion of the beer consumed. Consequently, the AB InBev Group may be subject to regulatory scrutiny in certain of these jurisdictions and in June 2016, the European Commission announced an investigation into alleged abuse of a dominant position by AB InBev. There can be no assurance that the introduction of new competition laws in the jurisdictions in which the AB InBev Group operates, the interpretation of existing antitrust or competition laws or the enforcement of existing antitrust or competition laws, or any agreements with antitrust or competition authorities, against the AB InBev Group or its subsidiaries, including Ambev, will not affect the AB InBev Group’s business or the businesses of its subsidiaries in the future.

The AB InBev Group’s operations are subject to environmental regulations, which could expose it to significant compliance costs and litigation relating to environmental issues.

The AB InBev Group’s operations are subject to environmental regulations by national, state and local agencies, including, in certain cases, regulations that impose liability without regard to fault. These regulations can result in liability that might adversely affect the AB InBev Group’s operations. The environmental regulatory climate in the markets in which the AB InBev Group operates is becoming stricter, with a greater emphasis on enforcement.

While the AB InBev Group continuously invests in reducing its environmental risks and budgets for future capital and operating expenditures to maintain compliance with environmental laws and regulations, there can be no assurance it will not incur substantial environmental liability or that applicable environmental laws and regulations will not change or become more stringent in the future.

AB InBev’s subsidiary, Ambev, operates a joint venture in Cuba, in which the Government of Cuba is its joint venture partner. Cuba remains subject to comprehensive economic and trade sanctions by the United States and the AB InBev Group’s operations in Cuba may adversely affect the AB InBev Group’s reputation and the liquidity and value of its securities.

On 28 January 2014, a subsidiary of AB InBev’s subsidiary Ambev acquired from AB InBev a 50 percent equity interest in Cervecería Bucanero S.A., a Cuban company in the business of producing and selling beer. Consequently, AB InBev indirectly owns, through its subsidiary Ambev, a 50 percent equity interest in Cervecería Bucanero S.A. The other 50 percent equity interest is owned by the Government of Cuba. Cervecería Bucanero S.A. is operated as a joint venture in which Ambev appoints the general manager. Cervecería Bucanero S.A.’s main brands are Bucanero and Cristal, but it also imports and sells in Cuba other brands produced by certain of AB InBev’s non-U.S. subsidiaries. In 2015, Cervecería Bucanero S.A. sold 1.5 million hectolitres, representing about 0.3 percent of the AB InBev Group’s global volume of 457 million hectolitres for the year. Although Cervecería Bucanero S.A.’s production is primarily sold in Cuba, a small portion of its production is exported to and sold by certain distributors in other countries outside Cuba (but not in the United States).

The United States Treasury Department’s Office of Foreign Assets Control and the United States Commerce Department together administer and enforce broad and comprehensive economic and trade sanctions based on United States foreign policy towards Cuba. Although the AB InBev Group’s operations in Cuba through its subsidiary Ambev are quantitatively immaterial, the AB InBev Group’s overall business reputation may suffer or it may face additional regulatory scrutiny as a result of the AB InBev Group’s activities in Cuba based on the identification of Cuba as a target of U.S. economic and trade sanctions.

In addition, the Cuban Liberty and Democratic Solidarity (LIBERTAD) Act of 1996 (known as the “Helms-Burton Act”) authorises private lawsuits for damages against anyone who traffics in property confiscated without compensation by the Government of Cuba from persons who at the time were, or have since become, nationals of the U.S. Although this section of the Helms-Burton Act is currently suspended by discretionary presidential action, the suspension may not continue in the future. Claims accrue notwithstanding the suspension and may be asserted if the suspension is discontinued. The Helms-Burton Act also includes a section that authorises the U.S. Department of State to prohibit entry into the United States of non-U.S. persons who traffic in confiscated property, and corporate officers and principals of such persons, and their families. In 2009, AB InBev received notice of a claim purporting to be made under the Helms-Burton Act relating to the use of a trademark by Cervecería Bucanero S.A., which is alleged to have been confiscated by the Cuban government and trafficked by AB InBev through its former ownership and management of Cervecería Bucanero S.A. Although AB InBev has attempted to review and evaluate the validity of the claim, due to the uncertain underlying circumstances, AB InBev is currently unable to express a view as to the validity of such claim, or as to the claimants’ standing to pursue it.

The AB InBev Group may not be able to recruit or retain key personnel.

In order to develop, support and market its products, the AB InBev Group must hire and retain skilled employees with particular expertise. The implementation of the AB InBev Group’s strategic business plans could be undermined by a failure to recruit or retain key personnel or the unexpected loss of senior employees, including in acquired companies.

The AB InBev Group faces various challenges inherent in the management of a large number of employees across diverse geographical regions. It is not certain that the AB InBev Group will be able to attract or retain its key employees and successfully manage them, which could disrupt its business and have an unfavourable material effect on its financial position, its income from operations and its competitive position.

The AB InBev Group is exposed to labour strikes and disputes that could lead to a negative impact on its costs and production level.

The AB InBev Group’s success depends on maintaining good relations with its workforce. In several of its operations, a majority of the AB InBev Group’s workforce is unionised. For instance, a majority of the hourly employees at the AB InBev Group’s breweries in several key countries in different geographies are represented by unions. The AB InBev Group’s production may be affected by work stoppages or slowdowns as a result of disputes under existing collective labour agreements with labour unions. The AB InBev Group may not be able to satisfactorily renegotiate its collective labour agreements when they expire and may face tougher negotiations or higher wage and benefit demands. Furthermore, a work stoppage or slowdown at the AB InBev Group’s facilities could interrupt the transport of raw materials from its suppliers or the transport of its products to its customers. Such disruptions could put a strain on the AB InBev Group’s relationships with suppliers and clients and may have lasting effects on its business even after the disputes with its labour force have been resolved, including as a result of negative publicity.

The AB InBev Group’s production may also be affected by work stoppages or slowdowns that affect its suppliers, distributors and retail delivery/logistics providers as a result of disputes under existing collective labour agreements with labour unions, in connection with negotiations of new collective labour agreements, as a result of supplier financial distress, or for other reasons.

A strike, work stoppage or slowdown within the AB InBev Group’s operations or those of its suppliers, or an interruption or shortage of raw materials for any other reason (including but not limited to financial distress, natural disaster, or difficulties affecting a supplier) could have a material adverse effect on the AB InBev Group’s earnings, financial condition and ability to operate its business.

Information technology failures could disrupt the AB InBev Group’s operations.

The AB InBev Group relies on information technology systems to process, transmit, and store electronic information. A significant portion of the communication between its personnel, customers, and suppliers depends on information technology. As with all large systems, the AB InBev Group’s information systems may be vulnerable to a variety of interruptions due to events beyond its control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers or other security issues.

The AB InBev Group depends on information technology to enable it to operate efficiently and interface with customers, as well as to maintain in-house management and control. The AB InBev Group also enters into various information technology services agreements pursuant to which its information technology infrastructure is outsourced to leading vendors.

The information systems of the former AB InBev Group and SABMiller will be subject to integration into the AB InBev Group. Any failure or delay to such integration could have a material adverse effect on the AB InBev Group’s business, results of operations, cash flows or financial condition.

In addition, the concentration of processes in shared services centres means that any technology disruption could impact a large portion of the AB InBev Group’s business within the operating zones served. If it does not allocate, and effectively manage, the resources necessary to build and sustain the proper technology infrastructure, the AB InBev Group could be subject to transaction errors, processing inefficiencies, loss of customers, business disruptions, or the loss of or damage to intellectual property through a security breach. As with all information technology systems, the AB InBev Group’s system could also be penetrated by outside parties intent on extracting information, corrupting information or disrupting business processes.

The AB InBev Group takes various actions with the aim of minimising potential technology disruptions, such as investing in intrusion detection solutions, proceeding with internal and external security assessments, building and implementing disaster recovery plans and reviewing risk management processes. Notwithstanding these efforts, technology disruptions could disrupt the AB InBev Group’s business. For example, if outside parties gained access to confidential data or strategic information and appropriated such information or made such information public, this could harm the AB InBev Group’s reputation or its competitive advantage. More generally, technology disruptions could have a material adverse effect on the AB InBev Group’s business, results of operations, cash flows or financial condition.

While the AB InBev Group continues to invest in new technology monitoring and cyber-attack prevention systems, it nonetheless may experience attempted breaches of its technology systems and networks from time to time. In 2015, as in previous years, the AB InBev Group experienced attempted breaches of its technology systems and networks. None of the attempted breaches of the AB InBev Group’s systems (as a result of cyber-attacks, security breaches or similar events) had a material impact on its business or operations or resulted in material unauthorised access to its data or its customers’ data.

Natural and other disasters could disrupt the AB InBev Group’s operations.

The AB InBev Group’s business and operating results could be negatively impacted by natural, social, technical or physical risks, such as a widespread health emergency (or concerns over the possibility of such an emergency), earthquakes, hurricanes, flooding, fire, water scarcity, power loss, loss of water supply, telecommunications and information technology system failures, cyber-attacks, labour disputes, political instability, military conflict and uncertainties arising from terrorist attacks, including a global economic slowdown, the economic consequences of any military action and associated political instability.

The AB InBev Group’s insurance coverage may not be sufficient.

The AB InBev Group purchases insurance for director and officer liability and other coverage where required by law or contract or where considered to be in the best interest of the company. Even though the AB InBev Group will maintain these insurance policies, it self-insures most of its insurable risk. Should an uninsured loss or a loss in excess of insured limits occur, this could adversely impact the AB InBev Group’s business, results of operations and financial condition.

The AB InBev Group may be unable to influence its strategic partnerships.

A portion of the AB InBev Group’s global portfolio consists of strategic partnerships in new or developing markets such as China, Turkey, countries in the Commonwealth of Independent States and a number of countries in Africa. There are challenges in influencing these diverse cultures to ensure that the AB InBev Group integrates these business interests successfully into its wider global portfolio. There can be challenges in ensuring that decisions are taken in such partnerships which promote the strategic and business objectives of the AB InBev Group.

USE OF PROCEEDS

We will not receive any proceeds from the exchanges of the AB InBev Notes for the SABMiller Notes pursuant to the exchange offers. In exchange for issuing the AB InBev Notes and paying the cash consideration, we will receive the tendered SABMiller Notes. The SABMiller Notes surrendered in connection with the exchange offers will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the six months ended 30 June 2016 and 2015 and each of the five years ended 31 December 2015, 2014, 2013, 2012 and 2011, calculated in accordance with International Financial Reporting Standards. Our historical ratios of earnings to fixed charges have not been adjusted to give effect to the Transaction, which completed subsequent to the periods indicated, and may not be indicative of our ratios of earnings to fixed charges as at the date of this prospectus or for any future period. This information should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Six months ended 30 June		Year ended 31 December
	2016	2015	2015	2014	2013	2012(1)	2011(1)
	(USD million)
Earnings:
Profit from operations before taxes and share of results of associates	1,661	6,478	12,451	13,792	18,240	10,380	9,062
Add: Fixed charges (below)	2,054	1,124	2,200	2,366	2,389	2,361	3,702
Less: Interest Capitalized (below)	9	12	28	39	38	57	110

Total earnings	3,707	7,590	14,623	16,119	20,591	12,684	12,654

Fixed charges:
Interest expense and similar charges	1,804	936	1,805	1,969	2,005	2,008	3,216
Accretion expense	193	131	266	266	261	209	286
Interest capitalized	9	12	28	39	38	57	110
Estimated interest portion of rental expense	48	45	78	92	85	87	90

Total fixed charges	2,054	1,124	2,200	2,366	2,389	2,361	3,702

Ratio of earnings to fixed charges	1.80	6.75	6.65	6.81	8.62	5.37	3.42

(1)	2012 and 2011 as reported, adjusted to reflect the changes on the revised IAS 19 Employee Benefits.

The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For the purposes of computing this ratio, earnings consist of profit from operations before taxes and share of results of associates, plus fixed charges, minus interest capitalized during the period. Fixed charges consist of interest and accretion expense, interest on finance lease obligations, interest capitalized, plus one-third of rent expense on operating leases, estimated by us as representative of the interest factor attributable to such rent expense. AB InBev did not have any preferred stock outstanding and did not pay or accrue any preferred stock dividends during the periods presented above.

RECENT DEVELOPMENTS

Performance of SABMiller Retained Businesses for the Half Year Ended 30 September 2016

This section presents a summary of the performance of SABMiller’s consolidated subsidiaries for the six months ended 30 September 2016 as compared with the six months ended 30 September 2015, presented in accordance with AB InBev’s basis of preparation, excluding the contribution to SABMiller’s historical performance from (i) SABMiller Group’s share of associates’ and joint ventures’, (ii) certain businesses that were disposed concurrently with completion of the Transaction and (ii) certain businesses that are currently held for sale. The list of excluded businesses and brands is:

•	MillerCoors and SABMiller’s portfolio of Miller brands outside the U.S.;

•	Peroni, Grolsch and Meantime brand families and associated businesses in Italy, the Netherlands and the UK; and

•	SABMiller’s businesses in Central and Eastern Europe (Hungary, Romania, the Czech Republic, Slovakia and Poland).

SABMiller’s consolidated subsidiaries other than these excluded brands and businesses are referred to in this section as “SABMiller Retained Businesses”.

The consolidated total sales volumes for the six months ended 30 September 2016 of SABMiller Retained Businesses were 77.8 million hectoliters, compared with 73.0 million hectoliters for the six months ended 30 September 2015. Certain acquisitions and disposals positively impacted SABMiller Retained Businesses consolidated total sales volumes by 5.4 million hectoliters for the six months ended 30 September 2016. Excluding the effect of the acquisition and disposal activity, SABMiller Retained Businesses consolidated total sales volumes declined by 1% in the six months ended 30 September 2016 compared with the six months ended 30 September 2015 driven primarily by declines in Latin America as a result of the earthquake in Ecuador in April 2016 and in certain countries in Africa which more than offset growth elsewhere.

The net revenue for the six months ended 30 September 2016 of SABMiller Retained Businesses was USD 5.8 billion, compared with USD 5.7 billion for the six months ended 30 September 2015. SABMiller Retained Businesses net revenue for the six months ended 30 September 2016 reflects an unfavorable currency translation impact of USD 0.6 billion, arising from currency translation effects in Latin America and Africa. In addition, certain acquisitions and disposals positively impacted SABMiller Retained Businesses net revenue by USD 0.3 billion for the six months ended 30 September 2016. Excluding currency translation effects and the effect of the acquisition and disposal activity, SABMiller Retained Businesses net revenue grew by 6% in the six months ended 30 September 2016 compared with the six months ended 30 September 2015 driven primarily by increased prices, revenue management initiatives and positive brand mix.

Post-Transaction AB InBev Group Integration

Following completion of the Transaction on 10 October 2016, we began implementing an internal reorganization of the AB InBev Group. Our reorganization is intended to integrate the business operations of SABMiller Limited and its subsidiaries with the rest of the AB InBev Group, ensure optimal access to cash and foreign currencies to service debt and fund dividends to shareholders of the AB InBev Group and provide sufficient flexibility to undertake future transactions or reorganizations. As a result of this ongoing reorganization, certain obligors under the AB InBev Notes, including ABIWW, and the operating businesses which they directly or indirectly own (including the AB InBev Group’s U.S. operating businesses and certain Mexican, Latin American and Asian operating businesses) have become or are expected to become indirect subsidiaries of SABMiller Limited and SABMiller Holdings Inc. by the end of the first quarter of 2017. Certain obligors under the AB InBev Notes, including ABIWW, have acquired or are expected to acquire certain Latin American and South African operating businesses by the end of the first quarter of 2017. The diagram below presents a simplified view of our post-reorganization holding structure that is in the process of being implemented and does not show most intermediate holding companies or include all of the AB InBev Group’s operating assets.

The chart above excludes certain assets of SABMiller in Central and Eastern Europe (Hungary, Romania, the Czech Republic, Slovakia and Poland), which AB InBev announced that it had offered for sale on 29 April 2016, subject to certain third-party rights. The divestiture of SABMiller’s businesses in Central and Eastern Europe is pending and remains conditional on the European Commission’s approval of the purchaser(s) as suitable purchaser(s).

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

The AB InBev Group is conducting the exchange offers to simplify its capital structure, to give existing holders of SABMiller Notes, which have not been registered with the SEC, the option to obtain SEC-registered securities issued by Anheuser-Busch InBev Worldwide Inc., which will be pari passu with our other unsecured and unsubordinated debt securities, and to centralize AB InBev’s reporting obligations under our various debt instruments. The AB InBev Group is conducting the consent solicitations to (1) eliminate substantially all of the restrictive covenants in the SABMiller Note Documents, and (2) eliminate certain Events of Default due to (a) the acceleration of certain other indebtedness and (b) certain decrees or judgments being entered against members of the AB InBev Group or their assets.

Concurrently with the exchange offers, the AB InBev Group is also conducting a consent solicitation process and an exchange offer process (the “foreign liability management processes”) with respect to a series of English law governed debt securities issued by SABMiller Holdings Inc. and a series of Australian law governed debt securities issued by FBG Treasury (Aust.) Pty Ltd (an affiliate of SABMiller), respectively. Each series is guaranteed by SABMiller Limited. The foreign liability management processes are each only open to any holder of the applicable securities that can make certain representations, including that it is not located in the United States and it is not participating from the United States or it is acting on a non-discretionary basis for a principal that is located outside the United States and that is not giving an order to participate from the United States. Holders that hold any such securities that cannot make the required representations may not participate in the applicable foreign liability management process. Any securities issued under the foreign liability management processes will not be registered with the SEC and may not be offered or sold in the United States or for the account or benefit of U.S. persons absent such registration or an applicable exemption from the registration requirements of the Securities Act.

Terms of the Exchange Offers and Consent Solicitations

In the exchange offers, we are offering in exchange for a holder’s outstanding SABMiller Notes the following AB InBev Notes:

Aggregate Principal Amount	Title of Series of Notes Issued by SABMiller to be Exchanged	Title of Series of Notes to be Issued by AB InBev	Interest Payment Dates for Both SABMiller Notes and AB InBev Notes
USD 700,000,000	6.50% Notes due 2018	6.500% Notes due 2018	15 January and 15 July
USD 750,000,000	2.200% Fixed Rate Notes due 2018	2.200% Notes due 2018	1 February and 1 August
USD 350,000,000	Floating Rate Notes due 2018	Floating Rate Notes due 2018	1 February, 1 May, 1 August and 1 November
USD 2,500,000,000	3.750% Notes due 2022	3.750% Notes due 2022	15 January and 15 July
USD 300,000,000	6.625% Guaranteed Notes due 2033	6.625% Notes due 2033	15 February and 15 August
USD 300,000,000	5.875% Notes due June 2035	5.875% Notes due 2035	15 June and 15 December
USD 1,500,000,000	4.950% Notes due 2042	4.950% Notes due 2042	15 January and 15 July

Specifically, (i) in exchange for each $1,000 principal amount of SABMiller Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive the Total Consideration and (ii) in exchange for each $1,000 principal amount of SABMiller Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium.

The AB InBev Notes will be issued only in minimum denominations of $1,000 and whole multiples of $1,000 thereafter. See “Description of the AB InBev Notes and Guarantees—General.” We will not accept tenders of SABMiller Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AB InBev Notes below the applicable minimum denomination. If the Issuer would be required to issue an AB InBev Note in a denomination other than $1,000 or a whole multiple of $1,000 above such minimum denomination, the Issuer will, in lieu of such issuance:

•	issue an AB InBev Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination; and pay a cash amount equal to the difference between (i) the principal amount of the AB InBev Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the AB InBev Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount of such SABMiller Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will the AB InBev Group be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

The interest rate, interest payment dates, optional redemption prices (subject to certain technical changes to ensure, as applicable, the fall-back calculations of LIBOR and the treasury rate are consistent with the methods used in AB InBev’s recently issued public indebtedness) and maturity of each series of AB InBev Notes to be issued by the Issuer in the exchange offers will be the same as those of the corresponding series of SABMiller Notes to be exchanged. The AB InBev Notes received in exchange for the tendered SABMiller Notes will accrue interest from (and including) the most recent date to which interest has been paid on those SABMiller Notes; provided, that interest will only accrue with respect to the aggregate principal amount of AB InBev Notes you receive, which will be less than the principal amount of SABMiller Notes you tendered for exchange in the event that your SABMiller Notes are tendered after the Early Participation Date. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on SABMiller Notes you exchange at the time of the exchange.

Each series of AB InBev Notes is a new series of debt securities that will be issued under the Indenture. The terms of the AB InBev Notes will include those expressly set forth in such notes, the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In conjunction with the exchange offers, we are also soliciting consents from the holders of each series of SABMiller Notes to effect a number of amendments to the applicable SABMiller Note Document under which each such series of notes were issued and are governed. You may not consent to the proposed amendments to the relevant SABMiller Note Document without tendering your SABMiller Notes in the appropriate exchange offer and you may not tender your SABMiller Notes for exchange without consenting to the applicable proposed amendments.

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of the Requisite Consents. We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. For information about other conditions to our obligations to complete the exchange offers, see “—Conditions to the Exchange Offers and Consent Solicitations.” For a description of the proposed amendments, see “The Proposed Amendments.” The Requisite

Consents must be received with respect to all series of SABMiller Notes in order for the SABMiller Note Documents to be amended; however, the proposed amendments may become effective with respect to any series of SABMiller Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary.

If the Requisite Consents are received and accepted, and the other conditions to the exchange offer have been satisfied or where permitted waived, with respect to the SABMiller Notes of a given series, then SABMiller and the SABMiller Notes Agent or Trustee under the relevant SABMiller Note Document will execute a supplemental indenture or supplemental fiscal and paying agency agreement, as applicable, setting forth the proposed amendments in respect of the relevant series of SABMiller Notes. Under the terms of the applicable supplemental indenture or supplemental fiscal and paying agency agreement, the proposed amendments will become effective on the Settlement Date with respect to that series. Each non-consenting holder of a series of SABMiller Notes will be bound by the applicable supplemental indenture or supplemental fiscal and paying agency agreement. The form of each supplemental indenture and each supplemental fiscal and paying agency agreement is filed as an exhibit to this registration statement of which this prospectus forms a part.

Conditions to the Exchange Offers and Consent Solicitations

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions: (a) the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of all series of SABMiller Notes, which, for the avoidance of doubt, shall include the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of the SABMiller Notes (the “Requisite Consents”), (b) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of the SABMiller Notes of all series held by persons other than SABMiller or any person directly or indirectly controlling or controlled or under direct or indirect common control with SABMiller) as of the Expiration Date, as it may be extended at the AB InBev Group’s discretion, (c) the registration statement of which this prospectus forms a part having been declared effective by the SEC and (d) the following statements are true:

(1) In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of SABMiller Notes under an exchange offer, the consent solicitations or the proposed amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•	challenges the exchange offers, the exchange of SABMiller Notes under an exchange offer, the consent solicitations or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of SABMiller Notes under an exchange offer, the consent solicitations or the proposed amendments; or

•	in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of AB InBev and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to the AB InBev Group of the exchange offers, the exchange of SABMiller Notes under an exchange offer, the consent solicitations or the proposed amendments, or might be material to holders of SABMiller Notes in deciding whether to accept the exchange offers and give their consents;

(2) None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States or European national securities exchange or in the over-the-counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States or European Union (whether or not mandatory);

•	any material adverse change in the United States’ or European Union’s securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

(3) None of the SABMiller Notes Agents and Trustees have objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the exchange offers, the exchange of SABMiller Notes under an exchange offer, the consent solicitations or our ability to effect the proposed amendments, nor has any SABMiller Notes Agent and Trustee taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting consents (including the form thereof) or in making the exchange offers, the exchange of the SABMiller Notes under an exchange offer or the consent solicitations.

All conditions to the exchange offers, including those enumerated in subparagraph 2 above, must be satisfied or, where permitted, waived, at or by the Expiration Date.

The Requisite Consents must be received with respect to all series of SABMiller Notes to amend the SABMiller Note Documents. However, we may waive this condition, in which case the proposed amendments will become effective with respect to any series of SABMiller Notes for which the Requisite Consents have been received.

All of these conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the SABMiller Notes to challenge such determination in a court of competent jurisdiction. We may, at our option and in our sole discretion, waive any such conditions except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers, including those enumerated in subparagraph 2 above, must be satisfied or, where permitted, waived, at or by the Expiration Date.

If any of these conditions is not satisfied with respect to any or all series of the SABMiller Notes, we may, at any time before the consummation of the exchange offers or consent solicitations:

(1) terminate any one or more of the exchange offers or the consent solicitations and promptly return all tendered SABMiller Notes to the holders thereof (whether or not we terminate the other exchange offers or consent solicitations);

(2) modify, extend or otherwise amend any one or more of the exchange offers or consent solicitations and retain all tendered SABMiller Notes and consents until the Expiration Date of the exchange offers or consent solicitations, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders and Revocation of Corresponding Consents” and “—Expiration Date; Extensions; Amendments”); or

(3) waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, with respect to any one or more of the exchange offers or consent solicitations and accept all SABMiller Notes tendered and not previously validly withdrawn with respect to any or all series of SABMiller Notes.

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offers shall be the time immediately following 11:59 p.m., New York City time, on 13 December 2016, subject to our right to extend that date and time with respect to one or more series in our sole discretion, in which case the Expiration Date shall be the latest date and time to which we have extended the exchange offer of the applicable series.

Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to the exchange offers and consent solicitations for each series of SABMiller Notes to:

(1) delay accepting any validly tendered SABMiller Notes,

(2) extend any of the exchange offers and consent solicitations, or

(3) terminate or amend any of the exchange offers, by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent.

If we exercise any such right, we will give written notice thereof to the exchange agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers and consent solicitations, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of SABMiller Notes sought, the relevant exchange offers and consent solicitations will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the SABMiller Notes. We may choose to extend any of the exchange offers, in our sole discretion, by giving notice of such extension at any time prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

If the terms of the exchange offers and consent solicitations are amended in a manner determined by us to constitute a material change adversely affecting any holder of the SABMiller Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the SABMiller Notes of such amendment, and will extend the relevant exchange offers and consent solicitations as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the SABMiller Notes, if the exchange offers and consent solicitations would otherwise expire during such time period.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of an SABMiller Note by a noteholder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and the Issuer and a consent to the proposed amendments, upon the terms and subject to the conditions of the relevant exchange offer and, for the SABMiller Notes, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the exchange offers by a tendering holder of SABMiller Notes will constitute the agreement by a tendering holder to deliver good and marketable title to the tendered SABMiller Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

If the proposed amendments to the SABMiller Note Documents have been adopted, the amendments will apply to all SABMiller Notes that are not acquired in the exchange offers, even though the holders of those

SABMiller Notes did not consent to the proposed amendments. Thereafter, all such SABMiller Notes will be governed by the relevant SABMiller Note Document as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the SABMiller Note Documents or those applicable to the AB InBev Notes. In particular, holders of the SABMiller Notes under the amended SABMiller Note Documents will no longer receive annual, quarterly and other reports from SABMiller. See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The proposed amendments to the SABMiller Note Documents will afford reduced protection to remaining holders of the SABMiller Notes.”

Absence of Dissenters’ Rights

Holders of the SABMiller Notes do not have any appraisal rights or dissenters’ rights under New York law, the law governing the SABMiller Note Documents and the SABMiller Notes, or under the terms of the SABMiller Note Documents in connection with the exchange offers and consent solicitations.

Acceptance of SABMiller Notes for Exchange; AB InBev Notes; Effectiveness of Proposed Amendments

Assuming the conditions to the exchange offers are satisfied (including that the registration statement on Form F-4 of which this prospectus forms a part has been declared effective) or, where permitted, waived, the Issuer will issue AB InBev Notes in book-entry form and pay the cash consideration in connection with the exchange offers promptly on the Settlement Date (in exchange for SABMiller Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange).

We will be deemed to have accepted validly tendered SABMiller Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the appropriate SABMiller Note Document) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of AB InBev Notes and payment of the cash consideration in connection with the exchange of SABMiller Notes accepted by us will be made by the exchange agent on the Settlement Date upon receipt of such notice. The exchange agent will act as agent for participating holders of the SABMiller Notes for the purpose of receiving consents and SABMiller Notes from, and transmitting AB InBev Notes and the cash consideration to, such holders. If any tendered SABMiller Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if SABMiller Notes are withdrawn prior to the Expiration Date of the exchange offers, such unaccepted or withdrawn SABMiller Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

Procedures for Consent and Tendering SABMiller Notes

If you hold SABMiller Notes and wish to have those notes exchanged for AB InBev Notes and the cash consideration, you must validly tender (or cause the valid tender of) your SABMiller Notes using the procedures described in this prospectus. The proper tender of SABMiller Notes will constitute an automatic consent to the proposed amendments to the relevant SABMiller Note Document.

The procedures by which you may tender or cause to be tendered SABMiller Notes will depend upon the manner in which you hold the SABMiller Notes, as described below.

SABMiller Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has SABMiller Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your SABMiller Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with SABMiller Notes credited to their accounts. Within two business days after the date of this prospectus, the exchange agent for the SABMiller Notes, Global Bondholder Services Corporation (the “exchange agent”), will establish accounts with respect to the SABMiller Notes at DTC for purposes of the exchange offers.

No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their SABMiller Notes must continue to hold SABMiller Notes in at least the minimum denomination of the applicable SABMiller Notes series as set forth in the following table.

Title of Series of SABMiller Notes	Minimum Denomination	Multiple Denomination in excess of Minimum Denomination
6.50% Notes due 2018	$2,000	$1,000
2.200% Fixed Rate Notes due 2018	$200,000	$1,000
Floating Rate Notes due 2018	$200,000	$1,000
3.750% Notes due 2022	$200,000	$1,000
6.625% Guaranteed Notes due 2033	$1,000	$1,000
5.875% Notes due 2035	$1,000	$1,000
4.950% Notes due 2042	$200,000	$1,000

Any DTC participant may tender SABMiller Notes and thereby deliver a consent to the proposed amendments to the appropriate SABMiller Note Document by effecting a book-entry transfer of the SABMiller Notes to be tendered in the exchange offers into the account of the exchange agent at DTC and electronically transmitting its acceptance of the exchange offers through DTC’s ATOP procedures for transfer before the Expiration Date of the exchange offers. There will be no letter of transmittal for this offer.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering SABMiller Notes that the participant has received and agrees to be bound by the terms of the exchange offer (as set forth in this prospectus) and that the AB InBev Group and SABMiller may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the exchange offers.

The agent’s message and any other required documents must be transmitted to and received by the exchange agent prior to the Expiration Date of the exchange offers at one of its addresses set forth on the back cover page of this prospectus. Delivery of these documents to DTC does not constitute delivery to the exchange agent.

SABMiller Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the SABMiller Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Consent and Tendering SABMiller Notes—SABMiller Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose SABMiller Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offers. You should keep in mind that your intermediary may require you to take action with respect to the exchange offers a number of days before the Early Participation Date or the Expiration Date in order for such entity to tender SABMiller Notes on your behalf on or prior to the Early Participation Date or the Expiration Date in accordance with the terms of the exchange offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

Withdrawal of Tenders and Revocation of Corresponding Consents

Tenders of SABMiller Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the particular exchange offer. Tenders of SABMiller Notes may not be withdrawn by holders in the United States at any time thereafter. Holders of SABMiller Notes located outside the United States may be subject to the laws and regulations of jurisdictions other than the United States concerning their withdrawal rights after the Expiration Date. Such Holders should consult their local advisors regarding the effect of such laws and regulations. Consents to the proposed amendments in connection with the consent solicitations may be revoked at any time prior to the Expiration Date of the particular consent solicitation by withdrawing tender of SABMiller Notes, but may not be withdrawn at any time thereafter. A valid withdrawal of tendered SABMiller Notes prior to the Expiration Date will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the appropriate SABMiller Note Document.

Beneficial owners desiring to withdraw SABMiller Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their SABMiller Notes. In order to withdraw SABMiller Notes previously tendered, a DTC participant may, prior to the Expiration Date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, the series of SABMiller Notes subject to the notice and the principal amount of each series of SABMiller Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the SABMiller Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

For a withdrawal to be effective for Euroclear or Clearstream Luxembourg participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from Euroclear or Clearstream Luxembourg. Any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream Luxembourg and otherwise comply with the procedures of Euroclear or Clearstream Luxembourg as applicable.

Withdrawals of tenders of SABMiller Notes may not be rescinded and any SABMiller Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn SABMiller Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date of the applicable exchange offer.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of SABMiller Notes in connection with the exchange offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any SABMiller Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. None of the AB InBev Group, including SABMiller, the exchange agent, the information agent, the dealer managers, the SABMiller Notes Agents and Trustees or the trustee under the Indenture, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of SABMiller Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. SABMiller Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the participant who delivered such SABMiller Notes by crediting an account maintained at either DTC, Euroclear or Clearstream, as applicable, designated by such participant, in either case promptly after the Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

We may also in the future seek to acquire untendered SABMiller Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of SABMiller Notes to us in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If the tendering holder does not provide us with satisfactory evidence of payment of or exemption from those transfer taxes, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the SABMiller Notes tendered by such holder.

U.S. Federal Backup Withholding

Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of SABMiller Notes pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of SABMiller Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (available from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the exchange agent, a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. Backup withholding will be applied to the otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E can be obtained from the IRS or from the exchange agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or payments made with respect to SABMiller Notes exchanged pursuant to the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the exchange agent would be required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of the AB InBev Group and SABMiller reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

Global Bondholder Services Corporation, the exchange agent, has been appointed as the exchange agent for the exchange offers and consent solicitations for the SABMiller Notes. All correspondence in connection with the exchange offers of the SABMiller Notes should be sent or delivered by each holder of SABMiller Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to Global Bondholder Services Corporation at the address and telephone number set forth on the back cover page of this prospectus.

We will pay the exchange agent’s reasonable and customary fees for their services and will reimburse them for their reasonable, out-of-pocket expenses in connection therewith.

Information Agent

Global Bondholder Services Corporation has been appointed as the information agent for the exchange offers and consent solicitations for the SABMiller Notes, and will receive customary compensation for its services.

Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the relevant information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus. Holders of any SABMiller Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.

Dealer Managers

We have retained Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as dealer managers in connection with the exchange offers and consent solicitations for the SABMiller Notes. We will pay the dealer managers a customary fee as compensation for their services. We will pay the fees and expenses relating to the exchange offers and consent solicitations. The obligations of the dealer managers to perform their functions is subject to various conditions. We have agreed to indemnify the dealer managers, and the dealer managers have agreed to indemnify us, against various liabilities, including various liabilities under the federal securities laws. The dealer managers may contact holders of SABMiller Notes by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the exchange offers and consent solicitations to beneficial holders. Questions regarding the terms of the exchange offers and dealer managers may be directed to the dealer managers at their addresses and telephone numbers listed on the back cover page of this prospectus. At any given time, the dealer managers may trade the SABMiller Notes or other of our securities for their own accounts or for the accounts of their customers and, accordingly, may hold a long or short position in the SABMiller Notes. Certain of the dealer managers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Other Fees and Expenses

The expenses of soliciting tenders and consents with respect to the SABMiller Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer managers, as well as by officers and other employees of the AB InBev Group and its affiliates.

Tendering holders of SABMiller Notes will not be required to pay any fee or commission to the dealer managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE AB INBEV NOTES AND THE SABMILLER NOTES

The following is a summary comparison of certain terms of the AB InBev Notes and the SABMiller Notes that differ. The AB InBev Notes issued in the applicable exchange offers will be governed by the Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to the Indenture and the SABMiller Note Documents, including the Fosters Indenture. Copies of those agreements and indentures are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agent upon request.

The SABMiller Notes represent, as of the date of this prospectus, the only debt securities issued and outstanding under the SABMiller Note Documents.

Other terms used in the comparison of the AB InBev Notes and the SABMiller Notes below and not otherwise defined in this prospectus have the meanings given to those terms in our Indenture and the applicable SABMiller Note Document. Article and section references in the descriptions of the notes below are references to the applicable agreements or indenture under which the notes were or will be issued.

The description of the SABMiller Notes reflects the SABMiller Notes as currently constituted and does not reflect any changes to the covenants and other terms of the SABMiller Note Documents that may be effected following the consent solicitations as described under “The Proposed Amendments.” The summary of the SABMiller Notes reflects a summary of the $350,000,000 Floating Rate Notes due 2018 Fiscal and Paying Agency Agreement, as well as the conditions included therein, with any material differences in other SABMiller Note Documents noted. As the SABMiller 2018 6.50% Notes are not guaranteed, the applicable SABMiller Note Documents do not contain references to the “Guarantor” and should be read as excluding such references.

	SABMiller Notes	AB InBev Notes
Limitation on Liens

Section 6 of the $350,000,000 Floating Rate Notes due 2018 Terms and Conditions

(c)    So long as any Notes are outstanding, the Issuer and the Guarantor will not, and shall not permit any Subsidiary to, create, incur or assume any Lien on any Principal Property or upon any shares or stock of any Restricted Subsidiary securing any indebtedness for borrowed money (“Debt”) or interest on any Debt (or any liability of the Issuer or the Guarantor or any of the Guarantor’s Subsidiaries under any guarantee or endorsement or other instrument under which the Issuer, the Guarantor or any of its Subsidiaries is contingently liable, either directly or indirectly, for Debt or interest on Debt), other than Permitted Liens, without also at the same time or prior to that time securing, or causing such Subsidiary to secure, the Notes so that such Notes are secured equally and ratably with or prior to the other Debt or liability, except that the Issuer, the

Section 1006 of our Indenture

So long as any of the Securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any Encumbrance on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the Securities shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)    purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)    Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property

SABMiller Notes	AB InBev Notes

Guarantor and any Subsidiary may incur a Lien on any Principal Property to secure Debt or interest on any Debt (or any such liability) or enter into a Sale and Leaseback Transaction on any Principal Property without securing the Notes if the sum of:

(i)     The amount of Debt outstanding at the time secured by Liens on any Principal Property or upon any shares or stock of any Restricted Subsidiary created, incurred or assumed after the date of the Notes and otherwise prohibited by the Notes; and

(ii)    The Attributable Value at the time of all Sale and Leaseback Transactions on any Principal Property entered into after the date of the Notes and otherwise prohibited by the Notes, does not exceed the greater of US$625 million or 10% of the Consolidated Net Tangible Assets of the Guarantor.

[. . .]

(e)    “Attributable Value” means, as to any particular lease under which any Person is at any time liable, and at any date as at which the amount of the payment is to be determined, the total net amount of rent required to be paid by that Person under the lease during the remaining term of the lease (excluding any subsequent renewal or other extension option held by the lessee, but, in the case of any lease which is terminable by the lessee upon the payment of a penalty, the amount of such penalty), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with generally accepted accounting principles and practices applicable to the type of business in which such Person is engaged (as determined in good faith by

(provided such indebtedness is incurred within 180 days after such acquisition);

(c)    Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)    Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)    Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)     Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)    Encumbrances existing at the date of the Indenture;

(h)    Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided that the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the Indenture;

(i)     any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)     judgment Encumbrances not giving rise to an Event of Default;

(k)    any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social

SABMiller Notes	AB InBev Notes

the principal accounting officer of such Person). The net amount of rent required to be paid under the lease for any period will be the aggregate amount of rent payable by the lessee with respect to that period, excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utility, operating and labor costs and similar charges and as reduced by the present value of the rent, if any (determined on the foregoing basis), that any sublessee is required to pay for all or part of the leased property for the relevant period.

“Consolidated Net Tangible Assets of the Guarantor” means the total amount of assets of the Guarantor on a consolidated basis, including deferred pension costs included within total assets, and deferred tax assets, after deducting therefrom:

(i)     all current liabilities (excluding any indebtedness and obligations under capital leases classified as a current liability);

(ii)    all goodwill and intangible assets, all as set forth in the most recent consolidated balance sheet of the Guarantor and computed in accordance with IFRS; and

(iii)  appropriate adjustments on account of non-controlling interests of other Persons holding stock in any Subsidiary of the Guarantor, all as set forth in the most recent consolidated balance sheet of the Guarantor and its Subsidiaries (but, in any event, as at a date within 150 days of the date of determination) and computed in accordance with IFRS.

“Lien” means any mortgage or deed of trust, pledge, lien, charge, encumbrance or other security interest.

security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)     any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)   any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)    any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in, or former state of, the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)    any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)    extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed

SABMiller Notes	AB InBev Notes

“Permitted Liens” of any Person at any particular time means:

(i)     Liens existing on the date of issue of the Notes;

(ii)    Liens arising by operation of law (including in favor of a tax authority in any jurisdiction) or incidental to the conduct of the business of that Person or any Subsidiary of that Person or the ownership of their property or assets, that do not materially impair the usefulness or marketability of those property or assets to that Person;

(iii)  Liens securing taxes, assessments, governmental charges, levies or claims, which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if adequate reserves or provisions, if any, as shall be required in conformity with applicable generally accepted accounting principles shall have been established or made;

(iv)   Liens in favor of the Issuer or the Guarantor or Liens in favor of a Restricted Subsidiary securing debt owed by another Restricted Subsidiary to such Restricted Subsidiary;

(v)    Purchase Money Mortgages;

(vi)   Liens on property or assets or shares or stock or other equity equivalents existing at the time the property or assets or shares or stock or other equity equivalents were acquired by that Person; provided that those Liens were not incurred or increased in anticipation of the acquisition;

(vii) Liens on property or assets or shares or stock or other equity equivalents of a corporation or other legal entity existing at the or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)    as permitted under the provisions described in the following two paragraphs herein; and

(r)     in connection with sale-leaseback transactions permitted under the Indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without rateably securing the Securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in sale-leaseback transactions as described in Section 1011 (computed without duplication of amount) does not at the time exceed 15% of Net-Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another Corporation, or the Parent Guarantor sells all or substantially all of its assets to another Corporation, and if such other Corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the

SABMiller Notes	AB InBev Notes

time that corporation or other legal entity becomes a Subsidiary of that Person, or is liquidated or merged into, or amalgamated or consolidated with, that Person or a Subsidiary of that Person or at the time of the sale, lease or other disposition to that Person or a Subsidiary of that Person of all or substantially all of the properties and assets of a corporation or other legal entity;

(viii)  Any Lien created by or relating to legal proceedings so long as that Lien is discharged, vacated or bonded within 90 days of attachment;

(ix)   Liens on any Principal Property subject to Sale and Leaseback Transactions not otherwise prohibited by the Notes;

(x)    Liens in favor of a governmental entity or holders of securities issued by a governmental entity pursuant to any contract or statute, including (but not limited to) Liens securing or relating to industrial revenue, pollution control or other tax exempt bonds;

(xi)   Liens required in connection with state or local governmental programs which provide financial tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a Lien otherwise permitted hereunder;

(xii) Liens constituted by rights of set-off or netting in the ordinary course of the Guarantor’s or any Restricted Subsidiary’s banking arrangements or for the provision of clearing bank facilities or overdraft facilities for the purpose of netting debit and credit balances (other than cash collateral); and

covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the Securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the Securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other Corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

[. . .]

Section 101 Definitions:

“Encumbrance” means, any mortgage, pledge, security interest or lien.

“Parent Guarantor” has the meaning specified in the first paragraph of this Indenture, and any successor Person or assignee permitted pursuant to the applicable provisions of this Indenture, and following a merger under Section 801(b), “Parent Guarantor” shall mean the Absorbing Company without any further action hereunder.

“Principal Plant” means (a) any brewery, or any manufacturing, processing or packaging plant, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, but shall not include (i) any brewery or

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(xiii)  Any renewal, refunding or extension of any Lien referred to in the foregoing clauses (i) through (xii); provided that the principal amount of indebtedness secured by that Lien after the renewal, refunding or extension is not increased and the Lien is limited to the property or assets originally subject to the Lien and any improvements on the property or assets.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof that (i) is owned by the Guarantor or a Subsidiary of the Guarantor, (ii) has a gross book value (without deduction of any applicable depreciation reserves) on a date as at which the determination is being made of more than 2% of the Consolidated Net Tangible Assets of the Guarantor and (iii) has not been determined in good faith by the Board of Directors of the Guarantor not to be materially important to the total business conducted by the Guarantor and its Subsidiaries, taken as a whole.

“Purchase Money Mortgage” of any Person means any Lien created upon any property or assets of the Person or any shares or stock of a Restricted Subsidiary to secure or securing the whole or any part of the purchase price of the property or assets or shares or stock or the whole or any part of the cost of constructing or installing fixed improvements on that property or assets or to secure or securing the repayment of money borrowed to pay the whole or any part of such purchase price or cost or any vendor’s privilege or Lien on that property or assets or shares or stock securing all or any part of the purchase price or cost including title retention agreements and leases in the nature of title retention agreements when recourse is limited solely to such Lien.

manufacturing, processing or packaging plant which the Parent Guarantor shall by Board Resolution have determined is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries, (ii) any plant which the Parent Guarantor shall by Board Resolution have determined is used primarily for transportation, marketing or warehousing (any such determination to be effective as of the date specified in the applicable Board Resolution) or (iii) at the option of the Parent Guarantor, any plant that (A) does not constitute part of the brewing operations of the Parent Guarantor and its Subsidiaries and (B) has a net book value, as reflected on the balance sheet contained in the Parent Guarantor’s financial statements of not more than $100,000,000; and (b) any other facility owned by the Parent Guarantor or any of its Subsidiaries that the Parent Guarantor shall, by Board Resolution, designate as a Principal Plant.

“Restricted Subsidiary” means (a) any Subsidiary which owns or operates a Principal Plant, (b) any other subsidiary which the Parent Guarantor, by Board Resolution, shall elect to be treated as a Restricted Subsidiary, until such time as the Parent Guarantor may, by further Board Resolution, elect that such Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, and (c) the Company and the Subsidiary Guarantors; provided that each of Companhia de Bebidas das Américas—AmBev and Grupo Modelo S.A.B. de C.V. shall not be “Restricted Subsidiaries” until and unless the Parent Guarantor owns, directly or indirectly, 100% of the equity interests in such company. Any such election will be effective as of the date specified in the applicable Board Resolution.

	SABMiller Notes	AB InBev Notes

“Restricted Subsidiary” means any Subsidiary of the Guarantor which owns a Principal Property.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which that lender or investor is a party providing for the leasing by that Person of any property or asset of that Person which has been or is being sold or transferred by the Person more than 12 months after the acquisition of that property or asset or the completion of construction or commencement of operation thereof to that lender or investor or to any Person to whom funds have been or are to be advanced by that lender or investor on the security of that property or asset. The stated maturity of this type of arrangement shall be the date of the last payment of rent or any other amount due under the arrangement prior to the first date on which the arrangement may be terminated by the lessee without payment of a penalty.

Differences noted in other SABMiller Note Documents:

•    $300,000,000 6.625% Notes due August 2033 Terms and Condition Section 6(c)(ii) is as follows: The Attributable Value at the time of all Sale and Leaseback Transactions on any Principal Property entered into after the date of the Notes and otherwise prohibited by the Notes, does not exceed the greater of $200 million or 10% Consolidated Net Tangible Assets of the Guarantor.

Additional Amounts

Section 3(a) of the $350,000,000 Floating Rate Notes due 2018 Terms and Conditions

The Issuer and the Guarantor shall pay, in respect of any payment of principal of, and any premium and interest on the Notes, to a registered holder or beneficial owner thereof that, in the case of payment by the Issuer, is

Section 1009 of our Indenture

Unless otherwise specified in any Board Resolution of the Company or the relevant Guarantor establishing the terms of Securities of a series or the Guarantees relating thereto in accordance with Section 301, in the event that a Guarantor

SABMiller Notes	AB InBev Notes

not a resident of the jurisdiction of incorporation or residence for tax purposes of the Issuer or any successor entity, or any political subdivision or taxing authority thereof or therein (the “Issuer Jurisdiction”), or in the case of payment by the Guarantor, is not a resident of the jurisdiction of incorporation or residence for tax purposes of the Guarantor or any successor entity, or any political subdivision or taxing authority thereof or therein (the “Guarantor Jurisdiction,” and together with the Issuer Jurisdiction, the “Relevant Jurisdictions”) for purposes of taxation, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such registered holder or beneficial owner of a Note, after deduction or withholding for any and all present and future tax, levy, impost or other governmental charge whatsoever imposed, assessed, levied or collected by or for the account of the United States, the United Kingdom or any political subdivision thereof or any authority thereof having the power to tax, or any other Relevant Jurisdiction (“Taxes”) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that neither the Issuer nor the Guarantor shall be required to pay any Additional Amounts for or on account of:

(i)     Any present or future Tax that would not have been so imposed, assessed, levied or collected but for the fact that the registered holder of the Note (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in the Relevant Jurisdiction or otherwise having or having had some connection with the Relevant Jurisdiction other than the becomes obligated under this Indenture to make payments in respect of the Securities, such Guarantor will make all payments in respect of the Securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)    are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it; or

(b)    are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction; or

(c)    are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and

SABMiller Notes	AB InBev Notes

mere holding or ownership of, or the collection of principal of, and interest on, a Note;

(ii)    Any present or future Tax that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the Note was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later;

(iii)  Any estate, inheritance, gift, transfer, personal property or similar Tax;

(iv)   Any present or future Tax that is payable otherwise than by deduction or withholding from payments on or in respect of the Note;

(v)    Any present or future Tax that would not have been so imposed, assessed, levied or collected but for the failure by the registered holder or the beneficial owner of the Note to comply, (following a written request addressed to the registered holders), with any certification, identification or other reporting requirements concerning the nationality, residence or identity of such registered holder (or beneficial owner) or its connection with the Relevant Jurisdiction if compliance is required by statute, regulation or administrative practice of the Relevant Jurisdiction, as a condition to relief or exemption from such Tax;

(vi)   Any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to European Union Directive 2003/48/EC on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vii) Any withholding or deduction imposed on a payment to any person that is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of such taxes; or

(d)    consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes; or

(e)    are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such Security; or

(f)     are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding; or

(g)    are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later; or

(h)    are payable because any Security was presented to a particular paying agent for payment if the Security could have been presented to another paying agent without any such withholding or deduction; or

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amended, and any amended or successor provisions, and in either case any current or future Treasury regulations thereunder and official interpretations thereof (“FATCA”);

(viii)Any withholding or deduction that is imposed on the Note that is presented for payment, where presentation is required, by or on behalf of a registered holder who would have been able to avoid such withholding or deduction by presenting the Note to another paying agent; or

(ix)   Any combination of the Taxes described in (i) through (viii) above, nor will Additional Amounts be paid in respect of any payment in respect of the Notes to any registered holder of the Notes that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member or beneficial owner been the registered holder of such Notes.

References in these Conditions to “principal,” “premium” or “interest” shall be deemed to include references to Additional Amounts payable with respect thereto. References to the “Issuer” shall be deemed to include references to any person into or with which the Issuer merges or consolidates or to which the Issuer transfers or leases its assets substantially as an entity and references to the “Guarantor” shall be deemed to include references to any person into or with which the Guarantor merges or consolidates or to which the Guarantor transfers or leases its assets substantially as an entity.

(i)     are payable for any combination of (a) through (h) above.

In addition, any amounts to be paid by the Company or any Guarantor on the Securities will be paid net of any FATCA Withholding. Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

Such payment of Additional Amounts may be subject to such further exceptions as may be established in the terms of such Securities established as contemplated by Section 301. Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made, provided, however, that the covenant regarding Additional Amounts provided for in this Section shall not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided further that the covenant regarding Additional Amounts provided for in this Section shall apply to the Company at any time when it is incorporated in a jurisdiction outside of the United States.

If the terms of the Securities of a series established as contemplated by Section 301 do not specify that Additional Amounts will

	SABMiller Notes	AB InBev Notes

Differences noted in other SABMiller Note Documents:

•    $700,000,000 6.50% Notes due 2018 Terms and Conditions do not include an exemption under Additional Amounts for the withholding of Taxes imposed under Section 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any successor provisions.

•    $300,000,000 6.625% Notes due August 2033 Terms and Conditions do not include an exemption under Additional Amounts for the withholding of Taxes imposed under Section 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any successor provisions. It only requires the payment of Addition Amounts by the US Guarantor.

not be payable by the Company or a Guarantor, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company or Guarantor, as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section. Each of the Company and Guarantors covenant to indemnify each of the Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section, except to the extent that any such loss, liability or expense is due to its own negligence or bad faith.

Limitation on Sale and Leaseback Transactions

Section 6 of the $350,000,000 Floating Rate Notes due 2018 Terms and Conditions

So long as any Notes are outstanding, the Issuer and the Guarantor will not, and the Issuer and the Guarantor will not permit any Subsidiary to, enter into any Sale and

Section 1007 of our Indenture

(a) Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the

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Leaseback Transaction of any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any transaction between each of the Issuer, the Guarantor and any of the Guarantor’s Subsidiaries, or between Subsidiaries of the Guarantor, unless:

(i)     The Issuer, the Guarantor or the Subsidiary, as the case may be, would be entitled under the covenant described above under Section 6(c) hereof, to enter into a Sale and Leaseback Transaction of such Principal Property or to incur Debt secured by a Lien on such Principal Property without securing the Notes; or

The Issuer, the Guarantor or the Subsidiary, as the case may be, applies, within 120 days after the effective date of any arrangement, an amount equal to the Attributable Value of such Sale and Leaseback Transaction to either (or a combination of) (i) the prepayment, repayment, redemption, reduction or retirement of indebtedness which matures more than 12 months after the date of the creation of the indebtedness or (ii) expenditures for the acquisition, construction, improvement, development or expansion of any Principal Property.

Defined terms have the meanings given to them in Section 6(e) (see above “—Limitation on Liens”).

leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

(i)     the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property and

(ii)    subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(A) purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of Securities equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(B) repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(C) expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

SABMiller Notes	AB InBev Notes

(D) effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

(b) At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

(i)     an Officer’s Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(A) the amount of Securities theretofore redeemed and the amount of Securities theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of Securities purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(B) the amount thereof previously credited under paragraph (d) below,

(C) the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(D) any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

(ii)    if applicable, a deposit with the Trustee for cancellation of the Securities then being surrendered as set forth in such certificate.

(c) Notwithstanding the restriction of paragraph (a), the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be

	SABMiller Notes	AB InBev Notes

subject to such restriction if the aggregate principal amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

(d) The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire Securities under this covenant, for the principal amount of any Securities deposited with the Trustee for the purpose and also for the principal amount of (i) any Securities theretofore redeemed at the option of the Parent Guarantor and (ii) any Securities previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the Securities.

(e) For purposes of this covenant, the amount or the principal amount of Securities which are issued with original issue discount shall be the principal amount of such Securities that on the date of the purchase or redemption of such Securities referred to in this covenant could be declared to be due and payable pursuant to the Indenture.

Defined terms have the meaning assigned in Section 101 (see above “—Limitation on Liens”)

Change of Control and Ratings Decline

Section 4(b) of the $350,000,000 Floating Rate Notes due 2018 Terms and Conditions

If a Put Event occurs, the holder of the Note will have the option (a “Put Option”) (unless prior to the giving of the relevant Put Event Notice (as defined below) the Issuer or the Guarantor has given notice of redemption in accordance with the terms of the Note) to

N/A Our Indenture does not have a “Change of Control and Ratings Decline” provision.

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require the Issuer or the Guarantor to redeem or, at the option of the Issuer or the Guarantor, purchase (or procure the purchase of) that Note at a repurchase price in cash equal to 101% of its principal amount together with interest accrued to (but excluding) the date which is seven days after the expiration of the Put Period (as defined below) (the “Put Date”) on the Put Date.

Promptly following the end of any Change of Control Period the Issuer shall give notice (a “Put Event Notice”) to registered holders of Note in accordance with the terms of the Note specifying the nature of the relevant Put Event and the procedure for exercising the Put Option.

To exercise the Put Option, the holder of the Note must deliver such Note at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the period (the “Put Period”) of 30 days after a Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a “Change of Control Put Notice”). The Issuer or the Guarantor shall redeem or purchase (or procure the purchase of) the relevant Notes in respect of which the Put Option has been validly exercised in accordance with the terms of the Note on the Put Date unless previously redeemed (or purchased) and cancelled.

Any Change of Control Put Notice shall be irrevocable except where prior to the Put Date an Event of Default shall have occurred and be continuing in which event such holder, at its option, may elect by notice to the Issuer or the Guarantor to withdraw the Change of Control Put Notice and instead to declare such Note forthwith due and payable.

If 85% or more in principal amount of the Notes of a series then outstanding have been redeemed or purchased pursuant to Change of Control Put Notices, the Issuer or the

SABMiller Notes	AB InBev Notes

Guarantor may, on giving not less than 30 nor more than 60 days’ notice to holders of Note of such series (such notice being given within 30 days after the Put Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Notes of such series at their principal amount, together with interest accrued to (but excluding) the date fixed for such redemption or purchase.

If the rating designations employed by any of Moody’s or S&P are changed from those which are described in paragraph (ii) of the definition of “Put Event,” or if a rating is procured from a Substitute Rating Agency, the Issuer or the Guarantor shall determine the rating designations of Moody’s or S&P or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s or S&P and the provisions relating to change of control shall be construed accordingly.

For purposes of this Section 4(b), the following terms shall be applicable:

“Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration).

A “Negative Rating Event” shall be deemed to have occurred, at any time, if at such time as there is no rating assigned to the Notes by a Rating Agency (i) the Guarantor does not, either prior to, or not later than 21 days after, the occurrence of the Change of Control seek, and thereafter throughout the Change of Control Period use all reasonable endeavours to obtain, a rating of the Notes, or any other unsecured and unsubordinated debt of the Guarantor or (ii) if the Guarantor

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does so seek and use such endeavours, it is unable to obtain such a rating of at least investment grade by the end of the Change of Control Period.

“Put Event” will be deemed to occur if:

(i) any person or any persons acting in concert (as defined in the United Kingdom City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the United Kingdom Companies Act 2006 (as amended)) whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Guarantor, shall become interested (within the meaning of Part 22 of the Companies Act 2006 (as amended)) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of the Guarantor or (B) shares in the capital of the Guarantor carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Guarantor (each such event being, a “Change of Control”); and

(ii) on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (if any), the Notes carry:

(A) an investment grade credit rating (Baa3/BBB-, or equivalent, or better) from any Rating Agency and such rating is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Ba1/BB+, or equivalent, or worse) (a “Non-Investment Grade Rating”) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or

(B) a Non-Investment Grade Rating from any Rating Agency and such rating is, within the Change of Control Period,

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either downgraded by one or more rating categories (by way of example, Ba1 to Ba2 being one rating category) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or

(C) no credit rating and a Negative Rating Event also occurs within the Change of Control Period, provided that if at the time of the occurrence of the Change of Control the Notes carry a credit rating from more than one Rating Agency, at least one of which is investment grade as specified in sub-paragraph (A) above, then sub-paragraph (A) only will apply; and

(iii) in making any decision to downgrade or withdraw a credit rating pursuant to sub-paragraphs (A) or (B) above or not to award a credit rating of at least investment grade as described in paragraph (ii) of the definition of Negative Rating Event, the relevant Rating Agency announces publicly or confirms in writing to the Guarantor (whether at the request of the Guarantor or otherwise) that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement.

“Rating Agency” means Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc. (“S&P”) or any of their respective successors or any rating agency (a “Substitute Rating Agency”) substituted for any of them by the Guarantor from time to time. Each of S&P and Moody’s is established in the European Union and registered under Regulation 1060/2009/EC.

“Relevant Potential Change of Control Announcement” means any public announcement or statement by the Guarantor, any actual or potential bidder or

	SABMiller Notes	AB InBev Notes

any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs.

Differences noted in other SABMiller Note Documents:

•    $700,000,000 6.50% Notes due 2018 Terms and Conditions do not define the Put Date as seven days after the expiration of the Put Period.

•    $300,000,000 6.625% Notes due August 2033 Terms and Conditions do not include a change of control put option.

Events of Default

Section 5 of the $350,000,000 Floating Rate Notes due 2018 Terms and Conditions

(a) Herein, the following terms will have the following meanings:

“Consolidated Subsidiary” means, in relation to a company, a Subsidiary of that company or any other Person whose affairs are required to be consolidated in the audited consolidated accounts of that company;

“Principal Subsidiary” means, at any relevant time, a Consolidated Subsidiary of the Guarantor whose gross assets (consolidated if such Consolidated Subsidiary itself has Consolidated Subsidiaries) attributable to the Guarantor are not less than 10% of the consolidated gross assets of the Guarantor and all of its Consolidated Subsidiaries taken as a whole (attributable to the shareholders of the Guarantor) as at the date of the most recent published consolidated audited balance sheet of the Guarantor and all of its Consolidated Subsidiaries; provided that, if a Principal Subsidiary shall, since the date of the most recent published consolidated audited balance sheet of the Guarantor and all of its Consolidated Subsidiaries (a) have ceased to be a Consolidated Subsidiary of the Guarantor (if such Principal Subsidiary was,

Section 501 of our Indenture

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or event beyond the control of the Company or a Guarantor, no Event of Default shall occur for three days following such failure to pay; provided further that in the case of any redemption payment, no Event of Default shall occur for 30 days

SABMiller Notes	AB InBev Notes

at such date, a Consolidated Subsidiary of the Guarantor) or (b) have transferred all or substantially all of its business or assets to one or more other Consolidated Subsidiaries of the Guarantor, it shall cease to be a Principal Subsidiary, all as more particularly defined under the Notes; and

“Subsidiary” has the meaning set forth in Section 6.

(b) The following will be Events of Default (each an “Event of Default”) with respect to this Note:

(i) default in the payment of any installment of interest (excluding Additional Amounts) upon any Note as and when the same shall become due and payable, and continuance of such default for 30 days; or

(ii) default in the payment of any Additional Amounts as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(iii) default in the payment of all or any part of the principal of any Note as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise and continuance of such default for three Business Days; or

(iv) default in the performance or breach of any covenant or warranty of the Issuer or the Guarantor in respect of the Notes or the Floating Rate Fiscal and Paying Agency Agreement (other than those described in subsections (i), (ii) and (iii) above), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Guarantor, and the Fiscal Agent by the registered holders of at least 25% in principal amount of the outstanding Notes affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes; or

following a failure to make such payment; or

(3) default in the performance or observance of any other material obligation of the Company or a Guarantor under any Security or any Guarantee applicable to such Security, including any material covenant or warranty in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default for a period of 90 days after there has been given, by registered or certified mail, to the Company and the Parent Guarantor by the Trustee or to the Company, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) a default with respect to any obligation for the payment or repayment under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or a Guarantor having an aggregate principal amount outstanding of at least €100,000,000 (or its equivalent in any other currency) that shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within 30 days; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, the Parent Guarantor or a

SABMiller Notes	AB InBev Notes

(v) any present or future indebtedness of the Issuer or the Guarantor, or any Principal Subsidiary, other than the Notes, having a then outstanding principal amount in excess of US$125,000,000 is accelerated by any holder or holders thereof or any trustee or agent acting on behalf of such holder or holders in accordance with any agreement or instrument evidencing such indebtedness; or

(vi) a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any part of the property, assets or revenues of the Issuer or the Guarantor or any Principal Subsidiary where such distress, attachment, execution or other legal process relates to an obligation that exceeds US$125,000,000 following upon a decree or judgment of a court of competent jurisdiction and is not discharged or stayed within 90 days; or

(vii) the Issuer or the Guarantor or any Principal Subsidiary admits in writing that it is unable to pay its debts generally; or a resolution is passed by the Board of Directors of the Issuer or the Guarantor to be wound up or dissolved; or

(viii) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order, adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

Guarantor that is a Significant Subsidiary of the Parent Guarantor in an involuntary case or proceeding under the applicable laws of their respective jurisdictions of organization or incorporation relating to bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Parent Guarantor or the applicable Guarantor under the applicable laws of their respective jurisdictions of organization or incorporation, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Parent Guarantor or the applicable Guarantor or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor of a voluntary case or proceeding under the applicable laws of their respective jurisdictions of organization or incorporation relating to bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor to the entry of a decree or order for relief in respect of the Company, the Parent Guarantor or the applicable Guarantor, respectively, in an involuntary case or

SABMiller Notes	AB InBev Notes

(ix) the commencement by the Issuer of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefits of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or

(x) an application is made by the Issuer, the Guarantor or a Principal Subsidiary, as the case may be, for its bankruptcy or an application is made by anyone else for the bankruptcy of the Issuer, the Guarantor or a Principal Subsidiary, as the case may be, and such application is not being contested in good faith, or the Issuer, the Guarantor or a Principal Subsidiary is declared as bankrupt by a competent court under any applicable bankruptcy, insolvency, reorganization or other similar law, or the Issuer, a Guarantor or a Principal Subsidiary, as the case may be, applies for provisional suspension of payments or an order is made by a competent court for the liquidation or dissolution of the Issuer, the Guarantor or a Principal Subsidiary, as the case may be, or an effective resolution is passed for liquidation or dissolution of the Issuer, the Guarantor or a Principal Subsidiary, as the case may be.

proceeding under the applicable laws of their respective jurisdictions of organization or incorporation relating to bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, the Parent Guarantor or the applicable Guarantor, or the filing by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the applicable laws of their respective jurisdictions of organization or incorporation, or the consent by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Parent Guarantor or the applicable Guarantor or of any substantial part of their property, or the making by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor of an assignment for the benefit of creditors, or the admission by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, the Parent Guarantor or the applicable Guarantor in furtherance of any such action; or

(7) the issuance of any governmental order, decree or enactment in or by Belgium or the jurisdiction of organization of a Guarantor that is a Significant Subsidiary of the Parent Guarantor whereby the Company, Parent Guarantor or applicable Guarantor is prevented from observing and performing in full its obligations

SABMiller Notes	AB InBev Notes

If an Event of Default occurs and is continuing, then and in each and every such case (other than the Events of Default specified in subsection (viii) above with respect to the Issuer or the Guarantor), unless the principal of all the Notes shall have already become due and payable, the registered holders of not less than 25% in aggregate principal amount of the then outstanding Notes, by notice in writing to the Guarantor and the Fiscal Agent, may declare the entire principal amount of all Notes issued pursuant to the Floating Rate Fiscal and Paying Agency Agreement and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If the Event of Default described in subsection (viii) above occur with respect to the Issuer or the Guarantor and are continuing, the principal amount of and accrued and unpaid interest on all the Notes issued pursuant to the Floating Rate Fiscal and Paying Agency Agreement shall become immediately due and payable, without any declaration or other act on the part of any registered holder.

The registered holders of a majority in aggregate principal amount of the outstanding Notes under the Floating Rate Fiscal and Paying Agency Agreement, by written notice to the Issuer, the Guarantor and the Fiscal Agent, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impart any right consequent thereon.

Differences noted in other SABMiller Note Documents:

•    $700,000,000 6.50% Notes due 2018 Terms and Conditions does not include subsections (viii) and (ix) above.

pursuant to the Securities or that series and the Guarantees thereof, respectively, and such situation is not cured within 90 days; or

(8) a Guarantee of the Securities of that series provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary ceases to be valid and legally binding for any reason or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under such Guarantee; or

(9) any other Event of Default provided with respect to Securities of that series.

Section 101 of our Indenture

“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% of more of the consolidated revenue of the Parent Guarantor, (ii) the consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of which represents 10% or more of the consolidated EBITDA of the Parent Guarantor, or (iii) the consolidated gross assets of which represent 10% or more of the consolidated gross assets of the Parent Guarantor, in each case as reflected in the most recent annual audited financial statements of the Parent Guarantor, provided that (A) in the case of a Subsidiary acquired by the Parent Guarantor during or after the financial year shown in the most recent annual audited financial statements of the Parent Guarantor such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro forma basis as if it had been acquired at the beginning of the relevant period, with the pro forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith, and (B) EBITDA shall be calculated by the Parent Guarantor in substantially the same manner as it is calculated for the amounts shown in the offering memorandum or circular for the relevant series of Securities.

	SABMiller Notes	AB InBev Notes
Merger, Consolidation, and Sale of Assets

Section 6(a) of the $350,000,000 Floating Rate Notes due 2018 Terms and Conditions

So long as any Notes are outstanding, none of the Issuer or the Guarantors may consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than any sale or conveyance by way of a temporary lease in the ordinary course of business), unless:

(i) such successor Person expressly assumes, by an amendment to the Floating Rate Fiscal and Paying Agency Agreement or a fiscal and paying agency agreement supplemental hereto, executed and delivered to the Fiscal Agent, in form satisfactory to the Fiscal Agent, the obligations of the Issuer or the Guarantor, as the case may be, under the Floating Rate Fiscal and Paying Agency Agreement, the Notes and the Guarantee and the due and punctual performance and observance of every covenant and condition to be performed or observed by the Issuer or the Guarantor pursuant to the Floating Rate Fiscal and Paying Agency Agreement, the Notes and the Guarantee, as the case may be;

(ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer, the Guarantor or any subsidiary thereof as a result of such transaction as having been incurred by the Issuer, the Guarantor or such subsidiary at the time of such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(iii) such successor Person is organized under the laws of the United States, any State thereof or the District of Columbia, the United Kingdom or any other country that is a member of the Organization for Economic Cooperation and Development as of the date of such succession;

Section 801 of our Indenture

Any of the Company or the Guarantors may, without the consent of the Holders, consolidate with, or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any Corporation or (y) the Company may at any time substitute for the Company either a Guarantor or any Affiliate of a Guarantor as principal debtor under the Securities (a “Substitute Company”); provided that:

(1) in the case that a Guarantor or the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Guarantor or the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Guarantor or the Company substantially as an entirety shall by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, (i) in the case of a Guarantor, expressly guarantee, or (ii) in the case of the Company, expressly assume the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the applicable Guarantor or the Company, as the case may be, to be performed or observed;

(2) the Company is not in default of any payments due under the Securities and immediately after giving effect to such transaction, no Event of Default shall be continuing;

(3) the Person formed by such consolidation or into which a Guarantor or the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties

SABMiller Notes	AB InBev Notes

(iv) such successor Person agrees to assume the Issuer’s or the Guarantor’s obligations under the Notes or the Guarantee, as the case may be, to pay Additional Amounts in respect of taxes imposed by the jurisdiction in which such successor Person is incorporated or resident for tax purposes and resulting therefrom or otherwise;

(v) If as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or the Guarantor would become subject to a Lien (as defined in Section 6 hereof) which would not be permitted by the Notes or under the Floating Rate Fiscal and Paying Agency Agreement, the Issuer, the Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and rateably with, or prior to, all indebtedness secured thereby;

(vi) the Issuer or the Guarantor, as the case may be, has delivered to the Fiscal Agent a certificate of an Authorized Officer (as defined in the Floating Rate Fiscal and Paying Agency Agreement) and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if an amendment to the Floating Rate Fiscal and Paying Agency Agreement or a supplemental fiscal and paying agency agreement is required in connection with such transaction, such amendment or supplemental agreement, comply with this Section 6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

The Notes do not contain covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Issuer or the Guarantor except as provided above.

and assets of a Guarantor or the Company substantially as an entirety shall be organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(4) in the case of a Substitute Company:

(i) the obligations of the Substitute Company arising under or in connection with the Securities and the Indenture are jointly and severally, irrevocably, fully and unconditionally guaranteed by the Guarantors (other than the Substitute Company, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii) the Parent Guarantor, the Company and the Substitute Company jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Company (and not as a result of any transfer by such Holder), provided, however, that this indemnity shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of Additional Amounts on

SABMiller Notes	AB InBev Notes

Upon any consolidation of the Issuer or the Guarantor with, or merger of the Issuer or the Guarantor into, any other Person or any sale conveyance, transfer or lease of all or substantially all of the assets of the Issuer or the Guarantor in accordance with this Section, the successor Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor under the Floating Rate Fiscal and Paying Agency Agreement with the same effect as if such Person had been named as the Issuer or the Guarantor herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement, the Notes or the Guarantee. The terms “Issuer” and “Guarantor,” as used in the Notes and the Floating Rate Fiscal and Paying Agency Agreements, also refer to any such successors or assigns so substituted.

account of any such withholding or deduction;

(iii) each stock exchange on which the Securities are listed, if any, shall have confirmed that, following the proposed substitution, such Securities will continue to be listed on such stock exchange; and

(iv) each rating agency that rates the Securities, if any, shall have confirmed that, following the proposed substitution of the Substitute Company, such Securities will continue to have the same or better rating as immediately prior to such substitution;

(5) written notice of such transaction shall be promptly provided to the Holders.

The following is a summary comparison of certain terms of the AB InBev Notes and the Fosters Notes that differ.

	Fosters Notes	AB InBev Notes
Limitation on Liens

Section 1008 of Fosters Indenture

Pursuant to this Indenture, so long as any Securities are Outstanding, the Guarantor may not, and the Guarantor may not permit any Restricted Subsidiary to create or permit to exist any Lien on the whole or any part of any Property and may not, and may not permit any Subsidiary to, create or permit to exist any Lien upon any shares or stock of any Restricted Subsidiary, in either case to secure any present or future Indebtedness for Money Borrowed without making effective provision whereby the Securities shall be secured equally and ratably with (or, at the option of the Guarantor, or such Restricted Subsidiary, prior to) such Indebtedness for Money Borrowed, so long as such Indebtedness for Money Borrowed shall be so secured; provided, however, that the above shall not apply to:

a.      any Lien existing on or prior to the date of the issuance of the outstanding Securities;

b.      any Lien over any Property (or documents of title thereto) or shares or stock of any Restricted Subsidiary securing indebtedness incurred to finance all or part of the price of the acquisition, extension, development, redevelopment, modification or improvement of such Property or the acquisition of any Restricted Subsidiary that was created prior to, at, or within one year of such acquisition, extension, development, redevelopment, modification or improvement; provided, however, that (i) at the time any such Lien attaches to such Property (or documents of title thereto) or shares or stock of any Restricted Subsidiary, the aggregate principal amount of Indebtedness for Money Borrowed secured by such Lien

Section 1006 of our Indenture

So long as any of the Securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any Encumbrance on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the Securities shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)    purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)    Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)    Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)    Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)    Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)     Encumbrances securing indebtedness owing to the Parent

Fosters Notes	AB InBev Notes

shall not exceed the purchase price or the cost of acquisition, extension, development, redevelopment, modification or improvement of such Property, or portions thereof, so acquired or constructed, and (ii) the Lien may not extend to any other Property owned by the Guarantor or any Restricted Subsidiary (except, however, in the case of construction, the Lien may extend to real property on which the Property being constructed is located) at the time the Lien is incurred;

c.      any Lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;

d.      judgement Liens not giving rise to an Event of Default;

e.      any Lien existing on the Property of any Restricted Subsidiary (which becomes a Restricted Subsidiary after the date of the issuance of the Outstanding Securities) prior to the date of such Restricted Subsidiary becoming a Restricted Subsidiary, provided that such Lien was not created in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary and; provided further, that any such Lien may not extend to any other Property or shares or stock of any Restricted Subsidiary owned by the Guarantor or any Restricted Subsidiary;

f.       any Lien over any Property (or documents of title thereto) or shares or stock of any Restricted Subsidiary which is acquired by the Guarantor or any Restricted Subsidiary subject to such Lien, provided, however, that any such

Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)    Encumbrances existing at the date of the Indenture;

(h)    Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the Indenture;

(i)     any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)     judgment Encumbrances not giving rise to an Event of Default;

(k)    any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)     any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)   any Encumbrance incurred or deposits made securing the

Fosters Notes	AB InBev Notes

Lien may not extend to any other Property owned by the Guarantor or any Restricted Subsidiary;

g.      any Lien arising solely by operation of law over any credit balance or cash held in any account with a financial institution;

h.      rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Guarantor and/or any Restricted Subsidiary or in connection with the issuance of letters of credit for the benefit of the Guarantor and/or any Restricted Subsidiary;

i.       any Lien incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Liens, (ii) any Liens securing amounts in connection with workers’ compensation, health insurance, unemployment insurance, pensions and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges not interfering with the ordinary conduct of the business of the Guarantor or any Restricted Subsidiary;

j.       any Lien incurred or deposits made securing the performance of tenders, bids, leases, statutory obligation, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

k.      Liens in favor of Australia or any State thereof, or any political performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)    any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in, or former state of, the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)    any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)    extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)    as permitted under the provisions described in the following two paragraphs herein; and

(r)     in connection with sale-leaseback transactions permitted under the Indenture.

Fosters Notes	AB InBev Notes

subdivision, agency, department or other instrumentality of Australia or any State thereof, including any Australian national export credit agency or organization, to secure progress payments, advances or other payments pursuant to any contract or provision of any statute or in connection with the financing of imports to or exports from Australia by the Guarantor or any Restricted Subsidiary;

l.       any Lien securing taxes or assessments or other applicable governmental charges or levies, including sales taxes, value added taxes and customs and excise taxes and duties that either are not yet delinquent by more than 30 days or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with Australian GAAP;

m.     Liens in favor of the Guarantor or any Subsidiary, other than a Lien from the Guarantor in favor of a Subsidiary;

n.      Liens with respect to which the Guarantor or a Restricted Subsidiary has paid money or deposited securities with a trustee or depositary pursuant to a Defeasance Agreement;

o.      Liens to secure obligations arising under Interest Rate Agreements, Commodity Agreements and Currency Agreements;

p.      Liens on any assignment of proceeds from the sale of commercial paper created and issued by the Guarantor or any Subsidiary pursuant to any

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without rateably securing the Securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in sale-leaseback transactions as described in Section 1011 (computed without duplication of amount) does not at the time exceed 15% of Net-Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another Corporation, or the Parent Guarantor sells all or substantially all of its assets to another Corporation, and if such other Corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the Securities (and, if the Parent Guarantor shall so determine, as security for any other

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standby credit facility agreement between the Guarantor or any Restricted Subsidiary and the provider of such standby credit facility;

q.      any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in (a) to (p), inclusive, for amounts not exceeding the principal amount of the borrowed money secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same Property or shares or stock of the Restricted Subsidiary that secured the Lien extended, renewed or replaced (plus improvements on such Property);

Notwithstanding the above or Section 1009, the Guarantor or any Restricted Subsidiary may create, issue, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of Indebtedness for Money Borrowed secured by a Lien which would otherwise be prohibited under this Section 1008 or enter into any sale and lease-back transaction that would otherwise be prohibited by Section 1009 provided, however, that the aggregate amount of all such Indebtedness for Money Borrowed of the Guarantor and each Restricted Subsidiary or any of them and the aggregate Attributable Value of all such sale and lease-back transactions of the Guarantor and each Restricted Subsidiary or any of them at any one time outstanding together shall not exceed 10% of Consolidated Tangible Assets.

For the purposes of this Section 1008 and Section 1009, the following terms shall have the following definitions:

“Attributable Value” means, as to any particular lease under which the Guarantor or any Restricted Subsidiary is at indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the Securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other Corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

[. . .]

Section 101 Definitions:

“Encumbrance” means, any mortgage, pledge, security interest or lien.

“Parent Guarantor” has the meaning specified in the first paragraph of this Indenture, and any successor Person or assignee permitted pursuant to the applicable provisions of this Indenture, and following a merger under Section 801(b), “Parent Guarantor” shall mean the Absorbing Company without any further action hereunder.

“Principal Plant” means (a) any brewery, or any manufacturing, processing or packaging plant, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, but shall not include (i) any brewery or manufacturing, processing or packaging plant which the Parent Guarantor shall by Board Resolution have determined is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries, (ii) any plant which the Parent Guarantor shall by Board Resolution have determined is used primarily for transportation, marketing or warehousing (any such determination to be effective as of the date specified in the applicable Board Resolution) or (iii) at the option of the Parent Guarantor, any plant that (A) does

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any time liable as lessee at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Guarantor in accordance with generally accepted financial practice) compounded semi-annually.

“Commodity Agreement” means any commodity future, commodity option, or other similar agreement or arrangement entered into in the ordinary course of such person’s business and designed to protect the Guarantor or any of its Subsidiaries against fluctuations in price of commodities.

“Consolidated Tangible Assets” means the total of all assets appearing on a consolidated balance sheet of the Guarantor and its Subsidiaries, prepared in accordance with Australian GAAP, at their net book values (after deducting related depreciation, depletion and amortization which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like segregated intangible assets, and amounts on the assets side of such balance sheet for capital stock of the Guarantor, all as determined in accordance with such principles.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any of its Subsidiaries against fluctuations in currency values.

“Defeasance Agreement” means an arrangement pursuant to which money or securities are paid to, or deposited with, a not constitute part of the brewing operations of the Parent Guarantor and its Subsidiaries and (B) has a net book value, as reflected on the balance sheet contained in the Parent Guarantor’s financial statements of not more than $100,000,000; and (b) any other facility owned by the Parent Guarantor or any of its Subsidiaries that the Parent Guarantor shall, by Board Resolution, designate as a Principal Plant.

“Restricted Subsidiary” means (a) any Subsidiary which owns or operates a Principal Plant, (b) any other subsidiary which the Parent Guarantor, by Board Resolution, shall elect to be treated as a Restricted Subsidiary, until such time as the Parent Guarantor may, by further Board Resolution, elect that such Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, and (c) the Company and the Subsidiary Guarantors; provided that each of Companhia de Bebidas das Américas—AmBev and Grupo Modelo S.A.B. de C.V. shall not be “Restricted Subsidiaries” until and unless the Parent Guarantor owns, directly or indirectly, 100% of the equity interests in such company. Any such election will be effective as of the date specified in the applicable Board Resolution.

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depository in the amount designed to pay or discharge in full any liability in respect of any notes, bonds, debentures or debenture stock.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which the Guarantor or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

“Lien” means any mortgage, pledge, charge, security interest, encumbrance or lien.

Section 101 Definitions

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof (to the extent indicated in “Land and Buildings” in the audited consolidated annual financial statements of the Guarantor in accordance with the Guarantor’s accounting policies), owned or leased by the Guarantor or any Restricted Subsidiary, the value of which on an historical cost basis before depreciation as reflected in the most recent audited consolidated annual financial statements of the Guarantor under “Land and Buildings” exceeds 2% of Consolidated Tangible Assets (as defined in Section 1008) as reported in such financial statements.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal including without limitation, any right to receive income.

“Restricted Subsidiary” means any Subsidiary which owns a Principal Property; provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary which is principally

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engaged in financing the operations of the Guarantor and its consolidated Subsidiaries.

Additional Amounts

Section 1007 of Fosters Indenture

All payments in respect of the Securities and all payments pursuant to any Guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Australia or any such subdivision or authority to be withheld or deducted by law. In that event, the Company or the Guarantor, as applicable, will pay such additional amounts of, or in respect of, principal and any premium and interest (“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each Holder of a Security or Guarantee of the amounts which would have been payable in respect of such Security or the Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

1.      any tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such Holder: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any of its territories or any political subdivision thereof or otherwise had some connection with Australia other than the mere ownership of, or receipt of payment under, the Security or the Guarantee; (B) presented (if presentation shall be required) the

Section 1009 of our Indenture

Unless otherwise specified in any Board Resolution of the Company or the relevant Guarantor establishing the terms of Securities of a series or the Guarantees relating thereto in accordance with Section 301, in the event that a Guarantor becomes obligated under this Indenture to make payments in respect of the Securities, such Guarantor will make all payments in respect of the Securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)    are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it; or

(b)    are payable by reason of the Holder or beneficial owner having, or

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Security or the Guarantee thereof for payment in Australia or any of its territories or any political subdivision thereof, unless the Security or the Guarantee could not have been presented for payment elsewhere; or (C) presented (if presentation shall be required) the Security or the Guarantee more than thirty days after the date on which the payment in respect of the Security or the Guarantee first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented the Security or the Guarantee for payment on any day within such period of thirty (30) days;

2.      any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

3.      any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments in respect of the Security or the Guarantee;

4.      any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Company or the Guarantor addressed to the Holder (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner (including, without limitation, the supply of any appropriate tax file number or other appropriate exemption details) or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction; or

(c)    are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of such taxes; or

(d)    consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes; or

(e)    are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such Security; or

(f)     are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing

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exemption from all or part of such tax, assessment or other governmental charge; or

5.      any combination of items (1), (2), (3) and (4);

nor shall Additional Amounts be paid with respect to any payment in respect of the Security or the Guarantee to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Security or the Guarantee to the extent such payment would be required by the laws of Australia (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts of interest had it been the Holder of the Security.

Whenever in this Indenture there is mentioned, in any context, any payments pursuant to the Security or the Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding; or

(g)    are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later; or

(h)    are payable because any Security was presented to a particular paying agent for payment if the Security could have been presented to another paying agent without any such withholding or deduction; or

(i)     are payable for any combination of (a) through (h) above.

In addition, any amounts to be paid by the Company or any Guarantor on the Securities will be paid net of any FATCA Withholding. Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

Such payment of Additional Amounts may be subject to such further exceptions as may be established in the terms of such Securities established as contemplated by Section 301. Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express

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mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made, provided, however, that the covenant regarding Additional Amounts provided for in this Section shall not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided further that the covenant regarding Additional Amounts provided for in this Section shall apply to the Company at any time when it is incorporated in a jurisdiction outside of the United States.

If the terms of the Securities of a series established as contemplated by Section 301 do not specify that Additional Amounts will not be payable by the Company or a Guarantor, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments

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to such Holders of Securities and the Company or Guarantor, as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section. Each of the Company and Guarantors covenant to indemnify each of the Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section, except to the extent that any such loss, liability or expense is due to its own negligence or bad faith.

Limitation on Sale and Leaseback Transactions

Section 1009 of Fosters Indenture

For so long as any Securities remain Outstanding under this Indenture, the Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Guarantor or any Subsidiary), or to which any such lender or investor is a party, providing for the leasing by the Guarantor or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Property which has been owned by the Guarantor or any Restricted Subsidiary for more than six months and which has been or is to be sold or transferred by the Guarantor or any Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Property (herein referred to as a “sale and leaseback transaction”) unless either:

(a)    the Guarantor or such Restricted Subsidiary could create indebtedness secured by a Lien under Section 1008 on the Property to be leased back in an amount equal to the Attributable Value of such sale and leaseback transaction without equally and ratably securing the Securities; or

(b)    the Guarantor or such Restricted Subsidiary, within 270 days after the

Section 1007 of our Indenture

(a)    Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

(i)     the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are

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sale or transfer shall have been made by the Guarantor or such Restricted Subsidiary, applies in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the Property so leased (as determined by any two directors of the Guarantor) to (i) the retirement of Indebtedness for Money Borrowed ranking prior to or on a parity with the Securities, incurred or assumed by the Guarantor or any Restricted Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such indebtedness, (ii) to investment in any Property which is used or will be used or which is held or will be held in the ordinary course of business or (iii) the investment in Permitted Investments, the proceeds from the sale, disposal, realization, maturity or redemption of which shall be used either for (a) the retirement of Indebtedness for Money Borrowed ranking prior to or on a parity with the Securities, incurred or assumed by the Guarantor or any Restricted Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such Indebtedness for Money Borrowed or (b) the investment in any Property which is used or will be used or which is held or will be held in the ordinary course of business.

For purposes of this Section 1009, “Permitted Investments” means (i) investments in any securities either issued directly or indirectly or fully guaranteed or insured by the government of the United States of America or the Commonwealth of Australia or any agency or instrumentality thereof, (ii) time deposits and certificates of at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property and

(ii)    subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(A) purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of Securities equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(B) repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(C) expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(D) effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

(b)    At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

(i)     an Officer’s Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(A)   the amount of Securities theretofore redeemed and the amount of Securities theretofore purchased by

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deposit, from the date of deposit, or Australian bank accepted bills, promissory notes, bills of exchange or other negotiable instruments, of any United States or Australian commercial bank having capital and surplus in excess of US$500 million and having peer group rating of C or better (or the equivalent thereof) by Thompson BankWatch, Inc. or outstanding long-term debt rated AA- or better (or the equivalent thereof) by Standard & Poor’s Corporation or Aa3 or better (or the equivalent thereof) by Moody’s Investors Service, Inc., (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank meeting the qualifications specified in clause (ii) above and (iv) commercial paper rated A-1 (or the equivalent thereof) by Standard & Poor’s Corporation or P-1 (or the equivalent thereof) by Moody’s Investors Service, Inc., and in each case maturing within one year.

the Parent Guarantor and cancelled by the Trustee and the amount of Securities purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(B)   the amount thereof previously credited under paragraph (d) below,

(C)   the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(D)   any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

(ii)    if applicable, a deposit with the Trustee for cancellation of the Securities then being surrendered as set forth in such certificate.

(c)    Notwithstanding the restriction of paragraph (a), the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate principal amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under
“—Limitation on Liens” which shall be outstanding at the time (computed without duplication of

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the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

(d)    The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire Securities under this covenant, for the principal amount of any Securities deposited with the Trustee for the purpose and also for the principal amount of (i) any Securities theretofore redeemed at the option of the Parent Guarantor and (ii) any Securities previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the Securities.

(e)    For purposes of this covenant, the amount or the principal amount of Securities which are issued with original issue discount shall be the principal amount of such Securities that on the date of the purchase or redemption of such Securities referred to in this covenant could be declared to be due and payable pursuant to the Indenture.

Defined terms have the meaning assigned in Section 101 (see above “—  Limitation on Liens”).

Change of Control and Ratings Decline	N/A The Fosters Indenture does not have a change of control put option.	N/A Our Indenture does not have a change of control put option.
Events of Default

Section 501 of Fosters Indenture

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or

Section 501 of our Indenture

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or

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regulation of any administrative or governmental body) unless such event is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating such series of Securities or in the form of Security for such series:

(1)    default in the payment of any interest upon any Security of that series when it becomes due and payable (or default in the payment of any Additional Amounts by the Company or the Guarantor), and continuance of such default for a period of 30 days; or

(2)    default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(3)    default in the deposit of any sinking fund payment when and as due for any Security of that series; or

(4)    default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture with respect to the Securities of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been established as contemplated by Section 301 solely for the benefit of a series of Securities other than that series), or, as the case may require, the Guarantee, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 10% in any order, rule or regulation of any administrative or governmental body):

(1)    default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)    default in the payment of the principal of or any premium on any Security of that series at its Maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or event beyond the control of the Company or a Guarantor, no Event of Default shall occur for three days following such failure to pay; provided further that in the case of any redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment; or

(3)    default in the performance or observance of any other material obligation of the Company or a Guarantor under any Security or any Guarantee applicable to such Security, including any material covenant or warranty in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default for a period of 90 days after there has been given, by registered or certified mail, to the Company and the Parent Guarantor by the Trustee or to

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principal amount of the Outstanding Securities of that series a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)    a default under any bond, debenture, note or other evidence of Indebtedness for Money Borrowed by the Company or the Guarantor (including a default with respect to Securities of any series other than that series) having an aggregate principal amount outstanding of at least US$20,000,000 (or the equivalent thereof in any other currency or currency unit), or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any Indebtedness for Money Borrowed by the Company or the Guarantor having an aggregate principal amount outstanding of at least US$20,000,000 (or the equivalent thereof in any other currency or currency unit), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness (in each such case being, such indebtedness of at least US$20,000,000 (or the equivalent thereof in any other currency or currency unit) aggregate principal amount outstanding) becoming or being validly declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 the Company, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4)    a default with respect to any obligation for the payment or repayment under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or a Guarantor having an aggregate principal amount outstanding of at least €100,000,000 (or its equivalent in any other currency) that shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within 30 days; or

(5)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor in an involuntary case or proceeding under the applicable laws of their respective jurisdictions of organization or incorporation relating to bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, the Parent Guarantor

Fosters Notes	AB InBev Notes

days after there shall have been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company or the Guarantor, as the case may be, to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge or notice of such default unless a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notice of such default from the Company, from the Guarantor, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

(6)    an order shall be made or any effective resolution shall be passed for the winding up of the Company or the Guarantor, other than such an order made or a resolution passed for the purposes of a reconstruction, amalgamation or reorganization where the Company or the Guarantor, as the case may be, is solvent; or

(7)    the Company or the Guarantor shall become insolvent, shall admit in writing its inability to pay its debts as they fall due or shall stop payment of its debts generally; or

or a Guarantor that is a Significant Subsidiary of the Parent Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Parent Guarantor or the applicable Guarantor under the applicable laws of their respective jurisdictions of organization or incorporation, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Parent Guarantor or the applicable Guarantor or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)    the commencement by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor of a voluntary case or proceeding under the applicable laws of their respective jurisdictions of organization or incorporation relating to bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor to the entry of a decree or order for relief in respect of the Company, the Parent Guarantor or the

Fosters Notes	AB InBev Notes

(8)    the Company or the Guarantor shall enter into or make any compromise arrangement with its creditors generally including the entering into of some form of moratorium with its creditors generally, other than such a compromise arrangement for the purposes of a reconstruction, amalgamation or reorganization where the Company or the Guarantor, as the case may be, is solvent; or

(9)    a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantor or a Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or there shall be appointed a receiver, administrator, liquidator, custodian, trustee or sequestrator (or similar officer) over the whole or substantially the whole of the assets of the Company or the Guarantor or the Restricted Subsidiary, as the case may be and any such decree, order or appointment is not removed, discharged or withdrawn within 60 days thereafter; or

(10)  the Company or the Guarantor or a Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, other than a case commenced under an applicable law not pertaining to bankruptcy or insolvency for the purposes of a reconstruction, amalgamation or reorganization where the Company or the Guarantor or the Restricted Subsidiary, as the case may be, is solvent, or consent to the entry of applicable Guarantor, respectively, in an involuntary case or proceeding under the applicable laws of their respective jurisdictions of organization or incorporation relating to bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, the Parent Guarantor or the applicable Guarantor, or the filing by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the applicable laws of their respective jurisdictions of organization or incorporation, or the consent by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Parent Guarantor or the applicable Guarantor or of any substantial part of their property, or the making by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor of an assignment for the benefit of creditors, or the admission by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, the

Fosters Notes	AB InBev Notes

an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, administrator liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or the Guarantor or the Restricted Subsidiary over the whole or substantially the whole of its assets, or make any general assignment for the benefit of creditors; or

(11)  a distress, attachment, execution or other legal process in any amount exceeding US$20,000,000 (or the equivalent thereof in any other currency or currency unit) is issued, levied, enforced or sued upon or against any part of the Property of the Guarantor or any Subsidiary of the Guarantor and is not paid out, satisfied, withdrawn or set aside within 60 days of issue, levy or enforcement; or

(12)  any other Event of Default established as contemplated by Section 301 with respect to Securities of that series.

Parent Guarantor or the applicable Guarantor in furtherance of any such action; or

(7)    the issuance of any governmental order, decree or enactment in or by Belgium or the jurisdiction of organization of a Guarantor that is a Significant Subsidiary of the Parent Guarantor whereby the Company, Parent Guarantor or applicable Guarantor is prevented from observing and performing in full its obligations pursuant to the Securities or that series and the Guarantees thereof, respectively, and such situation is not cured within 90 days; or

(8)    a Guarantee of the Securities of that series provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary ceases to be valid and legally binding for any reason or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under such Guarantee; or

(9)    any other Event of Default provided with respect to Securities of that series.

Section 101 of our Indenture

“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% of more of the consolidated revenue of the Parent Guarantor, (ii) the consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of which represents 10% or more of the consolidated EBITDA of the Parent Guarantor, or (iii) the consolidated gross assets of which represent 10% or more of

	Fosters Notes	AB InBev Notes

the consolidated gross assets of the Parent Guarantor, in each case as reflected in the most recent annual audited financial statements of the Parent Guarantor, provided that (A) in the case of a Subsidiary acquired by the Parent Guarantor during or after the financial year shown in the most recent annual audited financial statements of the Parent Guarantor such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro forma basis as if it had been acquired at the beginning of the relevant period, with the pro forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith, and (B) EBITDA shall be calculated by the Parent Guarantor in substantially the same manner as it is calculated for the amounts shown in the offering memorandum or circular for the relevant series of Securities.

Merger, Consolidation, and Sale of Assets

Section 801 of Fosters Indenture

For so long as any Securities remain Outstanding under this Indenture, neither the Company nor the Guarantor shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company or the Guarantor, as the case may be, shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company or the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company, or the Guarantor, as the case may be, substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the applicable jurisdiction and shall

Section 801 of our Indenture

         Any of the Company or the Guarantors may, without the consent of the Holders, consolidate with, or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any Corporation or (y) the Company may at any time substitute for the Company either a Guarantor or any Affiliate of a Guarantor as principal debtor under the Securities (a “Substitute Company”); provided that:

(1) in the case that a Guarantor or the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Guarantor or the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the

Fosters Notes	AB InBev Notes

expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, (A) in the case of the Company, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture (including any obligation to pay any Additional Amounts) on the part of the Company to be performed or observed or (B) in the case of the Guarantor, the performance or observance of the Guarantee and every covenant of this Indenture (including any obligation to pay any Additional Amounts) on the part of the Guarantor to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or the Guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) any Person formed by the consolidation with the Company or the Guarantor or into which the Company or the Guarantor, as the case may be, is merged or which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or the Guarantor, as the case may be, substantially as an entirety (each, in the case of the Company, a “Successor,” in the case of the Guarantor, a “Successor Guarantor,” with any “Successor” or “Successor Guarantor” hereinafter sometimes referred to as a “Successor Person”) and which is not organized and validly existing under the laws of Australia, shall expressly agree, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, (A) to properties and assets of such Guarantor or the Company substantially as an entirety shall by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, (i) in the case of a Guarantor, expressly guarantee, or (ii) in the case of the Company, expressly assume the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the applicable Guarantor or the Company, as the case may be, to be performed or observed;

(2) the Company is not in default of any payments due under the Securities and immediately after giving effect to such transaction, no Event of Default shall be continuing;

(3) the Person formed by such consolidation or into which a Guarantor or the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of a Guarantor or the Company substantially as an entirety shall be organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(4) in the case of a Substitute Company:

(i) the obligations of the Substitute Company arising under or in connection with the Securities and the Indenture are jointly and severally, irrevocably, fully and unconditionally guaranteed by the Guarantors (other than the Substitute Company, if applicable) on the same terms as existed immediately prior to

Fosters Notes	AB InBev Notes

indemnify the Holder of each Security against (i) any tax, assessment or governmental charge imposed on such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease, and (ii) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease, and (B) that all payments pursuant to the Securities or the Guarantee in respect of the principal of and any premium and interest on the Securities, as the case may be, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization of such Person or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by such jurisdiction or any such subdivision or authority to be withheld or deducted, in which case such Person will pay such additional amounts of, or in respect of, principal and any premium and interest (“Successor Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each Holder of a Security of the amounts which would have been payable pursuant to the Securities or the Guarantee, as the case may be, had no such withholding or deduction been required, except that no Successor Additional Amounts shall be so payable for or on account of:

(A) any tax, duty, assessment or other governmental charge which such substitution under the Guarantees given by such Guarantors;

(ii) the Parent Guarantor, the Company and the Substitute Company jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Company (and not as a result of any transfer by such Holder), provided, however, that this indemnity shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of Additional Amounts on account of any such withholding or deduction;

(iii) each stock exchange on which the Securities are listed, if any, shall have confirmed that, following the proposed substitution, such Securities will continue to be listed on such stock exchange; and

(iv) each rating agency that rates the Securities, if any, shall have confirmed that, following the proposed substitution of the Substitute Company, such Securities will

Fosters Notes	AB InBev Notes

would not have been imposed but for the fact that such Holder: (i) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the jurisdiction of organization of such Person or any of its territories or any political subdivision thereof or otherwise had some connection with such jurisdiction other than the mere ownership of, or receipt of payment under, the Securities or the Guarantee; (ii) presented (if presentation shall be required) the Securities or the Guarantee for payment in such jurisdiction or any of its territories or any political subdivision thereof, unless the Securities or the Guarantee could not have been presented for payment elsewhere; or (iii) presented (if presentation shall be required) the Securities or the Guarantee, as the case may be, more than thirty (30) days after the date on which the payment in respect of the Securities or the Guarantee first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Successor Additional Amounts if it had presented the Securities or the Guarantee for payment on any day within such period of thirty (30) days;

(B) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(C) any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from continue to have the same or better rating as immediately prior to such substitution; (5) written notice of such transaction shall be promptly provided to the Holders.

Fosters Notes	AB InBev Notes

payments of (or in respect of) principal of or any premium or interest on, the Securities or the Guarantee;

(D) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Company or the Successor Guarantor addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner (including, without limitation, the supply of any appropriate tax file number or other appropriate exemption details) or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(E) any combination of items (A), (B), (C) and (D);

nor shall Successor Additional Amounts be paid with respect to any payment of the principal of or any premium or interest on the Securities or the Guarantee to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction of organization of such Person (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a

Fosters Notes	AB InBev Notes

beneficial owner who would not have been entitled to such Successor Additional Amounts had it been the Holder of the Security; and

(4) the Company or the Guarantor, as the case may be, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

THE PROPOSED AMENDMENTS

We are soliciting the consent of the holders of SABMiller to (1) eliminate substantially all of the restrictive covenants in the SABMiller Notes Documents and (2) eliminate certain Events of Default due to (a) the acceleration of certain other indebtedness and (b) certain decrees or judgments being entered against members of the AB InBev Group or their assets. If the proposed amendments described below are adopted with respect to any series of SABMiller Notes, the amendments will apply to all such SABMiller Notes of such series not tendered in the applicable exchange offer. Thereafter, all such SABMiller Notes will be governed by the relevant SABMiller Note Document as amended by the proposed amendments, which will have fewer restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the SABMiller Note Documents or those applicable to the AB InBev Notes. In particular, holders of the SABMiller Notes under the amended SABMiller Note Documents will no longer receive annual, half-year or other reports from SABMiller. See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The proposed amendments to the SABMiller Note Documents will afford reduced protection to remaining holders of the SABMiller Notes.”

The descriptions below of the provisions of the SABMiller Note Documents to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the SABMiller Note Documents and the SABMiller Amendment Documents that contain the proposed amendments in the event the Requisite Consents are obtained. Copies of the forms of supplemental indentures are attached as exhibits to the registration statement of which this prospectus forms a part.

The proposed amendments for each of the SABMiller Note Documents with respect to each series of SABMiller Notes constitute a single proposal with respect to that series of notes, and a consenting holder of that series of SABMiller Notes must consent to the proposed amendments in their entirety and may not consent selectively with respect to certain of the proposed amendments.

Pursuant to the SABMiller Note Documents and related SABMiller Amendment Documents, the proposed amendments require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding SABMiller Notes of such series affected by the supplemental indenture. Any SABMiller Notes held by SABMiller or any person directly or indirectly controlling or controlled or under direct or indirect common control with SABMiller are not considered to be “outstanding” for this purpose.

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of SABMiller Notes is:

Title of Series of SABMiller Notes	Principal Amount Outstanding
6.50% Notes due 2018	$700,000,000
2.200% Fixed Rate Notes due 2018	$750,000,000
Floating Rate Notes due 2018	$350,000,000
3.750% Notes due 2022	$2,500,000,000
6.625% Guaranteed Notes due 2033	$300,000,000
5.875% Notes due 2035	$300,000,000
4.950% Notes due 2042	$1,500,000,000

Total SABMiller Notes	$6,400,000,000

The valid tender of a holder’s SABMiller Notes will constitute the consent of the tendering holder to the proposed amendments in their entirety.

If the Requisite Consents with respect to all series of SABMiller Notes under the SABMiller Note Documents have been received prior to the Expiration Date and we have not waived such condition, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, all of the sections or provisions listed below under the applicable SABMiller Note Document for the SABMiller Notes will be deleted (or modified as indicated) (references to “Issuer”, “Guarantor” or “Principal Subsidiary” have the meanings given to them in the respective Note Document):

•	Section 6(f) of the 2018 Fixed Rate Fiscal and Paying Agency Agreement, Section 6(f) of the 2018 Floating Rate Notes Fiscal and Paying Agency Agreement, Section 6(f) of the 2022 Notes Fiscal and Paying Agency Agreement and Section 6(f) of 2042 Notes Fiscal and Paying Agency Agreement—removing references to filing notices of redemption in the Companies Announcement Office of the Irish Stock Exchange;

•	Section 13 of the 2018 6.50% Notes Fiscal and Paying Agency Agreement, Section 14 of the 2018 Fixed Rate Notes Fiscal and Paying Agency Agreement, Section 14 of the 2018 Floating Rate Notes Fiscal and Paying Agency Agreement, Section 13 of the 2022 Notes Fiscal and Paying Agency Agreement, Section 13 of the 2033 Notes Fiscal and Paying Agency Agreement and Section 13 of the 2042 Notes Fiscal and Paying Agency Agreement—Notices;

•	Section 14 of the 6.50% Notes Fiscal and Paying Agency Agreement, Section 15 of the 2018 Fixed Rate Notes Fiscal and Paying Agency Agreement, Section 15 of the 2018 Floating Rate Notes Fiscal and Paying Agency Agreement, Section 14 of the 2022 Notes Fiscal and Paying Agency Agreement, Section 14 of the 2033 Notes Fiscal and Paying Agency Agreement and Section 14 of the 2042 Notes Fiscal and Paying Agency Agreement—Purchases of Notes by the Issuer and the Guarantor (if applicable);

•	Section 2(d) of the terms and conditions of the 2018 6.50% Notes Fiscal and Paying Agency Agreement, Section 2(d) of the terms and conditions of the 2018 Fixed Rate Notes Fiscal and Paying Agency Agreement, Section 2(d) of the terms and conditions of the 2018 Floating Rate Note Document, Section 2(d) of the terms and conditions of the 2022 Note Document, Section 2(d) of the terms and conditions of the 2033 Note Document and Section 2(d) of the terms and conditions of the 2042 Note Document—removal of references to maintaining an office or agency for the payment of principal and interest in London so long as the Notes are admitted to trading on either the Irish Stock Exchange or the London Stock Exchange, as applicable;

•	Section 4(c) of the terms and conditions of the 2018 6.50% Note Document, Section 4(c) of the terms and conditions of the 2018 Fixed Rate Note Document, Section 4(c) of the terms and conditions of the 2018 Floating Rate Note Document, Section 4(c) of the terms and conditions of the 2022 Note Document and Section 4(c) of the terms and conditions of the 2042 Note Document—Change of Control and Ratings Decline;

•	Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2018 6.50% Note Document, Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2018 Fixed Rate Note Document, Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2018 Floating Rate Note Document, Sections 5(b)(v) and (vi) of the terms and conditions of the 2022 Note Document, Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2033 Note Document, Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2033 Note Document, Sections 501(5) and 501(11) of the Fosters Indenture and Sections 5(b)(v) and 5(b)(vi) of the terms and conditions of the 2042 Note Document—Events of Default (only as to the deletion of (1) the cross-acceleration triggered by the acceleration of any indebtedness, other than the relevant Notes, of the Issuer or the Guarantor or any Principal Subsidiary, the principal amount of which aggregates to $125 million or more or, in the case of the Fosters Indenture, $20 million or more and (2) a decree or judgment is entered by a court of competent jurisdiction in respect of a levy, enforcement or attachment on or against any part of the property, assets or revenues of the Issuer or the Guarantor or any Principal Subsidiary which leads to an obligation that exceeds $125 million or, in the case of the Fosters Indenture, $20 million, that is not discharged or stayed within 90 days);

•	Section 6(a) of the terms and conditions of the 2018 6.50% Note Document, Section 6(a) of the terms and conditions of the 2018 Fixed Rate Note Document, Section 6(a) of the terms and conditions of the 2018 Floating Rate Note Document, Section 6(a) of the terms and conditions of the 2022 Note Document, Section 6(a) of the terms and conditions of the 2033 Note Document, Section 801 of the Fosters Indenture and Section 6(a) of the terms and conditions of the 2042 Note Document—Merger, Consolidation, and Sale of Assets (modified to (i) remove any restrictions on the Issuer’s or Guarantor’s selling, assigning, leasing, conveying or otherwise disposing of all or substantially all of its properties or assets in one or more transactions and (ii) require only, as a condition to consolidate or merge with or into another Person, that the Person formed by or surviving a consolidation or merger (if other than the Issuer or the Guarantor, as applicable) assumes all the obligations of the Issuer or Guarantor, as applicable pursuant to a supplemental indenture in the form reasonably satisfactory to the relevant fiscal agent or trustee);

•	Section 6(b) of the terms and conditions of the 2018 6.50% Note Document, Section 6(c) of the terms and conditions of the 2018 Fixed Rate Note Document, Section 6(c) of the terms and conditions of the 2018 Floating Rate Note Document, Section 6(c) of the terms and conditions of the 2022 Note Document, Section 6(b) of the terms and conditions of the 2033 Note Document, Section 1008 of the Fosters Indenture and Sections 6(c) and 5(b)(vi) of the terms and conditions of the 2042 Note Document—Limitation on Liens;

•	Section 6(c) of the terms and conditions of the 2018 6.50% Fiscal and Paying Agency Agreement, Section 6(d) of the terms and conditions of the 2.200% Notes due 2018 Fiscal and Paying Agency Agreement, Section 6(d) of the terms and conditions of the Floating Rate Notes due 2018 Fiscal and Paying Agency Agreement, Section 6(d) of the terms and conditions of the 3.750% Notes due 2022 Fiscal and Paying Agency Agreement, Section 6(c) of the terms and conditions of the 6.625% Notes due 2033 Fiscal and Paying Agency Agreement, Section 1009 of the Fosters Indenture and Section 6(d) of the terms and conditions of the 4.950% Notes due 2042 Fiscal and Paying Agency Agreement—Limitation on Sale and Leaseback Transactions;

•	Section 6(d) of the terms and conditions of the 2018 6.50% Note Document, Section 6(e) of the terms and conditions of the 2018 Fixed Rate Note Document, Section 6(e) of the terms and conditions of the 2018 Floating Rate Note Document, Section 6(e) of the terms and conditions of the 2022 Note Document, Section 6(d) of the terms and conditions of the 2033 Note Document and Section 6(e) of the terms and conditions of the 2042 Note Document—Definition of Certain Terms (deletion of all definitions except those of “Lien” and “Subsidiary”);

•	Section 6(f) of the terms and conditions of the 2033 Note Document (covenant that the Issuer shall take commercially reasonably efforts to register the Notes for resale under the Securities Act);

•	Section 11 of the terms and conditions of the 2018 6.50% Note Document, Section 11 of the terms and conditions of the 2018 Fixed Rate Note Document, Section 11 of the terms and conditions of the 2018 Floating Rate Note Document, Section 11 of the terms and conditions of the 2022 Note Document, Section 11 of the terms and conditions of the 2033 Note Document and Section 11 of the terms and conditions of the 2042 Note Document—Notices;

•	Section 14 of the terms and conditions of the 2018 6.50% Note Document, Section 14 of the terms and conditions of the 2018 Fixed Rate Note Document, Section 14 of the terms and conditions of the 2018 Floating Rate Note Document, Section 14 of the terms and conditions of the 2022 Note Document, Section 14 of the terms and conditions of the 2033 Note Document, portions of Section 204 and the entirety of Sections 703 and 1010 of the Fosters Indenture and Section 14 of the terms and conditions of the 2042 Note Document—Information/Reports by Company and the Guarantor;

•	Section 1004 of the Fosters Indenture —Statement by Officers as to Default;

•	Section 1005 of the Fosters Indenture—Existence;

•	Section 1006 of the Fosters Indenture—Payment of Taxes and Other Claims; and

•	Section 1011 of the Fosters Indenture—Resale of Certain Securities.

Conforming Changes, etc. The proposed amendments would amend the SABMiller Note Documents to make certain conforming or other changes to the SABMiller Note Documents including modification or deletion of certain definitions and cross-references.

Waiver/Delisting. By consenting to the proposed amendments, you will be deemed to have waived any default, event of default or other consequence under the SABMiller Note Documents for failure to comply with the terms of the provisions identified above. If the Requisite Consents with respect to all series of SABMiller Notes under the SABMiller Note Documents have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, holders of the SABMiller Notes will be deemed to have waived any liability, breach, default or event of default that may arise under the SABMiller Note Documents in relation to effecting the proposed amendments through the exchange offer and consent solicitations, including a waiver of any applicable procedural requirements to provide notice to noteholders in a certain form or at a certain time or to convene a noteholder’s meeting in connection with effecting the proposed amendments. In addition, you will be deemed to consent to the delisting and/or relisting of the Listed SABMiller Notes on a different exchange, from time to time in our sole discretion.

Effectiveness of Proposed Amendments

Assuming we have received the Requisite Consents with respect to all series of SABMiller Notes prior to the Expiration Date and we have not waived such condition, the proposed amendments to the applicable SABMiller Note Document will become effective on the Settlement Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.

DESCRIPTION OF THE AB INBEV NOTES AND GUARANTEES

For purposes of this section “Description of the AB InBev Notes and Guarantees,” the terms “we,” “us,” and “our” shall refer to Anheuser-Busch Worldwide Inc., the Parent Guarantor, any Subsidiary Guarantor, and not any of our other subsidiaries. “Holders” shall refer to holders of the AB InBev Notes. The terms of the AB InBev Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the Indenture and the AB InBev Notes. Because this is a summary, it may not contain all the information that is important to you. You should read the Indenture in its entirety. See “Where You Can Find More Information.” All capitalized terms used but not defined herein are as defined in the SABMiller Note Documents or the Indenture, as applicable.

General

The Notes will be issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”) and will be fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”). Application will be made to list each series of Notes on the New York Stock Exchange. There can be no assurance that any series of Notes will be listed.

Each series of the Notes will be issued under a supplemental indenture to the indenture (the “Indenture”), to be entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The Notes will be senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes do not provide for any sinking fund. The Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

For purposes of the AB InBev Notes, “Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York and in London.

The AB InBev Notes offered by this registration statement will bear interest at the rate as specified in the table below and will mature as specified below.

Title of Series	Interest Rate	Maturity Date	Interest Accrues From
6.500% Notes due 2018	6.500%	15 July 2018	15 July 2016
2.200% Notes due 2018	2.200%	1 August 2018	1 August 2016
Floating Rate Notes due 2018	Floating	1 August 2018	1 November 2016
3.750% Notes due 2022	3.750%	15 January 2022	15 July 2016
6.625% Notes due 2033	6.625%	15 August 2033	15 August 2016
5.875% Notes due 2035	5.875%	15 June 2035	15 December 2016
4.950% Notes due 2042	4.950%	15 January 2042	15 July 2016

We will pay interest on the AB InBev Notes to the person in whose name the AB InBev Notes are registered as follows.

Title of Series	Interest Payable Date(s)	Record Date(s)
6.500% Notes due 2018	15 January and 15 July	1 January and 1 July
2.200% Notes due 2018	1 February and 1 August	15 January and 15 July
Floating Rate Notes due 2018	1 February, 1 May, 1 August and 1 November	15 January, 15 April, 15 July and 15 October
3.750% Notes due 2022	15 January and 15 July	1 January and 1 July
6.625% Notes due 2033	15 February and 15 August	1 February and 1 August
5.875% Notes due 2035	15 June and 15 December	1 June and 1 December
4.950% Notes due 2042	15 January and 15 July	1 January and 1 July

Additional Notes

The Notes will be issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding Notes of that series in all respects (or in all respects except for the issue date and the principal amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Notes of that series, provided that either (i) such Additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such Additional Notes shall have a separate CUSIP number. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Notes.

Optional Redemption of the AB InBev Notes

Except for the Floating Rate Notes due 2018, each series of the AB InBev Notes may be redeemed as a whole or in part, at our option, at any time and from time to time, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the AB InBev Notes of such series to be redeemed. The redemption price will be calculated by the Independent Investment Banker, as such term is defined in the Indenture, and will be equal to the greater of (1) 100% of the principal amount of the AB InBev Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months or in the case of an incomplete month, the number of days elapsed), at a rate equal to the sum of the Treasury Rate (as defined below) plus a number of basis points equal to the applicable make-whole spread (as set forth in the table below). In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to the redemption date.

Title of Series	Make-Whole Spread
6.500% Notes due 2018	40 bps
2.200% Notes due 2018	15 bps
3.750% Notes due 2022	30 bps
6.625% Notes due 2033	30 bps
5.875% Notes due 2035	30 bps
4.950% Notes due 2042	30 bps

AB InBev 2018 Floating Rate Notes

Interest Rate Calculation. The interest rate on the AB InBev 2018 Floating Rate Notes for any Interest Period will be 3-Month USD LIBOR, as determined on the applicable Interest Determination Date, plus the spread, which is 0.690% per annum. The interest rate on the Notes will be reset quarterly on each Interest Reset Date. For each Interest Period, interest on the AB InBev 2018 Floating Rate Notes will be calculated on the basis of the actual number of days in the Interest Period divided by 360.

If, on the Interest Determination Date, the three-month U.S. Dollar LIBOR rate does not appear on the Reuters Screen “LIBOR 01” Page, or such other page as may replace Reuters on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits (“Designated LIBOR Page”) at 11:00 am London time on the Interest Determination Date by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so. If the Designated LIBOR Page is unavailable then the Calculation Agent will determine LIBOR as follows:

(a) The Company will select the principal London offices of four major banks in the London interbank market. The Calculation Agent will then request each bank to provide its offered quotation of its rate of interest for deposits in U.S. dollars with a three-month maturity (expressed as a percentage per annum) beginning on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the Interest Determination Date.

(b) If at least two of these banks provide a quotation, the Calculation Agent will compute LIBOR as the arithmetic mean of the quotations provided.

(c) If fewer than two of these banks provide a quotation, the Calculation Agent will request from three major banks in New York City, as selected by the Company, at approximately 11:00 a.m., New York time, on the Interest Determination Date, quotations of their rates of interest for three-month loans (expressed as a percentage per annum), in U.S. dollars to leading European banks, beginning on the Interest Reset Date. If the Calculation Agent receives at least two of these quotations, the calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.

(d) If none of these banks provide a quotation as mentioned, LIBOR will be the rate determined on the immediately preceding Interest Determination Date.

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the AB InBev 2018 Floating Rate Notes shall be conclusive and binding on the Holders, us and the Trustee, absent manifest error.

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York and London.

“Business Day Covention” means that if any Interest Payment Date (other than the Stated Maturity or a date fixed for redemption or payment in connection with an acceleration of the Notes) falls on a day that is not a Business Day, that Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day, without any further interest or other amounts being paid or payable in connection therewith.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A.

“Interest Payment Date” means February 1, May 1, August 1 and November 1 of each year, subject to the Business Day Convention.

“Interest Period” means the period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date.

“Interest Determination Date” means (i) October 28, 2016 and (ii) for each particular Interest Reset Date, the second London Business Day preceding such Interest Reset Date.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to the Business Day Convention.

Other terms capitalized but not defined herein have the meanings given to them in the Form of Third Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Floating Rate Notes due 2018.

Certain Definitions and Other Terms for the AB InBev Notes

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable Note.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding that Redemption Date, as set forth in the daily statistical release designated H.15 (519) (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for US Government Notes” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker for the Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Independent Investment Banker” means Barclays Capital Inc., Deutsche Bank Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as specified by us, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by us.

“Net Tangible Assets” means the total assets of the Parent Guarantor and its Restricted Subsidiaries (including, with respect to the Parent Guarantor, its net investment in subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by the Parent Guarantor in accordance with generally accepted accounting principles applied by the Parent Guarantor as of a date within 90 days of the date as of which the determination is being made; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Principal Plant” means (a) any brewery, or any manufacturing, processing or packaging plant, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, but shall not include (i) any brewery or manufacturing, processing or packaging plant which the Parent Guarantor shall by board resolution have determined is not of material importance to the total business conducted by the Parent Guarantor and its

Subsidiaries, (ii) any plant which the Parent Guarantor shall by board resolution have determined is used primarily for transportation, marketing or warehousing (any such determination to be effective as of the date specified in the applicable board resolution) or (iii) at the option of the Parent Guarantor, any plant that (A) does not constitute part of the brewing operations of the Parent Guarantor and its Subsidiaries and (B) has a net book value, as reflected on the balance sheet contained in the Parent Guarantor’s financial statements of not more than $100,000,000, and (b) any other facility owned by the Parent Guarantor or any of its Subsidiaries that the Parent Guarantor shall, by board resolution, designate as a Principal Plant. Following any determination, designation or election referred to herein that a brewery or plant shall not be included as a Principal Plant, the Parent Guarantor may, at its option, by board resolution, elect that such facility subsequently be included as a Principal Plant.

“Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each applicable Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that if that Redemption Date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

“Restricted Subsidiary” means (a) any Subsidiary which owns or operates a Principal Plant, (b) any other subsidiary which the Parent Guarantor, by board resolution, shall elect to be treated as a Restricted Subsidiary, until such time as the Parent Guarantor may, by further board resolution, elect that such Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, and (c) the Issuer and the Subsidiary Guarantors; provided that each of Companhia de Bebidas das Américas—AmBev and Grupo Modelo S.A.B. de C.V. shall not be “Restricted Subsidiaries” until and unless the Parent Guarantor owns, directly or indirectly, 100% of the equity interests in such company. Any such election will be effective as of the date specified in the applicable board resolution.

“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% of more of the consolidated revenue of the Parent Guarantor, (ii) the consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of which represents 10% or more of the consolidated EBITDA of the Parent Guarantor or (iii) the consolidated gross assets of which represent 10% or more of the consolidated gross assets of the Parent Guarantor, in each case as reflected in the most recent annual audited financial statements of the Parent Guarantor, provided that (A) in the case of a Subsidiary acquired by the Parent Guarantor during or after the financial year shown in the most recent annual audited financial statements of the Parent Guarantor, such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro-forma basis as if it had been acquired at the beginning of the relevant period, with the pro-forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith and (B) EBITDA shall be calculated by the Parent Guarantor in substantially the same manner as it is calculated for the amounts shown in “Item 5. Operating and Financial Review—E. Results of Operations” in the Annual Report incorporated in this prospectus.

“Subsidiary” means any corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors (otherwise than by reason of default in dividends) is at the time owned directly or indirectly by the Parent Guarantor or a Subsidiary or Subsidiaries or by the Parent Guarantor and a Subsidiary or Subsidiaries.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as at the third business day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

On and after the redemption date, interest will cease to accrue on the AB InBev Notes or any portion of the AB InBev Notes called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the AB InBev Notes to be redeemed on that date.

In the case of any partial redemption, selection of the AB InBev Notes of a series to be redeemed will be made in accordance with applicable procedures of DTC.

Optional Tax Redemption of the AB InBev Notes

Each series of the AB InBev Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, in whole but not in part, upon not less than 30 not more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the AB InBev Notes of such series then outstanding, plus accrued and unpaid interest on the principal amount being redeemed (and any Additional Amounts) to the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or herein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the issue date (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts with respect to the AB InBev Notes of a particular series, and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “—Additional Amounts”; provided, however, that the AB InBev Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the AB InBev Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any such notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the relevant AB InBev Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Book-Entry Form

The AB InBev Notes will initially be issued to investors in book-entry form only. Fully registered global notes representing the total aggregate principal amount of the AB InBev Notes of each series will be issued and registered in the name of a nominee for DTC, the securities depositary for the AB InBev Notes, for credit to accounts of direct or indirect participants in DTC, Euroclear and Clearstream. Unless and until AB InBev Notes in definitive certificated form are issued, the only holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary. Except as described in this Prospectus, a beneficial owner of any interest in a global note will not be entitled to receive physical delivery of definitive AB InBev Notes. Accordingly, each beneficial owner of any interest in a global note must rely on the procedures of DTC, Euroclear, Clearstream, or their participants, as applicable, to exercise any rights under the AB InBev Notes.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary. However, cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the AB InBev Notes settled during the processing will be reported to the relevant Clearstream Luxembourg or Euroclear participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of AB InBev Notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although it is expected that DTC, Clearstream Luxembourg and Euroclear will follow the foregoing procedures in order to facilitate transfers of AB InBev Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue such procedures and such procedures may be changed or discontinued at any time.

Notices

Notices to holders of the AB InBev Notes will be given only to the depositary, in accordance with its applicable policies as in effect from time to time.

Prescription Period

Any money that we deposit with the Trustee or any paying agent for the payment of principal or any interest on any Global Note of any series that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to us upon our request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of the Global Note will be able to seek any payment to which that holder may be entitled to collect only from us.

The Clearing System

DTC.

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Guarantees

Each AB InBev Note will benefit from unconditional, full and irrevocable guarantees (the “Guarantees”) by Anheuser-Busch InBev SA/NV, as the Parent Guarantor and Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch InBev Finance Inc., as Subsidiary Subsidiary Guarantors (collectively referred to as the “Guarantors”). These Guarantees are set forth in our Indenture and are subject to certain limitations set forth below under “—Guarantee Limitations.”

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, as defined below, if any) due under the AB InBev Notes. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that at substantially the same time its Guarantee of the AB InBev Notes is terminated, (i) (for so long as any commitments remain outstanding under the 2010 Senior Facility Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of 2010 Senior Facility Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) or is no longer a guarantor under the 2010 Senior Facility Agreement, (ii) (for so long as any commitments remain outstanding under the 2015 Senior Facilities Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of the 2015 Senior Facilities Agreement or is no longer a guarantor under the 2015 Senior Facilities Agreement and (iii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this paragraph, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the AB InBev Notes issued pursuant to the Indenture, (B) the debt securities issued pursuant to the indentures dated 12 January 2009 and 16 October 2009 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee, (C) the debt securities issued pursuant to the indentures dated 17 January 2013 and 25 January 2016 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and the Trustee, (D) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (E) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, the Guarantees of Brandbrew S.A. and/or Brandbev S.à r.l., whose Guarantees are subject to certain limitations described below, will automatically and unconditionally be terminated, with respect to any or all series of the notes issued under each indenture, in the event that AB InBev determines that under the rules, regulations or interpretations of the SEC such Guarantor would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, Brandbrew S.A. and/or Brandbev S.à r.l. will be entitled to amend or modify by execution of indentures supplemental to each indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by Brandbrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

Brandbrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, as described below under “—Guarantee Limitations,” accounted in aggregate for less than 0.1% of the total consolidated EBITDA, as defined, of the AB InBev Group for the six month period ended 30 June 2016 and approximately 0.2% of the total consolidated debt of AB InBev as of 30 June 2016.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l. (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)	the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the the AB InBev Notes issued under each indenture and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)	the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to by article 34 of the law dated 19 December 2002 on the commercial register and annual accounts, as amended (the “Luxembourg Law of 2002”) and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account (the “Luxembourg Regulation”)) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indenture or the Other Guaranteed Facilities (as defined below); and

(b)	the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to by article 34 of the Luxembourg Law of 2002 and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indenture or the Other Guaranteed Facilities.

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of Brandbrew S.A. under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended.

“Other Guaranteed Facilities” means: (1) any debt securities issued by Anheuser-Busch Companies under (a) the indenture dated 1 August 1995, between Anheuser-Busch Companies, LLC (formerly Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to Chemical Bank), as trustee, (b) the indenture, dated 1 July 2001, between Anheuser-Busch Companies, LLC (formerly Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee and (c) the indenture, dated 1 October 2007, between Anheuser-Busch Companies, LLC (formerly Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee; (2) the 2010 Senior Facility Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time); (3) the 2015 Senior Facilities Agreement; (4) any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €15,000,000,000 Euro Medium Term Note Programme originally entered into on 16 January 2009, as the same may be amended from time to time; (5) the debt securities issued pursuant to the indenture dated 12 January 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; (6) the debt securities issued pursuant to the indenture dated 16 October 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; (7) any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around 6 June 2011, as amended and restated on or around 20 August 2014; (8) any debt securities issued pursuant to the indentures dated 17 January 2013 and 25 January 2016 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; (9) any debt securities to be issued pursuant to the Indenture and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; and (10) any refinancing (in whole or part) of any of the above items or for the same or a lower amount.

Ranking

The AB InBev Notes are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The AB InBev Notes are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the AB InBev Notes, such Guarantor will make all payments in respect of the AB InBev Notes without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)	are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by any Guarantor from payment of principal or interest made by it;

(b)	are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the AB InBev Notes or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)	are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)	are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)	are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)	are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(h)	are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the AB InBev Notes shall be deemed to include any Additional Amounts, which may be payable as set forth in each indenture.

In addition, any amounts to be paid by the Issuer or any Guarantor on the AB InBev Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor any Issuer will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States.

Governing Law

The Indentures, the AB InBev Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

The Issuer and the Guarantors have irrevocably submitted to the non-exclusive jurisdiction of the courts of any U.S. state or federal court in the Borough of Manhattan in The City of New York, New York with respect to any legal suit, action or proceeding arising out of or based upon the Indenture, AB InBev Notes or Guarantees.

The Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under the Indenture. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if we default on the AB InBev Notes. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring AB InBev Notes to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor; St. Louis, Missouri 63101.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the AB InBev Notes or the Indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the Indenture and we would be required to appoint a successor trustee.

Substitution of an Issuer; Consolidation, Merger and Sale of Assets

(i) Any Issuer or Guarantor, without the consent of the Holders of any of the AB InBev Notes, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or (ii) an Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the AB InBev Notes (a “Substitute Issuer”); provided that:

(a)	the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or Guarantor’s respective obligations under the AB InBev Notes or the Guarantees, as the case may be, and each indenture, as applicable;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)	the Issuer is not in default of any payments due under the AB InBev Notes and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)	the obligations of the Substitute Issuer arising under or in connection with the AB InBev Notes and the Indenture are fully, irrevocably and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)	the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder), provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)	each stock exchange on which the AB InBev Notes are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such AB InBev Notes will continue to be listed on such stock exchange; and

(iv)	each rating agency that rates the AB InBev Notes, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such AB InBev Notes will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the debt securities or the Guarantees only with the consent of the holders of not less than a majority in aggregate principal amount of the AB InBev Notes then outstanding under (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any AB InBev Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any AB InBev Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the AB InBev Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each AB InBev Note so affected; or (b) reduce the aforesaid percentage of the consent of the Holders of which is required for any such agreement, without the consent of the Holders of the affected series of the AB InBev Notes then outstanding. To the extent that any changes directly affect fewer than all the series of the debt securities, only the consent of the holders of AB InBev Notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for AB InBev Notes;

•	to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture;

•	to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•	to add to the covenants of the Issuer or the Guarantors, for the benefit of the holders of AB InBev Notes, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the holders of AB InBev Notes;

•	to add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of holders of the AB InBev Notes with respect to such provision or (B) shall become effective only when there are no AB InBev Notes outstanding;

•	to modify the restrictions on and procedures for resale and other transfers of the AB InBev notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•	to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•	(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the AB InBev Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms hereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•	to “reopen” the AB InBev Notes and create and issue additional debt securities having identical terms and conditions as the AB InBev Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding AB InBev Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to the AB InBev Notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “—Guarantees” above;

•	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “—Guarantees” above; or

•	to make any other change that does not materially adversely affect the interests of the holders of the AB InBev Notes.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the AB InBev Notes or request a waiver.

Discharge of Indentures

The Indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the Indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•	all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption of the AB InBev Notes” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the Indenture.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S.

government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The Indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•	the Issuer or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the AB InBev Notes, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the AB InBev Notes then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•	the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the AB InBev Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•	the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their AB InBev Notes in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of AB InBev Notes beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such AB InBev Notes in carrying on a business in such jurisdiction of incorporation; and

•	the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance.”

Limitation on Liens

So long as the AB InBev Notes remain outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the AB InBev Notes (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the AB InBev Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)	Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)	Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the applicable indenture;

(h)	Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under each indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)	any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)	any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)	any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)	any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)	extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under each indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the AB InBev Notes, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the Indenture as described below under “Sale-Leaseback Financings” (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the AB InBev Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the AB InBev Notes (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the Indenture and other agreements relating thereto.

Sale-Leaseback Transactions Relating to Principal Plants

(a)

Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted

Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

(i)	the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property; and

(ii)	subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(A)	purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of AB InBev Notes equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(B)	repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(C)	expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(D)	effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

(b)	At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

(i)	an Officers’ Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(A)	the amount of AB InBev Notes theretofore redeemed and the amount of debt securities theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of AB InBev Notes purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(B)	the amount thereof previously credited under paragraph (d) below,

(C)	the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(D)	any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

(ii)	a deposit with the Trustee for cancellation of the AB InBev Notes then being surrendered as set forth in such certificate.

(c)	Notwithstanding the restriction of paragraph (a) above, the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate principal amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

(d)

The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire AB InBev Notes under this covenant, for the principal amount of any AB InBev Notes deposited with the Trustee for the purpose and also for the principal amount of (i) any AB InBev Notes theretofore redeemed at the option of the Parent Guarantor and (ii) any AB InBev Notes previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the AB InBev Notes.

(e)	For purposes of this covenant, the amount or the principal amount of AB InBev Notes which are issued with original issue discount shall be the principal amount of such AB InBev Notes that on the date of the purchase or redemption of such AB InBev Notes referred to in this covenant could be declared to be due and payable pursuant to the Indenture.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)	payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the AB InBev Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)	breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the AB InBev Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding AB InBev Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)	cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)	bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)	impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the AB InBev Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)	invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the AB InBev Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of AB InBev Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the AB InBev Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the AB InBev Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the AB InBev Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding AB InBev Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•	The Holders of not less than 25% in principal amount of all outstanding AB InBev Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding AB InBev Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and to make or cancel a declaration of acceleration.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences (i) of the exchange of SABMiller Notes for the AB InBev Notes pursuant to the exchange offers, (ii) of the ownership of the AB InBev Notes acquired in the exchange offers, and (iii) to holders of SABMiller Notes that do not tender their SABMiller Notes pursuant to the exchange offers. It applies to you only if (i) you participate in the exchange offers, you acquire your AB InBev Notes in the exchange offers and you hold your SABMiller Notes and AB InBev Notes as capital assets for U.S. federal income tax purposes or (ii) you do not participate in the exchange offers and you hold your SABMiller Notes as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	dealers in securities or currencies,

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

•	banks,

•	life insurance companies,

•	tax exempt organizations,

•	persons that hold the SABMiller Notes or the AB InBev Notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction,

•	persons that purchase or sell the SABMiller Notes or the AB InBev Notes as part of a wash sale for tax purposes, and

•	U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds the SABMiller Notes or the AB InBev Notes, the tax treatment of a partner in the partnership generally would depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the SABMiller Notes or the AB InBev Notes, you should consult your tax advisor regarding the tax consequences of the exchange offers and the ownership of AB InBev Notes.

This summary is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, and subject to change, possibly on a retroactive basis. In addition, this summary does not address any alternative minimum tax considerations, or any tax consequences arising out of the laws of any state, local or foreign jurisdiction.

Please consult your own tax advisor concerning the consequences of the exchange offers and of owning the AB InBev Notes, or of retaining the SABMiller Notes, in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Tax Consequences to Exchanging U.S. Holders

This subsection describes the tax consequences to a U.S. Holder that tenders SABMiller Notes for AB InBev Notes. You are a “U.S. Holder” if you are a beneficial owner of the SABMiller Notes and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Holder, or if you are a U.S. Holder that does not tender SABMiller Notes for AB InBev Notes, this subsection does not apply to you and you should refer to “Tax Consequences to Exchanging Non-U.S. Holders” or “Tax Consequences to Non-Exchanging Holders” below.

The Exchange Offers

Characterization of the Exchange of SABMiller Notes for AB InBev Notes. The exchange of the SABMiller Notes for the AB InBev Notes pursuant to the exchange offers will constitute a taxable disposition of the SABMiller Notes for U.S. federal income tax purposes if the exchange results in a “significant modification” of the SABMiller Notes. Treasury regulations provide that the substitution of a new obligor on a recourse debt instrument generally is a significant modification. As a result, under the Treasury regulations described above, the exchange of the SABMiller Notes for the AB InBev Notes pursuant to the exchange offers will constitute a significant modification of the terms of the SABMiller Notes under the “change in obligor” test.

Tax Consequences of the Early Participation Premium. The tax treatment of the portion of the Total Consideration attributable to the Early Participation Premium is uncertain. The portion of the Total Consideration attributable to the Early Participation Premium may be treated as additional consideration received for the SABMiller Notes, in which case the Early Participation Premium would be taken into account in determining your gain or loss in respect of the exchange. The portion of the Total Consideration attributable to the Early Participation Premium could conceivably be treated, however, as a separate fee, in which case the portion of the Total Consideration attributable to the Early Participation Premium would be treated as ordinary income and separately taxable. While the proper treatment of the portion of the Total Consideration attributable to the Early Participation Premium is not free from doubt, we intend to take the position that the portion of the Total Consideration attributable to the Early Participation Premium is paid to you as consideration for the SABMiller Notes and, except as otherwise noted below, the remainder of this discussion assumes that the portion of the Total Consideration attributable to the Early Participation Premium will be so treated.

General Tax Consequences of Exchange of SABMiller Notes for AB InBev Notes. You will recognize gain or loss (if any) on the exchange of SABMiller Notes for AB InBev Notes in an amount equal to the difference between the amount you realize on the exchange and your adjusted tax basis in the SABMiller Notes. The amount you realize in the exchange will equal the sum of (a) the issue price of the AB InBev Notes you receive in the exchange (determined in the manner described below), (b) any Early Participation Premium that you receive in the exchange and (c) any cash that you receive in lieu of fractional amounts of AB InBev Notes, minus (d) the accrued and unpaid interest on the SABMiller Notes at the time of the exchange.

Your adjusted tax basis in your SABMiller Notes will generally be the U.S. dollar cost of such notes, increased by any market discount previously included in income with respect to your SABMiller Notes and decreased (but not below zero) by bond premium that you have amortized with respect to the SABMiller Notes.

Except as described below with respect to accrued market discount, gain or loss generally will be capital gain or loss, and would be long-term capital gain or loss if your holding period for the SABMiller Notes is more than one year at the time of the exchange. Capital gain of a non-corporate U.S. holder generally would be taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

You will be considered to have acquired an SABMiller Note with market discount if the stated principal amount of such SABMiller Note exceeded your initial tax basis for such SABMiller Note by more than a de minimis amount. If your SABMiller Notes were acquired with market discount, any gain that you recognize on the exchange of SABMiller Notes for the AB InBev Notes would be treated as ordinary income to the extent of the market discount that accrued during your period of ownership, unless you previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes.

Amounts received as payment in respect of accrued and unpaid interest on SABMiller Notes exchanged for AB InBev Notes would be treated as ordinary income for U.S. federal income tax purposes to the extent not previously included in income.

Ownership of the AB InBev Notes—Generally

Pre-issuance accrued interest. A portion of the issue price of the AB InBev Notes will be attributable to pre-issuance accrued interest. An election may be made to decrease the issue price of the AB InBev Notes by the amount of the pre-issuance accrued interest. If this election is made, a portion of the first stated interest payment would be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the AB InBev Notes.

Payments of interest. Subject to the discussion above on pre-issuance accrued interest, stated interest on the AB InBev Notes generally will be taxable to you as ordinary income at the time that it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount. If the issue price of the AB InBev Notes is less than their principal amount by an amount more than or equal to the de minimis amount, your AB InBev Notes would be treated as issued with original issue discount (“OID”) in an amount equal to such difference. The issue price of the AB InBev Notes will depend on whether the AB InBev Notes will be treated as publicly traded for U.S. federal income tax purposes. We believe that the AB InBev Notes will be treated as publicly traded for U.S. federal income tax purposes, and the remainder of the discussion assumes such treatment. We accordingly believe, and intend to take the position, that the issue price of the AB InBev Notes will equal the fair market value of the AB InBev Notes on the issue date for U.S. federal income tax purposes. The de minimis amount equals 1/4 of 1% of the AB InBev Notes’ principal amount multiplied by the number of complete years to its maturity. You would be required to include such OID in income on a constant yield method over the term of the AB InBev Notes even if you have not received a cash payment in respect of the OID.

Bond Premium. If immediately after the exchange you have an initial tax basis in the AB InBev Notes in excess of the stated principal amount of the AB InBev Notes, the AB InBev Notes would be treated as issued with bond premium. Generally, you may elect to amortize such bond premium as an offset to stated interest income in respect of the AB InBev Notes, using a constant yield method prescribed under applicable Treasury regulations, over the remaining term of the AB InBev Notes. If you elect to amortize bond premium, you would reduce your basis in the AB InBev Notes by the amount of the premium used to offset stated interest. You should consult your tax advisor regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.

Sale, exchange or other disposition. Upon the sale, exchange or other disposition of AB InBev Notes, you would recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other disposition (excluding accrued but unpaid stated interest, which generally would be taxable as interest to the extent not previously included in income) and your adjusted tax basis in the AB InBev Notes. Your adjusted tax basis in the AB InBev Notes would be the issue price of the AB InBev Notes, increased by any OID previously included in income with respect to your AB InBev Notes, decreased (but not below zero) by bond premium that you have amortized with respect to the AB InBev Notes and decreased by any pre-issuance accrued interest that you have elected to reduce the issue price by.

Such gain or loss will be capital gain or loss, and would be long-term capital gain or loss if your holding period for the AB InBev Notes is more than one year at the time of the sale, exchange or other disposition. Your holding period for the AB InBev Notes would not include your holding period for the SABMiller Notes exchanged and will begin on the day after the completion of the exchange for U.S. federal income tax purposes. Capital gain of a non-corporate U.S. holder generally would be taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences to Exchanging Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. Holder that exchanges SABMiller Notes for AB InBev Notes. You are a Non-U.S. Holder if you are a beneficial owner of SABMiller Notes and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from an SABMiller Note.

Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

If you are a U.S. Holder or a Non-U.S. Holder that does not exchange SABMiller Notes for AB InBev Notes, this subsection does not apply to you.

The Exchange Offers

Gain characterized as capital gain. Subject to the discussions below in respect of backup withholding and the portion of the Total Consideration attributable to the Early Participation Premium, you generally would not be subject to U.S. federal income tax on gain realized through the exchange offers, unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain); in which case such gain would be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist; in which case the gain would be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable treaty), which may be offset by U.S.-source capital losses, provided you have timely filed U.S. federal income tax returns with respect to such losses.

If you are a corporate Non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

As discussed above under “Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—Tax Consequences of the Early Participation Premium,” however, the portion of the Total Consideration attributable to the Early Participation Premium could conceivably be treated as a separate fee, in which case the receipt of the portion of the Total Consideration attributable to the Early Participation Premium by a Non-U.S. Holder would be subject to U.S. federal withholding tax of 30%, unless reduced or eliminated by an applicable treaty. We intend to treat the portion of the Total Consideration attributable to the Early Participation Premium paid to non-U.S. Holders as additional consideration for the SABMiller Notes. Accordingly, we do not intend to withhold U.S. federal income tax from the portion of the Total Consideration attributable to the Early Participation Premium.

Gain characterized as interest income. If you are a Non-U.S. Holder of SABMiller Notes, and subject to the discussion of backup withholding below, you generally would not be subject to U.S. federal withholding tax upon the exchange in respect of a gain attributable to accrued but unpaid interest or accrued market discount provided you qualify for the exemption from U.S. federal income tax with respect to such interest. For the general requirements of the exemption, see “—Ownership of the AB InBev Notes—Payments of Interest,” below. If the interest is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain), such interest would be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder, and if you are a foreign corporation, may also be subject to an additional 30% branch profits tax (or lower applicable treaty rate).

Ownership of the AB InBev Notes

Payments of interest. Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-U.S. Holder of AB InBev Notes acquired through the exchange offers, interest on the AB InBev Notes paid to you would be exempt from U.S. federal income tax, including withholding tax, if:

(1)	you do not actually or constructively own 10% or more of the total combined voting power of all our classes of stock that are entitled to vote;

(2)	you are not a controlled foreign corporation that is related to us through stock ownership; and

(3)	the payor does not have actual knowledge or reason to know that you are a United States person and:

(a)	you have furnished to the payor an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person;

(b)	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a non-United States person;

(c)	the payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

(i)	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(ii)	a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS); or

(iii)	a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the AB InBev Notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS);

(d)	the payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business;

(i)	certifying to the payor under penalties of perjury that an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

(ii)	to which is attached a copy of the IRS Form W-8BEN, IRS Form W-8BEN-E or acceptable substitute form; or

(e)	the payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the AB InBev Notes in accordance with U.S. Treasury regulations.

Sale, exchange or other disposition of the AB InBev Notes. If you are a Non-U.S. Holder of AB InBev Notes acquired through the exchange offers, you generally would not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such AB InBev Notes, unless you fall into one of the exceptions discussed above under “Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers—Gain characterized as capital gain.”

Tax Consequences to Non-Exchanging Holders

The U.S. federal income tax treatment of holders who do not tender their SABMiller Notes pursuant to the exchange offers would depend upon whether the adoption of the proposed amendments to the applicable SABMiller Note Documents results in a “deemed” exchange of “old” SABMiller Notes for “new” SABMiller Notes (the “Amended Notes”) for U.S. federal income tax purposes to such non-exchanging holders. In general, the modification of a debt instrument would result in a deemed exchange of an “old” debt instrument for a “new” debt instrument (upon which gain or loss may be realized) if such modification is “significant” within the meaning of applicable Treasury regulations. Under these Treasury regulations, a modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights and obligations that are altered and the degree to which they are altered are “economically significant.” The Treasury regulations further provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury regulations do not, however, define “customary accounting or financial covenants.” If adoption of the proposed amendments does not constitute a significant modification of the SABMiller Notes, then holders should not recognize gain or loss as a result of the adoption of the proposed amendments. Although there is no authority directly on point and the matter is thus unclear, we intend to treat the adoption of the proposed amendments as not constituting a significant modification to the terms of the SABMiller Notes with respect to non-exchanging holders. There can be no assurance, however, that the IRS will not successfully challenge the position that we intend to take.

If the IRS successfully asserts that the adoption of the proposed amendments resulted in a deemed exchange of the “old” SABMiller Notes for Amended Notes to non-exchanging holders, whether such deemed exchange would be taxable to a non-exchanging holder would depend upon, among other things, whether such exchange qualifies as a tax-free recapitalization for U.S. federal income tax purposes. Such qualification is unclear and will depend, in part, on whether the SABMiller Notes are characterized as “securities” for U.S. federal tax purposes. If a deemed exchange does not qualify as a tax-free recapitalization, non-exchanging U.S. Holders would generally recognize taxable gain or loss (which loss may be subject to deferral under the “wash sale” provisions of the Code) on the deemed exchange. U.S. Holders should consult their tax advisors as to the possibility that any such deemed exchange could qualify as a recapitalization for U.S. federal income tax purposes and the amount and character of any gain or loss that would be recognized in the case of a taxable deemed exchange.

For Non-U.S. Holders who do not exchange their SABMiller Notes, there should be no material U.S. federal income tax consequences if the adoption of the proposed amendments is not treated as resulting in a deemed exchange (which is the position that we intend to take, as noted above). Even if the adoption of the proposed amendments results in a deemed exchange, Non-U.S. Holders generally would not be subject to U.S. federal income tax on such deemed exchange except as described above under “Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers.”

In light of the uncertainty of the applicable rules, non-exchanging holders should consult their tax advisors regarding the risk that adoption of the proposed amendments constitutes a significant modification for U.S. federal income tax purposes, the U.S. federal income tax consequences to them if the proposed amendments are so treated, the characterization of the “old” SABMiller Notes and Amended Notes as “securities” for U.S. federal income tax purposes and the U.S. federal income tax consequences of continuing to hold SABMiller Notes after the adoption of the proposed amendments.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. Holder, we and other payors may be required to report to the IRS payments of amounts received pursuant to the exchange offers, payments of principal of and any premium and interest on your SABMiller Notes and AB InBev Notes, and the accrual of OID, if any, on an AB InBev Note. In addition, we and other payors may be required to report to the IRS any payment of proceeds of the sale of your SABMiller Notes as part of the exchange and your AB InBev Notes before maturity. Additionally, unless you are an exempt recipient, backup withholding would apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-U.S. Holder, payments of amounts received pursuant to the exchange offers and payments of principal, premium, if any, or interest, including OID, made by us and other payors to you would not be subject to backup withholding and information reporting; provided that the certification requirements described above under “—Tax Consequences to Exchanging Non-U.S. Holders” are satisfied or you otherwise establish an exemption. However, we and other payors would be required to report payments of interest on your AB InBev Notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of AB InBev Notes effected at a United States office of a broker would not be subject to backup withholding and information reporting if (i) the payor or the broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, with respect to payments to a Non-U.S. Holder, payment of the proceeds from the sale of AB InBev Notes effected at a foreign office of a broker would not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting and backup withholding in the same manner as a sale within the United States if: (i) the broker has certain connections to the United States; (ii) the proceeds or confirmation are sent to a United States address; or (iii) the sale has certain other specified connections with the United States.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities (FATCA)

A 30% withholding tax may be imposed on certain payments to a holder or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on the holder’s behalf if such holder or such persons fail to comply with certain information reporting requirements (“FATCA withholding”). Such payments include U.S.-source interest and will include the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest, including the AB InBev Notes and the Amended Notes (if such notes are treated as “significantly modified”). Amounts that a holder receives on the AB InBev Notes or the Amended Notes could be affected by this withholding if such holder is subject to the information reporting requirements and fails to comply with them or if such holder holds the AB InBev Notes or the Amended Notes through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if such holder would not otherwise have been subject to withholding). However, withholding will not apply to payments of gross proceeds from a sale or other disposition of the AB InBev Notes or the Amended Notes before January 1, 2019. Accordingly, FATCA withholding will not apply to amounts that are paid to a holder upon a disposition of the SABMiller Notes pursuant to the exchange offers. Holders should consult their own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any jurisdiction that would permit a public offering of the AB InBev Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the SABMiller Notes or the AB InBev Notes in any jurisdiction where action for that purpose is required. Accordingly, the AB InBev Notes offered in the exchange offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the exchange offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either SABMiller Notes or AB InBev Notes in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to, Canada, the European Economic Area (including, without limitation, Belgium, France, Italy and the United Kingdom) and Hong Kong) may be restricted by law. Persons into whose possession this prospectus comes are required by us, the dealer managers and the exchange agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the exchange offers to be made by a licensed broker or dealer and the dealer managers or any of their affiliates is a licensed broker or dealer in any such jurisdiction, such exchange offers shall be deemed to be made by such dealer manager or such affiliate (as the case may be) on our behalf in such jurisdiction.

The AB InBev Notes will be issued only in minimum denominations of $1,000 and whole multiples of $1,000 thereafter. See “Description of the AB InBev Notes and Guarantees—General.” We will not accept tenders of SABMiller Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of AB InBev Notes below the applicable minimum denomination.

Belgium

Neither this prospectus nor any other documents or materials relating to the exchange offers have been submitted to or will be submitted for approval or recognition to the Belgian Financial Services and Markets Authority and, accordingly, the exchange offers may not be made in Belgium by way of a public offering, as defined in Articles 3 and 6 of the Belgian Law of April 1, 2007 on public takeover bids (the “Belgian Takeover Law”) or as defined in Article 3 of the Belgian Law of 16 June 2006 on the public offer of placement instruments and the admission to trading of placement instruments on regulated markets (the “Belgian Prospectus Law”), both as amended or replaced from time to time. Accordingly, the exchange offers may not be advertised and the exchange offers will not be extended, and neither this prospectus nor any other documents or materials relating to the exchange offers (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium other than (i) to persons which are “qualified investors” in the sense of Article 10 of the Belgian Prospectus Law, acting on their own account; or (ii) in any other circumstances set out in Article 6, §4 of the Belgian Takeover Law and Article 3, §4 of the Belgian Prospectus Law. This prospectus has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the exchange offers. Accordingly, the information contained in this prospectus may not be used for any other purpose or disclosed to any other person in Belgium.

Canada

The AB InBev Notes may be offered in Canada only to individuals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the AB InBev Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a holder with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the holder within the time limit prescribed by the securities legislation of the holder’s province or territory. The holder should refer to any applicable provisions of the securities legislation of the holder’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the dealer managers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

This prospectus has been prepared on the basis that all offers of AB InBev Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of AB InBev Notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of AB InBev Notes that are the subject of the exchange offers contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any dealer managers to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor any dealer manager has authorized, nor do we or any dealer manager authorize, the making of any offer of AB InBev Notes in circumstances in which an obligation arises for us or the dealer managers to publish a prospectus for such offer.

Any offer of the AB InBev Notes made to holders of the SABMiller Notes which are located or resident in any Member State of the European Economic Area which has implemented the Prospectus Directive will be addressed to holders which are qualified investors as defined in the Prospectus Directive. Any holder that is not a qualified investor will not be able to participate in the exchange offers.

France

The exchange offers are not being made, directly or indirectly, to the public in the Republic of France (“France”). Neither this prospectus nor any other documents or materials relating to the exchange offers have been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) other than individuals, in each case acting on their own account and all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 of the French Code Monétaire et Financier, are eligible to participate in the exchange offers. This prospectus and any other document or material relating to the exchange offers have not been and will not be submitted for clearance to nor approved by the Autorité des marchés financiers.

Hong Kong

The AB InBev Notes may not be offered by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the AB InBev Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to AB InBev Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus is strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by you to any other person in Hong Kong or used for any purpose in Hong Kong other than in connection with your consideration of the exchange offers.

Italy

None of the exchange offers, this prospectus or any other documents or materials relating to the exchange offers or the AB InBev Notes have been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”).

The exchange offers are being carried out in the Republic of Italy as exempted offers pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 3 and 4, of CONSOB Regulation No. 11971 of 14 May 1999, as amended (the “Issuers’ Regulation”), as the case may be.

Noteholders or beneficial owners of the SABMiller Notes can offer to exchange SABMiller Notes pursuant to the exchange offers through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the SABMiller Notes, the AB InBev Notes, the exchange offers or this prospectus.

United Kingdom

Neither the communication of this prospectus nor any other offering material relating to the exchange offers is being made, and this prospectus has not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act (“FSMA”). Accordingly, this prospectus is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Order; or (iii) persons who are within Article 43(2) of the Order; or (iv) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The AB InBev Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents and may not participate in the exchange offers.

VALIDITY OF NOTES

The validity of the AB InBev Notes will be passed upon for AB InBev by Sullivan & Cromwell LLP, London, England. Sullivan & Cromwell LLP from time to time performs legal services for AB InBev.

EXPERTS

The financial statements of AB InBev as of 31 December 2015 and 2014 and for each of the three years in the period ended 31 December 2015 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of 31 December 2015 incorporated herein by reference to the Annual Report on Form 20-F for the year ended 31 December 2015 have been so incorporated in reliance on the reports of PwC Bedrijfsrevisoren BCVBA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PwC Bedrijfsrevisoren BCVBA (Sint-Stevens-Woluwe, Belgium) is a member of the Institut des Réviseurs d’Entreprises/Instituut der Bedrijfsrevisoren.

The consolidated financial statements of SABMiller Limited (formerly SABMiller plc) as of 31 March 2016 and 2015 and for the years ended 31 March 2016, 2015 and 2014 incorporated herein by reference to the Registration Statement filed with the SEC on 26 August 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Consent to the inclusion in this prospectus of such reports by PwC Bedrijfsrevisoren BCVBA and PricewaterhouseCoopers LLP have been filed as Exhibits 23.1 and 23.2, respectively, to this Form F-4.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

OFFERS TO EXCHANGE

ALL OUTSTANDING NOTES OF SABMILLER

AND SOLICITATIONS OF CONSENTS TO AMEND

THE RELATED INDENTURES

PROSPECTUS

The exchange agent and information agent for the exchange offers and consent solicitations for the SABMiller Notes is:

Global Bondholder Services

Corporation

By Facsimile (Eligible Institutions Only):

(212) 430-3775 or (212) 430-3779

By Mail or Hand:

65 Broadway—Suite 404

New York, New York 10006

Banks and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll-Free: (866) 470-3900

By E-mail:

contact@gbsc-usa.com

Any questions or requests for assistance may be directed to the dealer managers at the addresses and telephone numbers set forth below. Requests for additional copies of this prospectus may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and consent solicitations.

The dealer managers for the exchange offers and the solicitation agents for the consent solicitations for the

SABMiller Notes are:

BofA Merrill Lynch	Citigroup Global Markets, Inc.	Deutsche Bank Securities Inc.

214 North Tryon Street, 14th Floor Charlotte, NC 28255 U.S.A.	390 Greenwich Street, 1st Floor New York, NY 10013 U.S.A.	60 Wall Street New York, NY 10005 U.S.A.

Attention: Liability Management Group	Attention: Liability Management Group	Attention: Liability Management Group

By Telephone: (888) 292-0070 (toll-free) (980) 683-3215 (collect)	By Telephone: (800) 558-3745 (toll-free) (212) 723-6106 (collect)	By Telephone: (866) 627-0391 (toll-free) (212) 250-2955 (collect)

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Group Coverage and Policy

As the parent company of the AB InBev Group, Anheuser-Busch InBev SA/NV has undertaken to indemnify its directors, officers and employees against any and all expenses (including, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification by Anheuser-Busch InBev SA/NV), judgments, fines, penalties, settlements and other amounts actually and reasonably incurred by any such director, officer and employee in connection with the defense or settlement of any proceeding brought (i) by a third party or (ii) by Anheuser-Busch InBev SA/NV or by shareholders or other third parties in the right of Anheuser-Busch InBev SA/NV. Such indemnification applies if, with respect to the acts or omissions of such director, officer and employee, he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of Anheuser-Busch InBev SA/NV and, in the case of a criminal action or proceeding, he or she had no reason to believe that his or her conduct was unlawful. For these purposes, “proceeding” refers to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative to which a director, officer or employee is a party or is threatened to be made a party by reason of the fact that he or she was a director or an agent of Anheuser-Busch InBev SA/NV or of one of its subsidiaries or by reason of anything done or not done by him or her in such capacity.

No determination in any proceeding by judgment, order, settlement or conviction or otherwise shall, of itself, create a presumption that such director, officer or employee did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of Anheuser-Busch InBev SA/NV and, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

In addition, we have a liability insurance policy that covers all past, present and future directors and officers of Anheuser-Busch InBev SA/NV and its subsidiaries, which are those entities in which it holds more than 50% of the voting rights, or of which it can individually, or under a written shareholders’ agreement, appoint the majority of the board of directors. The insurance covers defense costs and financial damages such directors or officers are legally obliged to pay as a result of any claim against them. A “claim” for these purposes includes all requests against the directors and officers, including (i) a civil proceeding; (ii) a criminal proceeding; (iii) a formal administrative or regulatory proceeding; and (iv) a written request by a third party.

Delaware Registrants

Anheuser-Busch InBev Finance Inc. and Anheuser-Busch InBev Worldwide Inc.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof) or the stockholders, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person under the DGCL.

The DGCL permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The Certificates of Incorporation of Anheuser-Busch InBev Finance Inc. and Anheuser-Busch InBev Worldwide Inc. each provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of such company (or was serving at the request of such company as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by such company to the full extent authorized or permitted by Delaware law. The Certificates of Incorporation also provide that such company may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements), and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.

Anheuser-Busch Companies, LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Operating Agreement of Anheuser-Busch Companies, LLC provides that Anheuser-Busch Companies, LLC shall indemnify each person or entity who was or is a party defendant, in a pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Anheuser-Busch Companies, LLC) by reason of the fact that he or she is or was a member of Anheuser-Busch Companies, LLC; a member of the board of managers of Anheuser-Busch Companies, LLC (or a member of the board of directors of Anheuser-Busch Companies, LLC’s predecessor, Anheuser-Busch Companies, Inc.); an officer, employee or agent of Anheuser-Busch Companies, LLC (or of Anheuser-Busch Companies, Inc.); or is or was serving at the request of Anheuser-Busch Companies, LLC (or of Anheuser-Busch Companies, Inc.), for instant expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding to the fullest extent allowed by all applicable law. In addition, no member of the board of managers or officer of Anheuser-Busch Companies, LLC (or of Anheuser-Busch Companies, Inc.) shall be liable to Anheuser-Busch Companies, LLC or its member for any act or omission of the board of managers or such officer, the effect of which may cause or result in loss or damage to Anheuser-Busch Companies, LLC or its members, if done or omitted in good faith to promote the best interests of Anheuser-Busch Companies, LLC (or of Anheuser-Busch Companies, Inc.).

Belgian Registrants

Anheuser-Busch InBev SA/NV and Cobrew NV are incorporated under the laws of Belgium. Under Belgian law, the directors of a company may be liable for damages to the company in case of improper performance of their duties. The directors of Anheuser-Busch InBev SA/NV and Cobrew NV may be liable to us and to third parties for infringement of our articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable.

Luxembourg Registrants

A Luxembourg company may be held liable for criminal offenses where a crime or an offense has been committed in the name and for the benefit of such company, by one of its legal organs or one or more member(s) of such organs (e.g., one or more of its legal or de facto directors or managers). As Luxembourg provisions do not exclude accumulation of liabilities, the natural persons who are the authors or accomplices of the crime or the offense may also be subject to criminal liability.

Luxembourg law does not contain provisions regarding the indemnification of directors and officers.

According to Luxembourg employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him or her in the execution of his or her duties under an employment agreement, unless the losses and expenses arise from the employee’s gross negligence or willful misconduct.

Brandbrew S.A.

Brandbrew S.A. is incorporated as a société anonyme under the laws of Luxembourg. Directors of a Luxembourg société anonyme may be held personally liable as directors for their acts in such capacity in, amongst others, the following circumstances:

1)	to the company (on a contractual basis), but not to third parties, for the execution of their mandate and for mismanagement; and

2)	in fault-based tort to third parties (provided that the latter demonstrate that an individual prejudice was suffered as a direct result thereof) and, on a contractual basis, to the company for a breach of the legal or regulatory provisions applicable to companies or of the articles of association of the company.

The articles of association of Brandbrew S.A. contain the following indemnification provision (which, from a Luxembourg point of view, only applies for civil liability—as opposed to criminal liability) for directors and officers of the company (the following is an unofficial translation):

“The Company shall indemnify any director or officer and his or her heirs, executors and administrators against any expenses reasonably incurred by him or her in connection with any judicial action, suit or proceeding to which he or she may be made a defendant by reason of him of her being or having been director or officer of the Company, or, at the request of the Company, any other company of which the Company is a shareholder or creditor and by which he or she is not entitled to be indemnified, except in relation to matters as to which he or she shall be finally adjudged in such judicial action, suit or proceeding to be liable for gross negligence or for having breached his or her duties towards the company. In the event of a settlement, indemnification shall be provided only in connection with such matters as are covered by the settlement and only if the Company has been advised by its legal counsel that the person to be indemnified has not breached his or her duties towards the company. The foregoing right of indemnification shall not exclude other rights to which the aforementioned persons to be indemnified may be entitled.”

Brandbev S.à r.l.

Brandbev S.à r.l. is incorporated as a société à responsabilité limitée incorporated under the laws of Luxembourg. Managers of a Luxembourg société à responsabilité limitée may be held personally liable as managers for their acts in such capacity in, amongst others, the following circumstances:

1)	to the company (on a contractual basis), but not to third parties, for the execution of their mandate and for mismanagement; and

2)	in fault-based tort to third parties (provided that the latter demonstrate that an individual prejudice was suffered as a direct result thereof) and, on a contractual basis, to the company for a breach of the legal or regulatory provisions applicable to companies or of the articles of association of the company.

The articles of association of Brandbev S.à r.l. do not contain any indemnification provisions.

Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1*	Articles of Association of Anheuser-Busch InBev SA/NV (English-language translation) (incorporated by reference to Exhibit 99.4 to the Form 6-K filed by Anheuser-Busch InBev SA/NV on 11 October 2016 at 5:07 p.m. EDT).

4.1*	Form of Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

4.2*	Form of First Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 6.500% Notes due 2018.

4.3*	Form of Second Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 2.200% Notes due 2018.

4.4*	Form of Third Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Floating Rate Notes due 2018.

4.5*	Form of Fourth Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 3.750% Notes due 2022.

Exhibit No.	Description

4.6*	Form of Fifth Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 6.625% Notes due 2033.

4.7*	Form of Sixth Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 5.875% Notes due 2035.

4.8*	Form of Seventh Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 4.950% Notes due 2042.

4.9*	Fiscal and Paying Agency Agreement, dated as of 17 July 2008, between SABMiller plc and The Bank of New York Mellon.

4.10*	Fixed Rate Fiscal and Paying Agency Agreement, dated as of 13 August 2013, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon.

4.11*	Floating Rate Fiscal and Paying Agency Agreement, dated as of 13 August 2013, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon.

4.12*	Fiscal and Paying Agency Agreement, dated as of 17 January 2012, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon, in respect of USD 2,500,000,000 3.750% Notes due 2022.

4.13*	Fiscal and Paying Agency Agreement, dated as of 13 August 2003, among SABMiller plc, Miller Brewing Company, SABMiller Finance B.V. and JPMorgan Chase Bank.

4.14*	Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 26 May 2004, among Miller Brewing Company, MBC1, LLC, MBC2, LLC, Miller Products Company, Miller Breweries East, Inc., Miller Breweries West LP and JPMorgan Chase Bank.

4.15*	Second Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 28 March 2008, among SABMiller plc, SABMiller Finance B.V., Miller Brewing Company, MBC1, LLC, MBC2, LLC, Miller Products Company, Miller Breweries East, Inc., Miller Breweries West LP and The Bank of New York.

4.16*	Third Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 30 June 2008, among SABMiller plc, Miller Brewing Company, MBC1, LLC, MBC2, LLC, Miller Products Company, LLC, Miller Breweries East, LLC, Miller Breweries West LP and The Bank of New York.

4.17*	Fourth Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 1 July 2008, among SABMiller plc, Miller Brewing Company, MillerCoors LLC and The Bank of New York Mellon.

4.18*	Fifth Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 10 September 2010, among SABMiller plc, MillerCoors LLC and The Bank of New York Mellon.

4.19*	Sixth Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 4 August 2016, among SABMiller plc, SABMiller Holdings Inc. and The Bank of New York Mellon.

4.20*	Seventh Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 12 August 2016, among SABMiller plc, MillerCoors LLC, SABMiller Holdings Inc. and The Bank of New York Mellon.

4.21*	Indenture, dated as of June 28, 2005, among FBG Finance Pty Ltd (formerly FBG Finance Limited), Foster’s Group Pty Ltd (formerly Fosters Group Limited) and Deutsche Bank Trust Company Americas.

Exhibit No.	Description

4.22*	301 Certificate issued under the Indenture, dated as of June 28, 2005, among FBG Finance Pty Ltd (formerly FBG Finance Limited), Foster’s Group Pty Ltd (formerly Fosters Group Limited) and Deutsche Bank Trust Company Americas.

4.23*	Fiscal and Paying Agency Agreement, dated as of 17 January 2012, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon, in respect of USD 1,500,000,000 4.950% Notes due 2042

4.24*	Form of First Supplemental Fiscal and Paying Agency Agreement to the Fiscal and Paying Agency Agreement, dated as of 17 July 2008, between SABMiller plc and The Bank of New York Mellon.

4.25*	Form of First Supplemental Fiscal and Paying Agency Agreement to the Fixed Rate Fiscal and Paying Agency Agreement, dated as of 13 August 2013, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon.

4.26*	Form of First Supplemental Fiscal and Paying Agency Agreement to the Floating Rate Fiscal and Paying Agency Agreement, dated as of 13 August 2013, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon.

4.27*	Form of First Supplemental Fiscal and Paying Agency Agreement to the Fiscal and Paying Agency Agreement, dated as of 17 January 2012, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon, in respect of USD 2,500,000,000 3.750% Notes due 2022.

4.28*	Form of Eighth Supplemental 2033 Fiscal and Paying Agency Agreement to the Fiscal and Paying Agency Agreement, dated as of 13 August 2003, among SABMiller plc, Miller Brewing Company, SABMiller Finance B.V. and JPMorgan Chase Bank.

4.29*	Form of First Supplemental Indenture to the Indenture, dated as of 28 June 2005, among FBG Finance Pty Ltd (formerly FBG Finance Limited), Foster’s Group Pty Ltd (formerly Fosters Group Limited) and Deutsche Bank Trust Company Americas.

4.30*	Form of First Supplemental Fiscal and Paying Agency Agreement to the Fiscal and Paying Agency Agreement, dated as of 17 January 2012, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon, in respect of USD 1,500,000,000 4.950% Notes due 2042.

5.1*	Opinion of Sullivan & Cromwell LLP, New York, New York, United States of America.

5.2*	Opinion of Clifford Chance LLP, Brussels, Belgium, with respect to Anheuser-Busch InBev SA/NV and Cobrew NV.

5.3*	Opinion of Clifford Chance SCS, Luxembourg, Luxembourg with respect to Brandbrew S.A. and Brandbev S.à r.l.

12.1*	Ratio of Earnings to Fixed Charges (included herein).

23.1*	Consent of PwC Bedrijfsrevisoren BCVBA relating to the financial statements of Anheuser-Busch InBev SA/NV.

23.2*	Consent of PricewaterhouseCoopers LLP relating to the financial statements of SABMiller Limited (formerly SABMiller plc).

23.3*	Consent of Deloitte Touche Tohmatsu relating to the financial statements of Ambev S.A.

23.4*	Consent of Sullivan & Cromwell LLP, New York, NY, United States of America (included as part of its opinion filed as Exhibit 5.1 hereto).

23.5*	Consent of Clifford Chance LLP, Brussels, Belgium, with respect to Anheuser-Busch InBev SA/NV and Cobrew NV (included as part of its opinion filed as Exhibit 5.2 hereto).

Exhibit No.	Description

23.6*	Consent of Clifford Chance SCS, Luxembourg, Luxembourg with respect to Brandbrew S.A. and Brandbev S.à r.l. (included as part of its opinion filed as Exhibit 5.3 hereto).

24.1*	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev SA/NV.

24.2*	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev Worldwide Inc.

24.3*	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev Finance Inc.

24.4*	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev Companies, LLC.

24.5*	Powers of Attorney of certain Directors and Officers of Cobrew NV.

24.6*	Powers of Attorney of certain Directors and Officers of Brandbrew S.A.

24.7*	Powers of Attorney of certain Directors and Officers of Brandbev S.à r.l.

24.8*	Powers of Attorney of Authorized Representative in the United States.

25.1*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to Exhibit 4.1.

*	Previously filed.

Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

•	Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(e), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Leuven, Belgium, on December 1, 2016.

ANHEUSER-BUSCH INBEV SA/NV

By:	/s/ Benoit Loore
Name:	Benoit Loore
Title:	Authorized Signatory
Anheuser-Busch InBev SA/NV

By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Authorized Signatory
Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on December 1, 2016.

Signature	Title

* Carlos Brito	Chief Executive Officer (Principal Executive Officer)

* Felipe Dutra	Chief Financial and Technology Officer (Principal Financial Officer and Principal Accounting Officer)

* Oliver Goudet	Chairman of the Board of Directors

* María Asuncion Aramburuzabala	Member of the Board of Directors

* Alexandre Behring	Member of the Board of Directors

* M. Michele Burns	Member of the Board of Directors

* Paul Cornet de Ways Ruart	Member of the Board of Directors

* Stéfan Descheemaeker	Member of the Board of Directors

* Paulo Alberto Lemann	Member of the Board of Directors

* Elio Leoni Sceti	Member of the Board of Directors

Signature	Title

* Carlos Alberto Sicupira	Member of the Board of Directors

* Grégoire de Spoelberch	Member of the Board of Directors

* Marcel Herrmann Telles	Member of the Board of Directors

* Alexandre Van Damme	Member of the Board of Directors

* William F. Gifford, Jr.	Member of the Board of Directors

* Martin J. Barrington	Member of the Board of Directors

* Alejandro Santo Domingo Dávila	Member of the Board of Directors

*By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the registrant in the United States has signed this registration statement in Leuven, Belgium, on December 1, 2016.

ANHEUSER-BUSCH INBEV SA/NV (Authorized Representative)

By:	*
	Name:	Augusto Lima
	Title:	Global Legal Director Anheuser-Busch InBev Services, LLC

*By:	/s/ Jan Vandermeersch
	Name:	Jan Vandermeersch
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on December 1, 2016.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By:	/s/ Gabriel Ventura
Name:	Gabriel Ventura
Title:	Authorized Officer
Anheuser-Busch InBev Worldwide Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on December 1, 2016.

Signature	Title

* Joao Castro Neves	President, Chief Executive Officer and Director (Principal Executive Officer)

* Nelson Jamel	Vice President, Finance (Principal Financial Officer)

* Jeffrey D. Karrenbrock	Vice President, Controller (Principal Accounting Officer)

* Katherine Barrett	Director

*By:	/s/ Augusto Lima
Name:	Augusto Lima
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on December 1, 2016.

ANHEUSER-BUSCH INBEV FINANCE INC.

By:	/s/ Gabriel Ventura
Name:	Gabriel Ventura
Title:	Authorized Officer
Anheuser-Busch InBev Finance Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on December 1, 2016.

Signature	Title

* Fernando Tennenbaum	Chairman of the Board of Directors

* Lucas Lira	Member of the Board of Directors

* Matthew Amer	Member of the Board of Directors

* Gabriel Ventura	Member of the Board of Directors (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Augusto Lima
Name:	Augusto Lima
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on December 1, 2016.

ANHEUSER-BUSCH COMPANIES, LLC

By:	/s/ Gabriel Ventura
Name:	Gabriel Ventura
Title:	Authorized Officer
Anheuser-Busch Companies, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on December 1, 2016.

Signature	Title

* Joao Castro Neves	President, Chief Executive Officer and Director (Principal Executive Officer)

* Nelson Jamel	Vice President, Finance (Principal Financial Officer)

* Jeffrey D. Karrenbrock	Vice President, Controller (Principal Accounting Officer)

* Katherine Barrett	Director

*By:	/s/ Augusto Lima
Name:	Augusto Lima
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Leuven, Belgium, on December 1, 2016.

COBREW NV

By:	/s/ Benoit Loore
Name:	Benoit Loore
Title:	Authorized Officer
Cobrew NV

By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Authorized Officer Cobrew NV

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on December 1, 2016.

Signature	Title

* Octavio Grisolia Chino	Member of the Board of Directors

* Ann Randon	Member of the Board of Directors (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

* Benoit Loore	Member of the Board of Directors

* Frederik Rogge	Member of the Board of Directors

*By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the registrant in the United States has signed this registration statement in Leuven, Belgium, on December 1, 2016.

COBREW NV (Authorized Representative)

By:	*
	Name:	Augusto Lima
	Title:	Global Legal Director Anheuser-Busch InBev Services, LLC

*By:	/s/ Benoit Loore
	Name:	Benoit Loore
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Leuven, Belgium, on December 1, 2016.

BRANDBREW S.A.

By:	/s/ Benoit Loore
Name:	Benoit Loore
Title:	Authorized Officer
Brandbrew S.A.

By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Authorized Officer
Brandbrew S.A.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on December 1, 2016.

Signature	Title

* Gert Bert Maria Magis	Member of the Board of Directors

Octavio Grisolia Chino	Member of the Board of Directors

* Yann Callou	Member of the Board of Directors

* Yannick Bomans	Member of the Board of Directors (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the registrant in the United States has signed this registration statement in Leuven, Belgium, on December 1, 2016.

BRANDBREW S.A. (Authorized Representative)

By:	*
	Name:	Augusto Lima
	Title:	Global Legal Director Anheuser-Busch InBev Services, LLC

*By:	/s/ Benoit Loore
	Name:	Benoit Loore
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Leuven, Belgium, on December 1, 2016.

BRANDBEV S.À R.L.

By:	/s/ Benoit Loore
Name:	Benoit Loore
Title:	Authorized Officer
Brandbev S.à R.L.

By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Authorized Officer
Brandbev S.à R.L.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on December 1, 2016.

Signature	Title

* Gert Bert Maria Magis	Member of the Board of Directors

* Yann Callou	Member of the Board of Directors

* Yannick Bomans	Member of the Board of Directors (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the registrant in the United States has signed this registration statement in Leuven, Belgium, on December 1, 2016.

BRANDBEV S.À R.L. (Authorized Representative)

By:	*
	Name:	Augusto Lima
	Title:	Global Legal Director Anheuser-Busch InBev Services, LLC

*By:	/s/ Benoit Loore
	Name:	Benoit Loore
	Title:	Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

3.1*	Articles of Association of Anheuser-Busch InBev SA/NV (English-language translation) (incorporated by reference to Exhibit 99.4 to the Form 6-K filed by Anheuser-Busch InBev SA/NV on 11 October 2016 at 5:07 p.m. EDT).

4.1*	Form of Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

4.2*	Form of First Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 6.500% Notes due 2018.

4.3*	Form of Second Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 2.200% Notes due 2018.

4.4*	Form of Third Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Floating Rate Notes due 2018.

4.5*	Form of Fourth Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 3.750% Notes due 2022.

4.6*	Form of Fifth Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 6.625% Notes due 2033.

4.7*	Form of Sixth Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 5.875% Notes due 2035.

4.8*	Form of Seventh Supplemental Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 4.950% Notes due 2042.

4.9*	Fiscal and Paying Agency Agreement, dated as of 17 July 2008, between SABMiller plc and The Bank of New York Mellon.

4.10*	Fixed Rate Fiscal and Paying Agency Agreement, dated as of 13 August 2013, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon.

4.11*	Floating Rate Fiscal and Paying Agency Agreement, dated as of 13 August 2013, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon.

4.12*	Fiscal and Paying Agency Agreement, dated as of 17 January 2012, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon, in respect of USD 2,500,000,000 3.750% Notes due 2022.

4.13*	Fiscal and Paying Agency Agreement, dated as of 13 August 2003, among SABMiller plc, Miller Brewing Company, SABMiller Finance B.V. and JPMorgan Chase Bank.

4.14*	Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 26 May 2004, among Miller Brewing Company, MBC1, LLC, MBC2, LLC, Miller Products Company, Miller Breweries East, Inc., Miller Breweries West LP and JPMorgan Chase Bank.

Exhibit No.	Description

4.15*	Second Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 28 March 2008, among SABMiller plc, SABMiller Finance B.V., Miller Brewing Company, MBC1, LLC, MBC2, LLC, Miller Products Company, Miller Breweries East, Inc., Miller Breweries West LP and The Bank of New York.

4.16*	Third Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 30 June 2008, among SABMiller plc, Miller Brewing Company, MBC1, LLC, MBC2, LLC, Miller Products Company, LLC, Miller Breweries East, LLC, Miller Breweries West LP and The Bank of New York.

4.17*	Fourth Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 1 July 2008, among SABMiller plc, Miller Brewing Company, MillerCoors LLC and The Bank of New York Mellon.

4.18*	Fifth Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 10 September 2010, among SABMiller plc, MillerCoors LLC and The Bank of New York Mellon.

4.19*	Sixth Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 4 August 2016, among SABMiller plc, SABMiller Holdings Inc. and The Bank of New York Mellon.

4.20*	Seventh Supplemental 2033 Fiscal and Paying Agency Agreement, dated as of 12 August 2016, among SABMiller plc, MillerCoors LLC, SABMiller Holdings Inc. and The Bank of New York Mellon.

4.21*	Indenture, dated as of June 28, 2005, among FBG Finance Pty Ltd (formerly FBG Finance Limited), Foster’s Group Pty Ltd (formerly Fosters Group Limited) and Deutsche Bank Trust Company Americas.

4.22*	301 Certificate issued under the Indenture, dated as of June 28, 2005, among FBG Finance Pty Ltd (formerly FBG Finance Limited), Foster’s Group Pty Ltd (formerly Fosters Group Limited) and Deutsche Bank Trust Company Americas.

4.23*	Fiscal and Paying Agency Agreement, dated as of 17 January 2012, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon, in respect of USD 1,500,000,000 4.950% Notes due 2042

4.24*	Form of First Supplemental Fiscal and Paying Agency Agreement to the Fiscal and Paying Agency Agreement, dated as of 17 July 2008, between SABMiller plc and The Bank of New York Mellon.

4.25*	Form of First Supplemental Fiscal and Paying Agency Agreement to the Fixed Rate Fiscal and Paying Agency Agreement, dated as of 13 August 2013, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon.

4.26*	Form of First Supplemental Fiscal and Paying Agency Agreement to the Floating Rate Fiscal and Paying Agency Agreement, dated as of 13 August 2013, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon.

4.27*	Form of First Supplemental Fiscal and Paying Agency Agreement to the Fiscal and Paying Agency Agreement, dated as of 17 January 2012, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon, in respect of USD 2,500,000,000 3.750% Notes due 2022.

4.28*	Form of Eighth Supplemental 2033 Fiscal and Paying Agency Agreement to the Fiscal and Paying Agency Agreement, dated as of 13 August 2003, among SABMiller plc, Miller Brewing Company, SABMiller Finance B.V. and JPMorgan Chase Bank.

4.29*	Form of First Supplemental Indenture to the Indenture, dated as of 28 June 2005, among FBG Finance Pty Ltd (formerly FBG Finance Limited), Foster’s Group Pty Ltd (formerly Fosters Group Limited) and Deutsche Bank Trust Company Americas.

4.30*	Form of First Supplemental Fiscal and Paying Agency Agreement to the Fiscal and Paying Agency Agreement, dated as of 17 January 2012, among SABMiller Holdings Inc., SABMiller plc and The Bank of New York Mellon, in respect of USD 1,500,000,000 4.950% Notes due 2042.

Exhibit No.	Description

5.1*	Opinion of Sullivan & Cromwell LLP, New York, New York, United States of America.

5.2*	Opinion of Clifford Chance LLP, Brussels, Belgium, with respect to Anheuser-Busch InBev SA/NV and Cobrew NV.

5.3*	Opinion of Clifford Chance SCS, Luxembourg, Luxembourg with respect to Brandbrew S.A. and Brandbev S.à r.l.

12.1*	Ratio of Earnings to Fixed Charges (included herein).

23.1*	Consent of PwC Bedrijfsrevisoren BCVBA relating to the financial statements of Anheuser-Busch InBev SA/NV.

23.2*	Consent of PricewaterhouseCoopers LLP relating to the financial statements of SABMiller Limited (formerly SABMiller plc).

23.3*	Consent of Deloitte Touche Tohmatsu relating to the financial statements of Ambev S.A.

23.4*	Consent of Sullivan & Cromwell LLP, New York, NY, United States of America (included as part of its opinion filed as Exhibit 5.1 hereto).

23.5*	Consent of Clifford Chance LLP, Brussels, Belgium, with respect to Anheuser-Busch InBev SA/NV and Cobrew NV (included as part of its opinion filed as Exhibit 5.2 hereto).

23.6*	Consent of Clifford Chance SCS, Luxembourg, Luxembourg with respect to Brandbrew S.A. and Brandbev S.à r.l. (included as part of its opinion filed as Exhibit 5.3 hereto).

24.1*	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev SA/NV.

24.2*	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev Worldwide Inc.

24.3*	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev Finance Inc.

24.4*	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev Companies, LLC.

24.5*	Powers of Attorney of certain Directors and Officers of Cobrew NV.

24.6*	Powers of Attorney of certain Directors and Officers of Brandbrew S.A.

24.7*	Powers of Attorney of certain Directors and Officers of Brandbev S.à r.l.

24.8*	Powers of Attorney of Authorized Representative in the United States.

25.1*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to Exhibit 4.1.

*	Previously filed.